Exhibit 10.1

Execution Version

SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT

among

MOBILE MINI, INC.,

THE OTHER BORROWERS AND GUARANTORS PARTY HERETO,

THE VARIOUS LENDERS PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT

Dated as of March 22, 2019

DEUTSCHE BANK SECURITIES INC.,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC and

BANK OF THE WEST,

as JOINT LEAD ARRANGERS and JOINT BOOKRUNNERS

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC and

BANK OF THE WEST,

as CO-SYNDICATION AGENTS,

WELLS FARGO BANK, NATIONAL ASSOCIATION, ING CAPITAL LLC, MUFG UNION BANK,

N.A., COMPASS BANK, BANK OF MONTREAL and CREDIT SUISSE SECURITIES LLC,

as SENIOR MANAGING AGENTS

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, ING CAPITAL LLC, MUFG UNION BANK,

N.A., COMPASS BANK, BANK OF MONTREAL and CREDIT SUISSE SECURITIES LLC,

as CO-DOCUMENTATION AGENTS

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3.11	UK Letter of Credit Participations	103
3.12	Canadian Letter of Credit Participations	105
3.13	Agreement to Repay US Letter of Credit Drawings	107
3.14	Agreement to Repay UK Letter of Credit Drawings	107
3.15	Agreement to Repay Canadian Letter of Credit Drawings	108
3.16	Increased Costs – US Letters of Credit	109
3.17	Increased Costs – UK Letters of Credit	110
3.18	Increased Costs – Canadian Letters of Credit	110

SECTION 4.	Commitment Commission; Fees; Reductions of Commitment	111

4.01	Fees	111
4.02	Voluntary Termination of Unutilized Commitments	112
4.03	Mandatory Reduction of Commitments	113

SECTION 5.	Prepayments; Payments; Taxes	113

5.01	Voluntary Prepayments	113
5.02	Mandatory Repayments; Cash Collateralization	114
5.03	Method and Place of Payment	116
5.04	Net Payments – US Borrowers	118
5.05	Tax Gross Up and Indemnities – UK Subsidiaries	121
5.06	Net Payments – Canadian Borrowers	129

SECTION 6.	Conditions Precedent to Credit Events on the Effective Date	130

6.01	Effective Date; Notes	130
6.02	Officer’s Certificate	130
6.03	Opinions of Counsel	130
6.04	Company Documents; Proceedings; etc.	131
6.05	Consummation of the Transactions; etc.	131
6.06	No Material Adverse Effect on US Company	131
6.07	US Pledge Agreement	131
6.08	UK Third Supplemental Share Charge	132
6.09	US Security Agreement	132
6.10	UK Third Supplemental Debenture and UK Third Supplemental Partnership Debenture	132
6.11	Canadian Security Agreement and Canadian Share Pledge Agreement	133
6.12	Master Reaffirmation Agreements.	133
6.13	Mortgages.	133
6.14	Financial Statements; Pro Forma Balance Sheet; Projections; etc.	134
6.15	Solvency Certificate; Insurance Certificates	134
6.16	Fees, etc.	135
6.17	Initial Borrowing Base Certificate; etc	135
6.18	No Defaults under Senior Note Indentures	135
6.19	Patriot Act; Beneficial Ownership Regulation	135
6.20	Absence of Litigation	135

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6.21	Margin Regulations	135
6.22	Delaware Trust Documents	135

SECTION 7.	Conditions Precedent to All Credit Events	136

7.01	No Default; Representations and Warranties	136
7.02	Notice of Borrowing; Letter of Credit Request	136

SECTION 8.	Representations, Warranties and Agreements	136

8.01	Organization and Qualification	137
8.02	Power and Authority; No Violation	137
8.03	Legally Enforceable Agreement	137
8.04	Capital Structure	137
8.05	Names	138
8.06	Business Locations; Agent for Process	138
8.07	Title to Properties; Priority of Liens	138
8.08	Accounts	138
8.09	Equipment	139
8.10	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections	139
8.11	Full Disclosure	140
8.12	Surety Obligations	140
8.13	Tax Returns and Payments	140
8.14	[Reserved]	140
8.15	Intellectual Property, etc.	140
8.16	Government Consents	141
8.17	Compliance with Laws	141
8.18	Restrictions	141
8.19	Litigation	141
8.20	No Defaults	141
8.21	Leases	142
8.22	Use of Proceeds; Margin Regulations	142
8.23	Compliance with ERISA	142
8.24	Trade Relations	144
8.25	Security Documents	144
8.26	Investment Company Act	145
8.27	Representations and Warranties in Other Credit Documents	145
8.28	Environmental Matters	145
8.29	Employment and Labor Relations	146
8.30	Indebtedness	146
8.31	Insurance	146
8.32	Plans; Non-Compete Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements	146
8.33	Anti-Terrorism Laws	146
8.34	UK Pensions	147
8.35	Anti-Corruption Laws	147

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8.36	EEA Financial Institution Status	147

SECTION 9.	Affirmative Covenants	147

9.01	Information Covenants	148
9.02	Books, Records and Inspections; Field Examinations; Appraisals; Records and Reports of Inventory, Machinery and Equipment	151
9.03	Maintenance of Property; Insurance	152
9.04	Administration of Equipment; Maintenance of Equipment	153
9.05	Existence; Franchises	153
9.06	Compliance with Statutes, etc.	154
9.07	Compliance with Environmental Laws	154
9.08	ERISA	154
9.09	End of Fiscal Years; Fiscal Quarters	156
9.10	Performance of Obligations	156
9.11	Payment of Taxes	156
9.12	Use of Proceeds	156
9.13	Additional Security; Further Assurances; etc.	156
9.14	[Reserved]	158
9.15	Projections	158
9.16	Landlord, Processor and Storage Agreements	159
9.17	Deposit and Brokerage Accounts	159
9.18	Credit Party Financial Statements	159
9.19	Qualified Derivative Obligations	159
9.20	Centre of Main Interest	159
9.21	Administration of Accounts	159
9.22	Post-Closing Matters	160

SECTION 10.	Negative Covenants	160

10.01	[Reserved]	160
10.02	Liens	160
10.03	Sale of Assets	161
10.04	Restricted Payments	162
10.05	Indebtedness	163
10.06	Contingent Obligations	166
10.07	Advances, Investments and Loans	166
10.08	Transactions with Affiliates	167
10.09	Registered Pension Plans	167
10.10	Additional Negative Pledges	167
10.11	No Subsidiaries	167
10.12	Operating Leases; Off-Balance Sheet Financing	169
10.13	Permitted Acquisitions	169
10.14	Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc	171
10.15	Limitation on Certain Restrictions on Subsidiaries	171
10.16	Limitation on Issuance of Equity Interests	171

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10.17	Business; etc	172
10.18	No Additional Deposit Accounts; etc	172
10.19	Tax Consolidation	172
10.20	Fiscal Year End	172
10.21	Fixed Charge Coverage Ratio	172
10.22	Sanctions	173
10.23	Anti-Corruption Laws	173

SECTION 11.	Events of Default	173

11.01	Payment of Obligations	173
11.02	Misrepresentations	173
11.03	Breach of Specific Covenants	173
11.04	Breach of Other Covenants	173
11.05	Default Under Other Agreements	174
11.06	Failure of Enforceability of Credit Documents; Security	174
11.07	Canadian Insolvency and Related Proceedings	174
11.08	Insolvency and Related Proceedings	174
11.09	Business Disruption; Condemnation	175
11.10	ERISA	175
11.11	Guarantee	176
11.12	Criminal Forfeiture	176
11.13	Judgments	176
11.14	Change of Control	176

SECTION 12.	The Administrative Agent and the Collateral Agent	177

12.01	Appointment	177
12.02	Nature of Duties	177
12.03	Lack of Reliance on the Administrative Agent and the Collateral Agent	178
12.04	Certain Rights of the Agents	178
12.05	Reliance	178
12.06	Indemnification	179
12.07	The Administrative Agent and the Collateral Agent in their Individual Capacities	179
12.08	Holders	179
12.09	Resignation and Removal of the Administrative Agent and the Collateral Agent	179
12.10	Collateral Matters	181
12.11	Delivery of Information	182
12.12	Withholding	182
12.13	Delegation of Duties	182
12.14	Quebec Security	183
12.15	Certain ERISA Matters	183

SECTION 13.	Miscellaneous	184

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13.01	Payment of Expenses, etc.	184
13.02	Right of Setoff	185
13.03	Notices	186
13.04	Benefit of Agreement; Assignments; Participations	187
13.05	No Waiver; Remedies Cumulative	189
13.06	Payments Pro Rata	190
13.07	Calculations; Computations	190
13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	191
13.09	Counterparts	192
13.10	Effectiveness	192
13.11	Headings Descriptive	192
13.12	Amendment or Waiver; etc.	192
13.13	Survival	194
13.14	Domicile of Loans	195
13.15	Register	195
13.16	Confidentiality	195
13.17	No Fiduciary Duty	196
13.18	Patriot Act	197
13.19	Interest Rate Limitation	197
13.20	Release of Borrowers	197
13.21	Amendment and Restatement	197
13.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	198
13.23	Judgment Currency	199

SECTION 14.	Nature of Borrower Obligations	199

14.01	Nature of Borrower Obligations	199
14.02	Independent Obligation	200
14.03	Authorization	200
14.04	Reliance	200
14.05	Contribution; Subrogation	200
14.06	Waiver	201

SECTION 15.	Guarantee	201

15.01	The Guarantees	201
15.02	Obligations Unconditional	202
15.03	Reinstatement	204
15.04	Subrogation; Subordination	204
15.05	Remedies	205
15.06	Instrument for Payment of Money	205
15.07	Continuing Guarantee	205
15.08	General Limitation on Guarantee Obligations	206
15.09	Release of Guarantors	206
15.10	Right of Contribution	207
15.11	Keepwell	207

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SCHEDULES

Schedule 1.01(a)	Lenders and Commitments
Schedule 1.01(b)	Locations – United States and Canada (US Borrowing Base Parties)
Schedule 1.01(c)	Locations – United Kingdom (UK Borrowing Base Parties)
Schedule 1.01(d)	Locations – United States and Canada (Canadian Borrowing Base Parties)
Schedule 1.01(e)	Eligible Real Property
Schedule 1.01(f)	Qualified Derivative Obligations
Schedule 3.01(c)	Existing US Letters of Credit
Schedule 3.02(c)	Existing UK Letters of Credit
Schedule 3.03(c)	Existing Canadian Letters of Credit
Schedule 6.13	Effective Date Mortgages
Schedule 8.01	Qualifications to do Business
Schedule 8.04	Capital Structure
Schedule 8.05	Names
Schedule 8.06	Business Locations
Schedule 8.12	Surety Obligations
Schedule 8.18	Restrictions
Schedule 8.19	Litigation
Schedule 8.21	Leases
Schedule 8.23	ERISA Plans
Schedule 8.24	Business Relationships
Schedule 8.30	Continuing Indebtedness
Schedule 8.31	Insurance
Schedule 8.32	Plans; Existing Indebtedness Agreements
Schedule 9.22	Post-Closing Matters
Schedule 10.02	Liens
Schedule 10.05	Indebtedness
Schedule 10.07	Deposits with Financial Institutions
Schedule 10.08	Transactions with Affiliates
Schedule 10.12	Operating Leases
Schedule 10.18	Deposit Accounts
Schedule 13.03	Lender Addresses

EXHIBITS

Exhibit A-1	Notice of Borrowing
Exhibit A-2	Notice of Conversion/Continuation
Exhibit B-1	Form of US Revolving Note
Exhibit B-2	Form of US Swingline Note
Exhibit B-3	Form of UK Revolving Note
Exhibit B-4	Form of UK Swingline Note
Exhibit B-5	Form of Canadian Revolving Note
Exhibit C	Form Assignment and Assumption Agreement
Exhibit D	Form of Incremental Commitment Agreement
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of US Letter of Request
Exhibit G	Form of UK Letter of Request
Exhibit H	Form of Canadian Letter of Credit Request
Exhibit I	Form of Section 5.04(b)(ii) Certificate

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Exhibit J-1	Form of DLA Piper (US) Opinion
Exhibit J-2	Form of DLA Piper (UK) Opinion
Exhibit J-3	Form of DLA Piper (Canada) Opinion
Exhibit J-4	Form of Special Delaware Counsel Opinions
Exhibit J-5	Form of Real Estate Local Counsel Opinions
Exhibit K	Form of Secretary’s Certificate, Formalities Certificates and Officer’s Certificate
Exhibit L	Form of UK Third Supplemental Share Charge
Exhibit M	Form of UK Third Supplemental Debenture and UK Third Supplemental Partnership Debenture
Exhibit N	Form of Solvency Certificate
Exhibit O	Form of Compliance Certificate
Exhibit P	Form of Borrowing Base Certificate
Exhibit Q	Form of Second US Master Reaffirmation Agreement
Exhibit R	Form of Second Canadian Master Reaffirmation Agreement
Exhibit S	Form of Quarterly Pricing Certificate

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SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT, dated as of March 22, 2019, among MOBILE MINI, INC., a Delaware corporation (“US Company”), MOBILE STORAGE GROUP, INC., a Delaware corporation (“MSG”), MSG INVESTMENTS, INC., a California corporation (“MSGI”), MOBILE MINI I, INC., an Arizona corporation (“MMI”), MOBILE MINI, LLC, a Delaware limited liability company (“MM (DE)”), MOBILE MINI, LLC, a California limited liability company (“MM (CA)” and, together with US Company, MSG, MSGI, MMI, MM (DE) and each other entity that becomes a US Borrower pursuant to Section 9.13, Section 10.11 or Section 10.13, collectively, the “US Borrowers”, and each, a “US Borrower”), RAVENSTOCK MSG LIMITED, a limited liability company incorporated in England and Wales (the “UK Company”), MOBILE MINI UK LIMITED, a corporation incorporated in England and Wales (“Mobile Mini UK” and together with UK Company and each other entity that becomes a UK Borrower pursuant to Section 9.13, Section 10.11 or Section 10.13, collectively, the “UK Borrowers”, and each, a “UK Borrower”), MOBILE MINI CANADA ULC, an unlimited liability corporation incorporated in British Columbia (“Canadian Company” and together with each other entity that becomes a Canadian Borrower pursuant to Section 9.13, Section 10.11 or Section 10.13, collectively, the “Canadian Borrowers”, and each, a “Canadian Borrower” and, together with each US Borrower and each UK Borrower, collectively, the “Borrowers”, and each, a “Borrower”), the Guarantors party hereto from time to time, the Lenders party hereto from time to time and Deutsche Bank AG New York Branch, as Administrative Agent. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, on February 22, 2012 (the “Original Effective Date”), the Borrowers, certain of the Guarantors, the Administrative Agent and certain lenders entered into an ABL Credit Agreement (the “Original Credit Agreement”);

WHEREAS, on December 14, 2015 (the “First A&R Effective Date”), the Borrowers, certain of the Guarantors, the Administrative Agent and certain lenders entered into an Amended and Restated ABL Credit Agreement (as amended prior to the date hereof, the “Existing Credit Agreement”) that amended and restated the Original Credit Agreement;

WHEREAS, the Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement in order to, among other things, make available a $1,000,000,000 five year asset-based revolving credit facility;

WHEREAS, the Lenders party hereto have agreed to amend and restate the Existing Credit Agreement on the terms and conditions set forth in this Agreement and to provide or continue the Revolving Loan Commitments in the amounts set forth for each such Lender on Schedule 1.01(a) hereto on the Effective Date; and

WHEREAS, on the Effective Date of this Agreement, (a) all Refinanced Indebtedness together with all interest, fees and other amounts accrued and payable thereon and all fees and other amounts accrued and payable in respect of all “Letters of Credit” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be repaid in full with the proceeds of the initial Borrowing under this Agreement and (b) each “Letter of Credit” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be continued as a Letter of Credit under this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

SECTION 1. Definitions and Accounting Terms.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” shall mean an “account” as such term is defined in Article 9 of the UCC, and any and all supporting obligations in respect thereof.

“Account Debtor” shall mean each Person who is obligated on an Account.

“Acquisition” shall mean (i) the acquisition by US Company or any of its Subsidiaries of all of the issued and outstanding Equity Interests of a Person, (ii) the acquisition by US Company or any of its Subsidiaries of all or substantially all of the assets of a Person or a line of business or division of a Person or (iii) the merger or consolidation of US Company or any of its Subsidiaries with a Person other than a Person that was a Subsidiary of US Company or such Subsidiary immediately prior to such merger.

“Additional Security Documents” shall have the meaning provided in Section 9.13.

“Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Administrative Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 15% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of US Company or any Subsidiary thereof.

“Agent Advance” shall have the meaning provided in Section 2.01(i).

“Agent Advance Amount” shall have the meaning provided in Section 2.01(i).

“Agent Advance Period” shall have the meaning provided in Section 2.01(i).

“Agents” shall mean and include the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Senior Managing Agents and the Co-Documentation Agents.

“Aggregate Borrowing Base” shall mean as of any date of determination thereof, an amount equal to the lesser of:

(i) the sum of (A) the amount calculated under the definition of US Borrowing Base; plus (B) an amount equal to the lesser of (x) the UK Maximum Amount and (y) the amount calculated under the definition of UK Borrowing Base (excluding from such calculation, subclause (i) thereof) plus (C) an amount equal to the lesser of (x) the Canadian Maximum Amount and (y) the amount calculated under the definition of Canadian Borrowing Base (excluding from such calculation, subclause (i) thereof); and

(ii) the amount permitted to be outstanding under this Agreement by each of the Senior Note Indentures then in effect.

“Aggregate Exposure” shall mean, at any time, the sum of (a) the Aggregate UK Exposure, (b) the Aggregate US Exposure and (c) the Aggregate Canadian Exposure.

“Aggregate Canadian Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Canadian Revolving Loans then outstanding and (b) the aggregate amount of all Canadian Letter of Credit Outstandings at such time (exclusive of Canadian Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Canadian Revolving Loans).

“Aggregate UK Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all UK Revolving Loans then outstanding, (b) the aggregate amount of all UK Letter of Credit Outstandings at such time (exclusive of UK Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of UK Revolving Loans), and (c) except for purposes of calculating the Applicable Commitment Commission Percentage, the aggregate principal amount of all UK Swingline Loans then outstanding (exclusive of UK Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of UK Revolving Loans).

“Aggregate US Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all US Revolving Loans then outstanding, (b) the aggregate amount of all US Letter of Credit Outstandings at such time (exclusive of US Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of US Revolving Loans), and (c) except for purposes of calculating the Applicable Commitment Commission Percentage, the aggregate principal amount of all US Swingline Loans then outstanding (exclusive of US Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of US Revolving Loans).

“Agreement” shall mean this Second Amended and Restated ABL Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended and/or renewed from time to time.

“Agreement Currency” shall have the meaning provided in Section 13.23.

“Anti-Terrorism Laws” shall have the meaning provided in Section 8.33(a).

“Applicable Commitment Commission Percentage” shall mean 0.225%.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Credit Document or other material contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, provincial, federal and foreign constitutions, statutes, rules, regulations and legally enforceable orders of governmental bodies; and legally enforceable orders, judgments and decrees of all courts and arbitrators, in each case, in any jurisdiction.

“Applicable Margin” shall mean, for the period from the Effective Date until the first Start Date thereafter, a percentage per annum equal to, in the case of

(a) US Revolving Loans maintained as (i) Base Rate Loans, 0.50%, and (ii) US LIBOR Loans, 1.50%;

(b) US Swingline Loans, 0.50%;

(c) UK Revolving Loans, 1.50%;

(d) UK Swingline Loans, 1.50%; and

(e) Canadian Revolving Loans maintained as (i) Canadian Prime Rate Loans, 0.50% and (ii) Canadian LIBOR Loans, 1.50%.

From and after the first day of the fiscal quarter in which a certificate is delivered in accordance with the first sentence of the following paragraph (or from and after the first day of the fiscal quarter in which an Initial Post-Closing Availability Certificate is delivered in accordance with the following paragraph) indicating an entitlement to a different margin for any Type of Loan than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Type of Loan (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Total Borrowing Availability indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Level	Daily Average Total Borrowing Availability	Revolving Loan B/A Rate/LIBOR/EURIBOR and UK Swingline Loan Margin	US Revolving Loan and US Swingline Loan Base Rate Margin and Canadian Revolving Loan Canadian Prime Rate Margin
I	Greater than $725,000,000	1.25%	0.25%
II	Greater than $275,000,000 but less than or equal to $725,000,000	1.50%	0.50%
III	Less than or equal to $275,000,000	1.75%	0.75%

The Total Borrowing Availability used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a Quarterly Pricing Certificate of US Company by an Authorized Officer of US Company to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 15 days after the last day of any fiscal quarter of US Company, which certificate shall set forth the calculation of the daily average Total Borrowing Availability for such fiscal quarter ended immediately prior to the relevant Start Date and the Adjustable Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences). The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the last day of the fiscal quarter immediately preceding the date on which the next Quarterly Pricing Certificate is delivered to the

Administrative Agent (the “End Date”); provided that if no such subsequent Quarterly Pricing Certificate is delivered on or prior to the date which is 15 days following the last day of the fiscal quarter in which the previous Start Date occurred, a new Start Date shall be deemed to have commenced and the Adjustable Applicable Margins shall automatically adjust to those that correspond to a Total Borrowing Availability at Level III (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”), effective from the first day of such fiscal quarter until the next End Date. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margin and the Adjustable Applicable Margins shall be (i) the Highest Adjustable Applicable Margins at all times during which there shall exist any Default or Event of Default and (ii) those that correspond to a Total Borrowing Availability at Level II for the period from the Effective Date through (but not including) the first day of the fiscal quarter in which a Quarterly Pricing Certificate is delivered for the fiscal quarter of US Company ending June 30, 2019 (the “Initial Post-Closing Availability Certificate”).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Borrowing Availability set forth in any Quarterly Pricing Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Adjustable Applicable Margin that is less than that which would have been applicable had the Total Borrowing Availability been accurately determined, then, for all purposes of this Agreement, the “Adjustable Applicable Margin” for any day occurring within the applicable period shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Borrowing Availability for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant periods pursuant to Sections 2.08 and 4.01(b) as a result of the miscalculation of the Total Borrowing Availability shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08 or 4.01(b), as applicable, within two Business Days of discovery of such inaccuracy (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(f), in accordance with the terms of this Agreement).

“Appraisal Thresholds” shall have the meaning set forth in Section 9.02(b).

“Appraised Fair Market Value” shall mean, with respect to any Real Property, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such Real Property, as determined by an Appraiser in an appraisal in form and substance reasonably satisfactory to Administrative Agent.

“Appraiser” shall mean an appraiser employed by Administrative Agent or an independent third party appraiser engaged by Administrative Agent, at US Company’s expense.

“Approved Credit Support” shall mean an Account is (a) supported by an irrevocable letter of credit satisfactory to the Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, or (b) is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Administrative Agent, in its Permitted Discretion.

“Arrangers” shall mean, collectively, Deutsche Bank Securities Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Bank of the West, each in its capacity as a Joint Lead Arranger.

“Asset Sale” shall have the meaning set forth in Section 10.03.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit C.

“Authorized Officer” shall mean, with respect to (a) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors (or equivalent governing body) of the respective Borrower to deliver such notices pursuant to this Agreement and for which an appropriate incumbency certificate in form and substance satisfactory to the Administrative Agent has been delivered to the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (b) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer or the chief accounting officer of the US Company or the respective Borrower, and (c) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the US Company or the respective Borrower.

“B/A Rate” shall mean, in respect of any Interest Period, the average rate applicable to Canadian Dollar bankers’ acceptances for a period equal to such Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 a.m. (Toronto time), on the related Interest Determination Date, provided that if such rate does not appear on the Reuters Screen CDOR Page on such day the B/A Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 10:00 a.m. (Toronto time) on such day or, if such day is not a Business Day, then on the immediately preceding Business Day plus 0.10% per annum. For the avoidance of doubt, if the B/A Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank” shall mean Deutsche Bank AG New York Branch.

“Banking Product Obligations” of the Credit Parties shall mean any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Products of which the Administrative Agent has received written notice from the Borrowers or the applicable Banking Products Provider.

“Banking Products” shall mean each and any of the following bank services provided to any Credit Party by any Banking Products Provider: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, E-payables or comparable services, return items, overdrafts and interstate depository network services).

“Banking Products Agreement” shall mean any agreement with respect to Banking Products to which any Credit Party is a party.

“Banking Products Provider” shall mean, with respect to any Banking Products Agreement, (x) any provider who was the Administrative Agent or an Affiliate of the Administrative Agent at the time such Banking Products Agreement was entered into (or in the case of a Banking Products Agreement that was entered into prior to the Effective Date, was the Administrative Agent or an Affiliate of the Administrative Agent on the date hereof), or (y) a provider who was a Lender or an Affiliate of a Lender at the time such Banking Products Agreement was entered into (or in the case of a Banking Products Agreement that was entered into prior to the Effective Date, was a Lender or an Affiliate of a Lender on the date hereof), in each case, that has entered into such Banking Products Agreement with any Credit Party; provided that, a Lender (and any Affiliate thereof) shall not be a Banking Products Provider with respect to any Banking Products Agreement entered into when such Lender was a Defaulting Lender.

“Banking Products Reserve” shall mean a reserve established by the Administrative Agent from time to time in respect of the Borrowing Base Parties’ liabilities or potential liabilities as part of their cash management system (including, without limitation, liabilities related to Banking Products) such as, but not limited to, reserves for returned items, customary charges for maintaining Deposit Accounts and similar items.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1⁄2 of 1% per annum in excess of the overnight Federal Funds Rate at such time and (iii) LIBOR for a LIBOR Loan denominated in Dollars with a one month Interest Period commencing on such day plus 1.00%. For purposes of this definition, LIBOR shall be determined using LIBOR as otherwise determined by the Administrative Agent in accordance with the definition of LIBOR, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, LIBOR for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or LIBOR shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or LIBOR, respectively. For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Loan” shall mean (a) each US Swingline Loan and (b) each US Revolving Loan designated or deemed designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto determined by reference to the Base Rate.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” and “Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean a UK Borrowing, a US Borrowing or a Canadian Borrowing.

“Borrowing Base Certificate” shall have the meaning provided in Section 9.01(i).

“Borrowing Base Party” shall mean each US Borrowing Base Party, each UK Borrowing Base Party and each Canadian Borrowing Base Party.

“Business Day” shall mean (a) for all purposes other than as covered by clause (b) below, any day except Saturday, Sunday and any day which shall be in New York, New York, Toronto, Ontario, Brussels, Belgium and/or London, England, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, (i) LIBOR Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in US Dollar and Pounds Sterling deposits in the interbank eurodollar market and (ii) EURIBOR Loans, any TARGET Day.

“Cabin Fleet Inventory” shall mean timber accommodation units which are included in the UK Borrowing Base Parties’ lease fleet.

“Canadian Borrower” or “Canadian Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Borrowing” shall mean the borrowing of Canadian Revolving Loans from all the Lenders on a given date having the same Interest Period.

“Canadian Borrowing Availability” shall mean, as of any date of determination, the remainder of (a) the lesser of (i) the Canadian Maximum Amount at such time and (ii) the Canadian Borrowing Base at such time minus (b) the Aggregate Canadian Exposure at such time.

“Canadian Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 6.17 or Section 9.01(i) (but as modified as provided below in this definition), equal to, without duplication, the sum of

(i) (A) the amount calculated under the definition of US Borrowing Base, provided that in no event shall any asset constituting a portion of the US Borrowing Base concurrently constitute a portion of the Canadian Borrowing Base plus (B) the amount calculated under the definition of UK Borrowing Base, provided that in no event shall any asset constituting a portion of the UK Borrowing Base concurrently constitute a portion of the Canadian Borrowing Base, plus

(ii) eighty-five percent (85%) of Eligible Canadian Accounts, plus

(iii) ninety percent (90%) of Eligible Canadian Rental Fleet Inventory, plus

(iv) one hundred percent (100%) of Eligible Canadian Cash, plus

(v) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (iv)(B) of the definition of US Borrowing Base and clause (v)(B) of the definition of UK Borrowing Base and (B) the sum of (1) ninety percent (90%) of Eligible Canadian Container Inventory Held for Sale; plus (2) ninety percent (90%) of Eligible Canadian Work-In-Process Container Inventory; plus (3) sixty-five percent (65%) of Eligible Canadian Raw Materials Inventory; plus

(vi) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (v)(B) of the definition of US Borrowing Base and clause (vi)(B) of the definition of UK Borrowing Base and (B) eighty-five percent (85%) of Eligible Canadian Machinery and Equipment; minus

(vii) the amount of all Reserves then established by the Administrative Agent against the Canadian Borrowing Base.

The Administrative Agent shall have the right (but no obligation) to review such computations and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct any such errors in such manner as it shall determine in its Permitted Discretion. The Canadian Borrowing Base (and the Borrowing Base Certificate then most recently delivered) may be adjusted by the Administrative Agent to reflect any new or incremental Reserves required by the Administrative Agent in its Permitted Discretion; provided that no change in the amount of any Reserve shall be effective until the date occurring three Business Days after written notice thereof by the Administrative Agent to the US Company and the Canadian Company following consultation with the US Company.

“Canadian Borrowing Base Party” shall mean each Wholly-Owned Subsidiary of US Company that is (a) incorporated, amalgamated, continued or otherwise formed under the laws of Canada or any province thereof and (b) either a Canadian Borrower or a Non-US Obligation Guarantor.

“Canadian Company” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Corresponding Lender” shall mean, with respect to any Lender, the Canadian branch or Affiliate of such Lender, if any, set forth on the signature page hereto for such Lender, or the applicable Assignment and Assumption Agreement.

“Canadian Credit Party” shall mean each subsidiary of the US Company, other than any US Credit Party or any Immaterial Subsidiary.

“Canadian Dollars” and the sign “CA$” shall each mean freely transferable lawful money of Canada.

“Canadian Drawing” shall have the meaning set forth in Section 3.15(b).

“Canadian Funding Capacity” shall mean, for any Lender, the ability of such Lender or an Affiliate or branch office thereof to fund Canadian Revolving Loans denominated in Canadian Dollars, as set forth in the records of Administrative Agent.

“Canadian Funding Capacity Lender” shall mean each Lender other than (i) in the case of each Lender as of the Effective Date, each Lender that shall have confirmed in writing, to the satisfaction of the Administrative Agent, on or prior to the Effective Date, that neither it nor any domestic or foreign branch or Affiliate of such Lender has the ability to fund Canadian Revolving Loans denominated in Canadian Dollars and (ii) in the case of each Lender after the Effective Date, each Lender that shall have confirmed in writing, to the satisfaction of the Administrative Agent, on or prior to the date such Lender becomes a Lender hereunder, that neither it nor any domestic or foreign branch or Affiliate of such Lender has the ability to fund Canadian Revolving Loans denominated in Canadian Dollars, in each case until such time as such Lender shall have confirmed in writing to the Administrative Agent that it or any domestic or foreign branch or Affiliate of such Lender does have the ability to fund Canadian Revolving Loans denominated in Canadian Dollars.

“Canadian Insolvency Laws” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law statutes seeking a compromise or arrangement of any debts of the corporation, or a stay of proceedings to enforce any of the claims of the corporation’s creditors against it.

“Canadian Issuing Lender” shall mean (i) each of Deutsche Bank AG New York Branch (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent and US Company or Canadian Company which agrees to issue Canadian Letters of Credit hereunder and (ii) with respect to the Existing Canadian Letters of Credit, the Lender designated as the issuer thereof on Schedule 3.03(c). Any Canadian Issuing Lender may, in its discretion, arrange for one or more Canadian Letters of Credit to be issued by one or more Affiliates of such Canadian Issuing Lender (and such Affiliate shall be deemed to be a “Canadian Issuing Lender” for all purposes of the Credit Documents).

“Canadian L/C Supportable Obligations” shall mean (a) obligations of a Canadian Borrower with respect to workers compensation, surety bonds and other similar statutory obligations and (b) such other obligations of a Canadian Borrower as are reasonably acceptable to the respective Canadian Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (i) any Indebtedness or other obligations that are subordinated in right of payment to the Canadian Obligations and (ii) any Equity Interests).

“Canadian Letter of Credit” shall have the meaning provided in Section 3.03(a).

“Canadian Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Canadian Letter of Credit Outstandings” shall mean, at any time, the sum of (a) the Stated Amount of all outstanding Canadian Letters of Credit at such time and (b) the aggregate amount of all Unpaid Canadian Drawings in respect of all Canadian Letters of Credit at such time.

“Canadian Letter of Credit Request” shall have the meaning provided in Section 3.09(a).

“Canadian LIBOR Loan” shall mean each Canadian Revolving Loan denominated in Canadian Dollars bearing interest at a rate determined by reference to the B/A Rate.

“Canadian Master Reaffirmation Agreement” shall mean the Canadian Master Reaffirmation Agreement dated as of the First A&R Effective Date, among Canadian Company, US Company and the Collateral Agent.

“Canadian Maximum Amount” shall mean, as of any date of determination, the lesser of (a) the Equivalent Amount of $200,000,000 and (b) the Equivalent Amount of the Total Revolving Loan Commitment minus the Equivalent Amount of the Aggregate UK Exposure minus the Equivalent Amount of the Aggregate US Exposure.

“Canadian Obligations” shall mean, with respect to any Canadian Credit Party, all Loans, all obligations under Letters of Credit and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any Canadian Credit Party to an Agent, any Lender or any Affiliate of any Lender, or from a Canadian Borrower to any Canadian Issuing Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Credit Documents or cash management services rendered in connection therewith, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and any Banking Products Obligations or Qualified Derivative Obligations owing to a Banking Products Provider or a Qualified Derivative Counterparty, in each case by a Canadian Credit Party; provided, that the Canadian Obligations of any Guarantor shall not include any Excluded Swap Obligations solely of such Guarantor.

“Canadian Participant” shall have the meaning set forth in Section 3.12(a).

“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate” of DB Canada which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (ii) the arithmetic average rate for Canadian Dollar banker’s acceptances having a term of 30 days that appears on Reuters Screen CDOR Page (or such other page as may be selected by DB Canada as a replacement page for such banker’s acceptances if such screen is not available) at approximately 10:00 a.m. (Toronto time) on such day plus 100 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Canadian Borrower or any other Person. For the avoidance of doubt, if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Canadian Prime Rate Loan” shall mean each Canadian Revolving Loan designated or deemed designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto determined by reference to the Canadian Prime Rate.

“Canadian Priority Payables” shall mean, at any time, with respect to any Borrowing Base Party which has employees in Canada or otherwise carries on business in Canada or which leases, sells or otherwise owns goods in Canada or has Accounts with Account Debtors located in Canada:

(i) the amount past due and owing by such Borrowing Base Party, or the accrued amount for which such Borrowing Base Party has an obligation to remit to a Governmental Authority in Canada or in any province, municipality or other political subdivision thereof (“Canadian Governmental Authority”) or other Person pursuant to any applicable law, rule or regulation, in respect of (a) pension fund obligations; (b) Canada Pension Plan and Quebec Pension Plan, (c) unemployment insurance; (d) harmonized sales taxes, goods and services taxes, sales taxes, excise taxes, employee income taxes and other taxes payable or to be remitted or withheld; (e) workers’ compensation; (f) wages, (g) vacation pay; and (h) other like charges and demands; in each case, in respect of which any Canadian Governmental Authority or other Person may claim a security interest, lien, trust, right or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents;

(ii) the aggregate of any other amounts for which provision for payment is required to be made pursuant to Section 6(3), (4), (5) and (6) of the Companies’ Creditors Arrangement Act (Canada) or Section 60(1.1), (1.2), (1.3), (1.5) and (2) of the Bankruptcy and Insolvency Act (Canada) (as such provisions may be amended or re-enacted from time to time) in order to obtain the court’s sanction or approval of an arrangement, compromise or proposal; and

(iii) the aggregate amount of any other liabilities of such Borrowing Base Party (a) in respect of which a trust has been or may be imposed on any Collateral to provide for payment, (b) which are secured by a security interest, pledge, lien, charge, right or claim on any Collateral or (c) the holder of which enjoys a right; in each case, pursuant to any applicable law, rule or regulation and which trust, security interest, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Canadian Revolving Loan” shall have the meaning set forth in Section 2.01(c).

“Canadian Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Canadian Revolving Loan Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“Canadian Revolving Note” shall have the meaning set forth in Section 2.05(a).

“Canadian Security Agreement” shall mean the security agreement dated as of the Original Effective Date, executed by each Canadian Borrower, in favour of the Collateral Agent for the benefit of the Secured Creditors, made with respect to the Canadian Obligations and the UK Obligations, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Share Pledge Agreement” shall mean the share pledge agreement dated as of the Original Effective Date, executed by the US Company with respect to the Equity Interests of the Canadian Company in favour of the Collateral Agent for the benefit of the Secured Creditors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Subsidiary” shall mean each Subsidiary of US Company that is incorporated, amalgamated, continued or otherwise formed in Canada or any province thereof.

“Canadian Taxes” shall have the meaning set forth in Section 5.06(a).

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets (including but not limited to containers) or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations and that portion of Investments allocable to property, plant or equipment. Capital Expenditures shall exclude (i) new and used manufactured or remanufactured portable container Inventory held for sale, (ii) proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss and (iii) Inventory or Equipment acquired in a Permitted Acquisition.

“Capitalized Lease Obligation” shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP as in effect on December 31, 2018.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Lenders or the Swingline Lender (as applicable) and the Lenders, as collateral for Letter of Credit Outstandings, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent and the Issuing Lenders or the Swingline Lender, as applicable, shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuing Lenders or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States, Canada or the United Kingdom or any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof or it otherwise has an equivalent credit rating) having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any state or province of the United States, Canada or the United Kingdom or any political subdivision of such country or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) Pounds Sterling, Canadian Dollar or Dollar-denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper denominated in Pounds Sterling, Canadian Dollars or Dollars and not convertible or exchangeable into any other securities issued by any Person incorporated in the United States, Canada or the United Kingdom rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (f) Pounds Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by any bank meeting the qualifications specified in clause (c) above, (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above and which can be turned into cash on not more than 30 days’ notice, (h) securities with maturities of one year or less from the date of acquisition backed by a standby letter of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c), (i) shares in money market investment programs or mutual or similar funds with the Administrative Agent or any other Lender with a corporate rating of at least A by S&P or at least A-2 by Moody’s, or (j) any other debt security approved by the Required Lenders, and in each case described in clauses (a) through (i) above, which is not subject to any Lien (other than any Lien arising under the Security Documents).

“Cash Management Control Agreement” shall mean a “control agreement” in form and substance reasonably acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the respective Collection Account, Disbursement Account, Designated Petty Cash Account or Designated Payroll Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03 hereto and Section 3.9 of the US Security Agreement or Section 3.11 of the Canadian Security Agreement, as applicable.

“Casualty Loss” shall mean (i) the loss, damage, or destruction of any asset owned or used by US Company or any of its Subsidiaries, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset, or (iii) the diminishment of such asset so as to render use for its intended purpose impracticable or unreasonable.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 USC. § 9601 et seq.

“Certificate of Title” shall mean a certificate of title, certificate of ownership or other registration certificate issued or required to be issued for any asset under the certificate of title or similar laws of any jurisdiction.

“Change in Law” shall mean the occurrence, after the Effective Date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, order or treaty, (b) any change in any law, rule, regulation, order or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” shall mean (i) any “person” (as such term is used in Subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) on or after the Effective Date is or becomes a “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of Equity Interests of US Company representing 35% or more of the combined voting power of US Company’s then-outstanding Equity Interests; or (ii) any Borrower (other than US Company) or Guarantor (other than US Company) ceases to be a wholly-owned Subsidiary of US Company, except as expressly permitted by the Credit Documents; or (iii) a “Change of Control” (as defined in any of the Senior Note Indentures then in effect or any Permitted Additional Financing Document then in effect) occurs.

“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

“CITA” shall have the meaning provided in Section 8.23(b).

“Claims” shall have the meaning provided in the definition of Environmental Claims.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agents” shall mean, collectively, Wells Fargo Bank, National Association, ING Capital LLC, MUFG Union Bank, N.A., Compass Bank, Bank of Montreal and Credit Suisse Securities LLC, each in its capacity as a documentation agent.

“Co-Syndication Agents” shall mean, collectively, Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Bank of the West, each in its capacity as a syndication agent.

“Collateral” shall mean all property (whether real or personal) with respect to which any Liens have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or Section 11. Notwithstanding anything herein, solely with respect to any US Obligations, Collateral excludes assets of any Foreign Subsidiary.

“Collateral Agent” shall mean the Administrative Agent, in its capacity as collateral agent for the Secured Creditors hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Collection Account” shall mean each account established at a Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“Collection Bank” shall have the meaning provided in Section 5.03(b).

“Collective Bargaining Agreements” shall mean all collective bargaining agreements applying or relating to any employee of US Company or any of its Subsidiaries.

“Commitment Commission” shall have the meaning provided in Section 4.01(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Period” shall mean any period (x) (A) for purposes of Section 10.21 hereof, commencing on the first Business Day on which Specified Excess Availability is less than the Minimum Availability Amount and (B) for all other purposes hereunder, commencing on the fifth consecutive Business Day on which Specified Excess Availability is less than the applicable Minimum Availability Amount and (y) in each case, ending on the first Business Day thereafter on which Specified Excess Availability has been equal to or greater than the applicable Minimum Availability Amount for 30 consecutive days.

“Computation Date” shall mean the date on which the Equivalent Amount of any currency is determined.

“Concentration Account” shall have the meaning provided in Section 5.03(c).

“Consolidated” shall mean the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

“Consolidated EBITDA” shall mean, with respect to the US Company and its Subsidiaries, for a period, the sum (without duplication) of (i) Consolidated Net Income, plus (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of the US Company and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (b) Interest Expense and (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, plus (iii) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the US Company in good faith to be reasonably anticipated to be realizable or for which a plan for realization shall have been established within 12 months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period); provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable

(in the good faith determination of and certified by the US Company); provided further that the aggregate amount of addbacks made pursuant to this clause (iii) in any four fiscal quarter period shall not exceed 15% of Consolidated EBITDA (after giving effect to any such addbacks) for such four fiscal quarter period. For all purposes other than calculating Consolidated Net Cash Flow, Consolidated EBITDA for any such period shall be calculated by giving pro forma effect to any Permitted Acquisition and any Asset Sale specifically permitted pursuant to Section 10.03(j) during such period, as if such Acquisition or Asset Sale, as the case may be, had been consummated on the first day of such period, as long as US Company shall have delivered to Administrative Agent audited financial statements for such period for the Person or assets acquired or if consented to by Administrative Agent, other reasonably acceptable financial statements or other supporting documentation.

“Consolidated Net Cash Flow” shall mean for a period, Consolidated EBITDA less, without duplication, the sum of (i) Unfinanced Capital Expenditures during such period plus (ii) income taxes paid in cash during such period plus (iii) Restricted Payments paid in cash during such period (other than (A) Restricted Payments made under Section 10.04(a)(iii) and (B) Restricted Payments paid by a Subsidiary of US Company to a Credit Party).

“Consolidated Net Income” shall mean, for any period, the aggregate net income (or loss) of US Company and its Subsidiaries determined on a consolidated basis for such period in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (a) after-tax gains from Asset Sales outside the ordinary course of business or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income (but not loss) of any Subsidiary of US Company to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is restricted by a contract, operation of law or otherwise, (d) the net income of any Person, other than a Subsidiary of US Company, except to the extent of cash dividends or distributions paid to US Company or to a Wholly-Owned Subsidiary of US Company by such Person, (e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Effective Date, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (g) in the case of a successor to a Subsidiary of US Company by consolidation or merger or as a transferee of the assets of a Subsidiary of US Company, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (h) fees and expenses incurred in connection with the refinancing or repayment of Indebtedness (including (i) the Transactions and (ii) the Permitted Senior Notes Refinancing and related refinancing transactions in an aggregate amount not to exceed $15,000,000), (i) charges to earnings incurred in connection with the early retirement of the Senior Notes, (j) the amount of extraordinary, nonrecurring or unusual losses or charges (including all fees, expenses or charges incurred in connection with acquisitions, mergers, consolidations, restructurings and dispositions after the Effective Date), (k) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, (l) any net after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) obligations in respect of swap, hedge or similar agreements or (iii) other derivative instruments, (m) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP (other than as a result of Asset Sales in the ordinary course of business), (n) any non-cash income (or loss) related to the recording of the fair market value of obligations in respect of swap, hedge or similar agreements entered into in the ordinary course of business and not for speculative purposes and (o) the amount of any earn-out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions.

“Consolidated Non-cash Charges” shall mean, with respect to the US Company and its Subsidiaries, for any period, the aggregate depreciation, amortization and other non-cash expenses of the US Company and its Subsidiaries reducing Consolidated Net Income of US Company and its Subsidiaries for such period (other than as a result of Asset Sales in the ordinary course of business), determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Container Fleet Inventory” shall mean new and used manufactured or remanufactured portable and ISO containers and portable mobile offices held by US Company or another Credit Party for intended lease or rental by US Company or another Credit Party to third parties.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guarantees by a parent entity of real property leases entered into by a UK Subsidiary in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Converting Canadian Dollar Lender” shall have the meaning set forth in Section 2.16(c).

“Converting Euro Lender” shall have the meaning set forth in Section 2.16(b).

“Converting Pounds Sterling Lender” shall have the meaning set forth in Section 2.16(a).

“Credit Account” shall have the meaning provided in Section 5.03(f).

“Credit Documents” shall mean this Agreement, the Security Documents and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Incremental Commitment Agreement, each Joinder Agreement, each Mortgage and each other Security Document.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit under this Agreement.

“Credit Party” shall mean each of the US Credit Parties, each of the UK Credit Parties and each of the Canadian Credit Parties.

“DB Canada” shall mean Deutsche Bank AG, Canada Branch, and its permitted successors and assigns.

“DBNY” shall mean Deutsche Bank AG New York Branch, and its permitted successors and assigns.

“Debt Ratio” shall mean as of any date of determination, the ratio of (i) Funded Debt as of such date to (ii) Consolidated EBITDA, in each case for the four fiscal quarters ending on such date.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the applicable Borrower, the Administrative Agent, the applicable Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the applicable Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and such Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity other than via an Undisclosed Administration or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the applicable Borrower, the Issuing Lenders, the Swingline Lender and each other Lender promptly following such determination.

“Delaware Trust Agreement” shall mean the Seventh Amended and Restated Trust Agreement, dated as of the Effective Date, executed by US Company, each other US Borrower, each US Guarantor, U.S. Bank Trust National Association, as Trustee, and DBNY, as Beneficial Owner and as Trust Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Delaware Trust Security Agreement” shall mean the Second Amended and Restated Delaware Trust Security Agreement, dated as of the Effective Date, executed by US Company, each other US Borrower, each US Guarantor, the Collateral Agent, and the Motor Vehicle Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.

“Derivative Obligations” shall mean every obligation of a Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency or exchange rates or valuations.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Payroll Accounts” shall mean those accounts set forth on Part E of Schedule 10.18, as well as any new payroll account established pursuant to Section 10.18, in each case which are maintained near a branch for any Credit Party and in which cash is transferred in accordance with the terms of this Agreement to pay ordinary course payroll expenses of such Credit Party.

“Designated Petty Cash Accounts” shall mean those accounts set forth on Part D of Schedule 10.18, as well as any new petty cash account established pursuant to Section 10.18, in each case which are maintained near a branch for any Credit Party and in which cash is transferred in accordance with the terms of this Agreement to pay certain ordinary course cash expenses of such Credit Party.

“Disbursement Account” shall mean each checking and/or disbursement account set forth on Part C of Schedule 10.18, maintained for any Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District or Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Account” shall mean those Accounts created by a Borrowing Base Party in the ordinary course of its business that arise out of its sale, lease or rental of goods or rendition of services, that comply in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company in respect of the US Borrowing Base or the UK Company in respect of the UK Borrowing Base or the Canadian Company in respect of the Canadian Borrowing Base, in each case after consultation with US Company, UK Company or the Canadian Company, as applicable. In determining the amount to be included, Eligible Accounts shall be the face amount of such Eligible Accounts and shall be calculated net of unearned revenue, charge-backs, customer deposits, unapplied cash, bonding subrogation rights to the extent not cash collateralized, any and all returns, rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), service charges, customer deposits, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Account shall be an Eligible Account if:

(i) it arises out of a sale made or services rendered by a Borrowing Base Party to US Company, a Subsidiary of US Company or an Affiliate of US Company or to a Person controlled by an Affiliate of US Company; or

(ii) it is an Account that has payment terms longer than 60 days from the date of invoice; provided, however, that $20,000,000 or the Equivalent Amount thereof may be considered Eligible Accounts with payment terms longer than 60 days but no longer than 90 days from the date of the invoice; or

(iii) it remains unpaid more than 90 days after the original invoice date; or

(iv) it is owed by an Account Debtor and the total unpaid Accounts of such Account Debtor exceed 10% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

(v) any covenant, representation or warranty contained in this Agreement or any Security Document with respect to such Account has been breached; or

(vi) (1) the Account Debtor is also a creditor or supplier of the applicable Borrowing Base Party, US Company or any other Subsidiary of US Company, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to the applicable Borrowing Base Party, US Company or any other Subsidiary of US Company, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or (2) it is a portion (and only such portion) of any Account that constitutes late fees or finance charges or (3) it is less than ninety (90) days past the original invoice date and related to invoices that have been partially paid, if the US Company, the UK Company or the Canadian Company, as applicable, has reason to believe that such Account will not be fully paid; or

(vii) the Account Debtor has commenced a voluntary case or proceeding under the federal or other similar bankruptcy laws, as now constituted or hereafter amended, (or otherwise voluntarily submitted to insolvency, bankruptcy, arrangement, liquidation or equivalent proceedings in any jurisdiction (including any Canadian Insolvency Law)) or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case or proceeding under the federal or other similar bankruptcy, receivership, reorganization, arrangement, liquidation or insolvency laws (including Canadian Insolvency Laws), as now constituted or hereafter amended, or any other petition, procedure or other application for relief under the federal or other similar bankruptcy, receivership, reorganization or insolvency laws of any jurisdiction (including Canadian Insolvency Laws), as now constituted or hereafter amended, has been filed against the Account Debtor, declared a moratorium on any indebtedness or is the subject of a voluntary scheme of arrangement or if the Account Debtor has failed, suspended business or payments, ceased to be Solvent, or consented to or suffered a receiver, receiver manager, trustee, administrator, liquidator, compulsory manager, monitor or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

(viii) (1) with respect to Account Debtors of any US Borrowing Base Party, it arises from a sale made or services rendered to an Account Debtor outside the United States, unless the sale is either (a) to an Account Debtor located in Ontario, British Columbia or Alberta or any other province of Canada in which the PPSA has been adopted in substantially the same form as currently in effect in Ontario or (b) is subject to Approved Credit Support or (2) with respect to Account Debtors of any UK Borrowing Base Party it arises from a sale made or services rendered to an Account Debtor outside the United Kingdom, unless the sale is subject to Approved Credit Support, or (3) with respect to Account Debtors of any US Borrowing Base Party, the Account Debtor is the government of any country or sovereign state other than the United States, or of any state, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the sale is subject to Approved Credit Support, or (4) with respect to Account Debtors of any UK Borrowing Base Party or Canadian Borrowing Base Party, the Account Debtor is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the sale is subject to Approved Credit Support, or (5) with respect to Account Debtors of any Canadian Borrowing Base Party, it arises from a sale made or services rendered to an Account Debtor that is not located in Ontario, British Columbia or Alberta or any other province or territory of Canada in which the PPSA has been adopted in substantially the same form as currently in effect in Ontario, unless the sale is subject to Approved Credit Support; or

(ix) (1) it arises from a sale to the Account Debtor on a bill-and-hold or, consignment basis or in any other transaction wherein goods are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional (other than, for the avoidance of doubt, a rental or lease basis) or (2) it is subject to a reserve established by US Company or any of its Subsidiaries for potential returns or refunds, to the extent of such reserve; or

(x) the Account Debtor is the United States of America, any State or any political subdivision or department, agency or instrumentality thereof, unless the applicable Borrowing Base Party, assigns its right to payment of such Account to the Collateral Agent, in a manner satisfactory to the Administrative Agent, in its Permitted Discretion, so as to comply with the Assignment of Claims Act of 1940 (31 USC. §203 et seq., as amended) or complies with any similar applicable state or local law as the Administrative Agent may require; or

(xi) the Account Debtor is the federal government of Canada or the Province of Alberta, Manitoba or New Brunswick or any Canadian territorial government or any other province of Canada which has legislation which restricts the collateral assignment of Crown obligations which are Accounts or, in each case, of any department, agency or instrumentality thereof, unless the applicable Borrowing Base Party complies with the requirements of the Financial Administration Act (Canada), CITA, or any similar applicable provincial or territorial law, so that such Borrowing Base Party may assign its right to payment of such Account to the Collateral Agent, in a manner satisfactory to the Administrative Agent, in its Permitted Discretion; or

(xii) it is not at all times subject to Collateral Agent’s duly perfected, First Priority security interest and to no other Lien that is not a Permitted Lien; or

(xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrowing Base Party and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

(xiv) the Account is evidenced by an instrument of any kind, or has been reduced to judgment; or

(xv) the applicable Borrowing Base Party has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

(xvi) more than 50% of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder; or

(xvii) the Account is subject to any progress payment or other similar advance made by or for the benefit of the applicable Account Debtor; or

(xviii) the Account evidences a lease or sale to an Account Debtor that is an individual to the extent that the aggregate of such Accounts exceeds $1,000,000 or the Equivalent Amount thereof; or

(xix) the Account represents amounts which have not yet been billed to the applicable Account Debtor and the amount of such Account together with the amount of all other Accounts which represent amounts which have not yet been billed to the applicable Account Debtors to the extent such amount exceeds $10,000,000 or the Equivalent Amount thereof; or

(xx) except as provided in clauses (x) and (xi) above, with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Liens in such Account, or the Collateral Agent’s right or ability to obtain direct payment to the Collateral Agent of the proceeds of such Account, is governed by any national, federal, state, provincial or local statutory requirements other than those of the UCC or, in the case of the UK Borrowing Base Parties, the UK Companies Act of 1985 (as amended), or, in the case of the Canadian Borrowing Base Parties, a PPSA in substantially the same form as currently in effect in Ontario; or

(xxi) in the case of Accounts of any US Borrowing Base Party, is not payable in Dollars or Canadian Dollars or, in the case of Accounts of any UK Borrowing Base Party, is not payable in Dollars, Pounds Sterling or Euros or, in the case of Accounts of any Canadian Borrowing Base Party, is not payable in Dollars or Canadian Dollars; or

(xxii) with respect to the UK Borrowing Base Parties, Accounts regulated by the UK Consumer Credit Act of 1974 (as amended); or

(xxiii) with respect to the UK Borrowing Base Parties, the Accounts are governed by laws other than that of England and Wales.

“Eligible Cabin Fleet Inventory” shall mean Eligible Goods Inventory of the UK Borrowing Base Parties, taken as a whole, consisting of Cabin Fleet Inventory, valued at the lower of the UK Borrowing Base Parties’ cost or Net Orderly Liquidation Value.

“Eligible Canadian Account” shall mean an Eligible Account of Canadian Company or another Canadian Borrowing Base Party.

“Eligible Canadian Cash” shall mean the aggregate amount of cash of the Canadian Borrowing Base Parties (other than any cash that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the Canadian Borrowing Base Parties unless such appearance is related to the Credit Documents (or the Liens created thereunder)) on deposit in any account that is subject to a Cash Management Control Agreement; provided that if the subject account is held at an institution other than the Collateral Agent or any of its Affiliates, at any time that Eligible Canadian Cash is included in the US Borrowing Base, the Canadian Borrowing Base or the UK Borrowing Base, the Administrative Agent reserves the right to verify the balance of such account not more frequently than once per day.

“Eligible Canadian Container Inventory Held For Sale” shall mean Eligible Container Inventory Held For Sale of Canadian Company or another Canadian Borrowing Base Party.

“Eligible Canadian Machinery and Equipment” shall mean Eligible Machinery and Equipment of Canadian Company or another Canadian Borrowing Base Party.

“Eligible Canadian Raw Materials Inventory” shall mean Eligible Raw Materials Inventory of Canadian Company or another Canadian Borrowing Base Party.

“Eligible Canadian Rental Fleet Inventory” shall mean Eligible Rental Fleet Inventory of Canadian Company or another Canadian Borrowing Base Party.

“Eligible Canadian Work-In-Process Container Inventory” shall mean Eligible Work-In-Process Container Inventory of Canadian Company or another Canadian Borrowing Base Party.

“Eligible Container Fleet Inventory” shall mean Eligible Goods Inventory of the applicable Borrowing Base Parties, taken as a whole, consisting of Container Fleet Inventory, valued at the lower of the applicable Borrowing Base Parties’ cost or Net Orderly Liquidation Value, except for custom containers that are pre-sold and ISO containers that are pre-sold, which will be valued at the lower of the Borrowing Base Parties’ cost or sales invoice price.

“Eligible Container Inventory Held For Sale” shall mean Eligible Goods Inventory of the applicable Borrowing Base Parties, taken as a whole, consisting of (a) new and used manufactured or remanufactured portable and ISO containers and portable mobile offices held by such Borrowing Base Parties for intended sale to third parties, containers temporarily out of service and otherwise unrefurbished ISO units and (b) up to $15,000,000 (or the Equivalent Amount thereof) of containers used by such Borrowing Base Parties in the conduct of their business (and not held for sale or lease), each of which containers in clauses (a) and (b) shall be valued at the net book value thereof.

“Eligible Goods Inventory” shall mean all of the Inventory owned by one of the Borrowing Base Parties that comply in all material respects with each of the representations and warranties respecting such Inventory made in the Credit Documents, and that are not excluded as ineligible by one or more of the excluding criteria set forth below, and which the Administrative Agent shall have, in its Permitted Discretion, deemed to be Eligible Goods Inventory. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Goods Inventory from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company after consultation with US Company. The amount of Eligible Goods Inventory shall be determined on a first-in, first-out basis; and Inventory “cost” shall be determined in a manner consistent with the respective Borrowing Base Parties’ current and historical accounting practices unless otherwise specifically provided in this Agreement. Unless otherwise approved in writing by Administrative Agent, no Inventory shall be deemed Eligible Goods Inventory if:

(i) it is not owned solely by a Borrowing Base Party or a Borrowing Base Party does not have good, valid and marketable title thereto; or

(ii) it is not (A) with respect to a US Borrowing Base Party (x) located at one of the locations in the United States or Canada, in either case, set forth on Schedule 1.01(b), or from and after the date hereof, another location maintained by a US Borrowing Base Party in the United States or Canada (it being understood that, with respect to Inventory with a cost in excess of $1,000,000 (or the Equivalent Amount thereof) located in any Province of Canada other than the Provinces of British Columbia, Alberta or Ontario, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), or (y) on lease with a customer in the ordinary course of business and located in the United States or Canada (it being understood that, with respect to Inventory located in Canada, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), (B) with respect to a UK Borrowing Base Party (x) located at one of the locations in the United Kingdom set forth on Schedule 1.01(c), or from and after the date hereof, another location maintained by a UK Borrowing Base Party in the United Kingdom, or (y) on lease with a customer in the ordinary course of business and located in the United Kingdom or (C) with respect to a Canadian Borrowing Base Party, located at one of the locations in Canada set forth on Schedule 1.01(d), or from and after the date hereof, another location maintained by a Canadian Borrowing Base Party in the United States or Canada (it being understood that, with respect to Inventory with a cost in excess of $1,000,000 (or the Equivalent Amount thereof) located in any Province of Canada other than the Provinces of British Columbia, Alberta or Ontario, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the Provinces of British Columbia, Alberta or Ontario (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed); or

(iii) it is not subject to a valid and perfected First Priority Lien in favor of Collateral Agent except, with respect to Inventory stored at sites described in clause (ii) above, for Liens for unpaid rent or normal and customary warehousing charges; provided that this clause (iii) will not apply to either (A) Inventory represented by a Certificate of Title (such Inventory being subject to clause (xi) below) or (B) Inventory with a cost not in excess of $1,000,000 (or the Equivalent Amount thereof) located in any Province of Canada other than the Provinces of British Columbia or Ontario, which such Inventory described in this clause (B) need not be subject to a First Priority Lien; or

(iv) it consists of goods returned or rejected by Borrowing Base Party’s or Affiliate’s customers or goods in transit to third parties; or

(v) it is not first-quality finished goods or work in process, is obsolete, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

(vi) it is subject to a lease which should be classified as a capital lease under GAAP or contains a purchase option for an amount less than the amount equal to the net book value; or

(vii) it cannot be located at the time of Borrowing Base Party’s physical inventory; or

(viii) it is subject to any third party retention of title or romalpa provision, unless a Reserve has been established by the Administrative Agent in respect of the UK Priority Claims related thereto in an amount equal to the value of such claims; or

(ix) it is Eligible Raw Materials Inventory or Eligible Machinery and Equipment; or

(x) it is damaged or defective and is not repairable; or

(xi) it is Inventory represented (or required to be represented) by a Certificate of Title unless the Credit Parties shall have complied with Article VI of the US Security Agreement; or

(xii) it has not been appraised by the Appraiser with an appraisal in form and substance satisfactory to Administrative Agent and reasonably satisfactory to the Required Lenders and it is not of an identical kind or type of Inventory that has been appraised.

“Eligible Inventory” shall mean Eligible Goods Inventory and Eligible Raw Materials Inventory.

“Eligible Machinery and Equipment” shall mean all of the Equipment owned by a Borrowing Base Party in the ordinary course of business and which complies in all material respects with the representations and warranties respecting Eligible Machinery and Equipment made in the Credit Documents and that are not excluded as ineligible by virtue of one or more of the exclusionary criteria set forth below. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Machinery and Equipment from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company after consultation with US Company. Eligible Machinery and Equipment shall be valued at its Net Orderly Liquidation Value. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Equipment shall be deemed Eligible Machinery and Equipment if:

(i) it is not owned solely by a Borrowing Base Party or a Borrowing Base Party does not have good, valid and marketable title thereto; or

(ii) it is not (A) with respect to a US Borrowing Base Party, located at one of the locations in the United States or Canada set forth on Schedule 1.01(b), or from and after the date hereof, another location maintained by a US Borrowing Base Party in the United States or Canada (it being understood that, with respect to Equipment located in any Province of Canada other than the Provinces of British Columbia, Alberta or Ontario, such Equipment must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Equipment located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), (B) with respect to a UK Borrowing Base Party, located at one of the locations in the United Kingdom set forth on Schedule 1.01(c), or from and after the date hereof, another location maintained by a UK Borrowing Base Party in the United Kingdom or (C) with respect to a Canadian Borrowing Base Party, located at one of the locations in Canada set forth on Schedule 1.01(d), or from and after the date hereof, another location maintained by a Canadian Borrowing Base Party in the United States or Canada (it being understood that, with respect to Equipment located in the United States or any Province of Canada other than the Provinces of British Columbia, Alberta or Ontario, such Equipment must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Equipment located in the Provinces of British Columbia, Alberta or Ontario (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed); or

(iii) it is not subject to a valid and perfected First Priority Lien in favor of Collateral Agent except, with respect to Equipment stored at sites described in clause (ii) above, for Liens for unpaid rent or normal and customary warehousing charges; provided that this clause (iii) will not apply to Equipment represented by a Certificate of Title (such Equipment being subject to clause (v) below); or

(iv) it has not been appraised by the Appraiser with an appraisal in form and substance satisfactory to Administrative Agent and reasonably satisfactory to the Required Lenders and it is not of an identical kind or type of Equipment that has been appraised; or

(v) it is Equipment represented (or required to be represented) by a Certificate of Title or constitutes Serial Numbered Equipment unless the Borrowing Base Parties that own the Equipment shall have complied with (A) Article VI of the US Security Agreement and/or (B) Article VI of the Canadian Security Agreement, as applicable; or

(vi) it is Eligible Goods Inventory.

“Eligible Raw Materials Inventory” shall mean Inventory of a Borrowing Base Party, purchased from third parties consisting of steel, lumber, plywood, paint, drywall, plumbing materials and fixtures, electrical components, insulation materials, HVAC materials, doors and windows, and fasteners, valued at the applicable Borrowing Base Party’s cost (except, in the case of steel, lumber, plywood, or paint, where, for purposes of fiscal year end calculations, the value will be the lower of the applicable Borrowing Base Party’s cost or market), which Administrative Agent, in its Permitted Discretion, deems to be Eligible Raw Materials Inventory. The amount of Raw Materials Inventory shall be determined on a first-in, first-out basis. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Inventory shall be deemed Eligible Raw Materials Inventory if:

(i) it is not owned solely by a Borrowing Base Party or a Borrowing Base Party does not have good, valid and marketable title thereto; or

(ii) it is not (A) with respect to a US Borrowing Base Party, located at one of the locations in the United States or Canada set forth on Schedule 1.01(b), or from and after the date hereof, another location maintained by a US Borrowing Base Party in the United States or Canada (it being understood that, with respect to Inventory located in any Province of Canada other than the Provinces of British Columbia, Alberta or Ontario, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the United States (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed), (B) with respect to a UK Borrowing Base Party, it is not located at one of the locations in the United Kingdom set forth on Schedule 1.01(c), or from and after the date hereof, another location maintained by a UK Borrowing Base Party in the United Kingdom or (C) with respect to a Canadian Borrowing Base Party, located at one of the locations in Canada set forth on Schedule 1.01(d), or from and after the date hereof, another location maintained by a Canadian Borrowing Base Party in the United States or Canada (it being understood that, with respect to Inventory located in the United States or any Province of Canada other than the Provinces of British Columbia, Alberta or Ontario, such Inventory must be subject to a valid and perfected First Priority Lien in favor of the Collateral Agent, enforceable on substantially the same basis as the Liens in favor of the Collateral Agent pursuant to the Security Documents over Inventory located in the Provinces of British Columbia or Ontario (as reasonably determined by the Administrative Agent) and supported by such Additional Security Documents and opinions of counsel as the Administrative Agent may reasonably request, and with all actions required pursuant to Section 9.13(a) with respect to such Additional Security Documents having been completed); or

(iii) it is not subject to a valid and perfected First Priority Lien in favor of Collateral Agent except, with respect to Inventory stored at sites described in clause (ii) above, for Liens for unpaid rent or normal and customary warehousing charges; or

(iv) it is not first-quality raw materials, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

(v) it is Eligible Goods Inventory or Eligible Machinery and Equipment; or

(vi) it is subject to any third party retention of title or romalpa provision, unless a Reserve has been established by the Administrative Agent in respect of the UK Priority Claims related thereto in an amount equal to the value of such claims.

“Eligible Real Property” shall mean all of the Real Property owned by a US Borrowing Base Party in the ordinary course of business and which complies in all material respects with the representations and warranties respecting Real Property made in the Credit Documents and that are not excluded as ineligible by virtue of one or more of the exclusionary criteria set forth below. The Administrative Agent shall have the right to establish or modify Reserves against Eligible Real Property from time to time in its Permitted Discretion on three Business Days’ prior written notice to US Company after consultation with US Company. Eligible Real Property shall be valued at its Appraised Fair Market Value. Without limiting the generality of the foregoing, unless otherwise approved in writing by Administrative Agent, no Real Property shall be deemed Eligible Real Property if:

(i) it is not owned solely by a US Borrowing Base Party or a US Borrowing Base Party does not have good record and valid and marketable title in fee simple thereto; or

(ii) it is not located in the United States; or

(iii) it is not subject to a valid and perfected First Priority Lien, subject only to any Permitted Encumbrances, pursuant to a Mortgage in form and substance satisfactory to the Administrative Agent, in favor of the Administrative Agent or the Collateral Agent on behalf of itself and the Secured Creditors; or

(iv) it has not been appraised by the Appraiser with a FIRREA-compliant appraisal satisfactory to Administrative Agent; or

(v) it is not designated as “Eligible Real Property” on Schedule 1.01(e), as amended from time to time with the written consent of Administrative Agent; or

(vi) it is not covered by a Mortgage Policy with respect to the Lien of the Collateral Agent and casualty and property insurance, in each case reasonably acceptable to the Administrative Agent; or

(vii) environmental due diligence reasonably satisfactory to the Administrative Agent has not been completed with respect to such Real Property; or

(viii) an opinion of counsel for the Credit Party which is the owner of the Real Property has not been delivered to the Administrative Agent, in a form, scope and substance reasonably satisfactory to the Administrative Agent and its counsel, if reasonably requested by the Administrative Agent; or

(ix) a customary certificate in a form reasonably acceptable to the Administrative Agent has not been obtained indicating that the property is not in a flood zone, or if the property is in a flood zone, appropriate insurance reasonably acceptable to the Administrative Agent has not been obtained.

“Eligible Rental Fleet Inventory” shall mean (w) Eligible Cabin Fleet Inventory, (x) Eligible Container Fleet Inventory, (y) Eligible Trailer Fleet Inventory and (z) any other rental storage fleet Inventory or rental mobile office Inventory acquired and used in compliance with Section 10.17, in each case of clauses (w), (x), (y) and (z), valued at the lower of cost or Net Orderly Liquidation Value (except as otherwise expressly specified in the definition of “Eligible Cabin Fleet Inventory,” the definition of “Eligible Container Fleet Inventory,” the definition of “Eligible Trailer Fleet Inventory” or the definition of “Inventory,” as applicable, or any component definition of any of the foregoing), excluding in each case any Inventory that is not manufactured in accordance with and does not meet all standards imposed by all requirements of law or by any governmental authority having regulatory authority over such goods or their manufacture, use, sale, or lease.

“Eligible Trailer Fleet Inventory” shall mean Eligible Goods Inventory consisting of Trailer Fleet Inventory, excluding any Inventory that is not manufactured in accordance with and does not meet all standards imposed by all requirements of law or by any governmental authority having regulatory authority over such goods or their manufacture, use, sale, or lease.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) other than a natural Person (or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), but in any event excluding US Company and its Subsidiaries and Affiliates and any Defaulting Lender and its Affiliates.

“Eligible UK Account” shall mean an Eligible Account of UK Company or another UK Borrowing Base Party.

“Eligible UK Container Inventory Held For Sale” shall mean Eligible Container Inventory Held For Sale of the UK Borrowing Base Parties, taken as a whole.

“Eligible UK Machinery and Equipment” shall mean Eligible Machinery and Equipment of the UK Borrowing Base Parties, taken as a whole.

“Eligible UK Raw Materials Inventory” shall mean Eligible Raw Materials Inventory of the UK Borrowing Base Parties, taken as a whole.

“Eligible UK Rental Fleet Inventory” shall mean Eligible Rental Fleet Inventory of the UK Borrowing Base Parties, taken as a whole.

“Eligible UK Work-In-Process Container Inventory” shall mean Eligible Work-In-Process Container Inventory of the UK Borrowing Base Parties, taken as a whole.

“Eligible US Account” shall mean an Eligible Account of US Company or another US Borrowing Base Party.

“Eligible US Cash” shall mean the aggregate amount of cash of the US Borrowing Base Parties (other than any cash that appears (or would be required to appear) as “restricted” on a consolidated balance sheet of the US Borrowing Base Parties unless such appearance is related to the Credit Documents (or the Liens created thereunder)) on deposit in any account that is subject to a Cash Management Control Agreement; provided that if the subject account is held at an institution other than the Collateral Agent or any of its Affiliates, at any time that Eligible US Cash is included in the US Borrowing Base, the Canadian Borrowing Base or the UK Borrowing Base, the Administrative Agent reserves the right to verify the balance of such account not more frequently than once per day.

“Eligible US Container Inventory Held For Sale” shall mean Eligible Container Inventory Held For Sale of the US Borrowing Base Parties, taken as a whole.

“Eligible US Machinery and Equipment” shall mean Eligible Machinery and Equipment of the US Borrowing Base Parties, taken as a whole.

“Eligible US Raw Materials Inventory” shall mean Eligible Raw Materials Inventory of the US Borrowing Base Parties, taken as a whole.

“Eligible US Rental Fleet Inventory” shall mean Eligible Rental Fleet Inventory of the US Borrowing Base Parties, taken as a whole.

“Eligible US Work-In-Process Container Inventory” shall mean Eligible Work-In-Process Container Inventory of the US Borrowing Base Parties, taken as a whole.

“Eligible Work-In-Process Container Inventory” shall mean Eligible Goods Inventory, valued at net book value, consisting of: (a) new and used manufactured or remanufactured portable containers, which is in the work-in-process phase of manufacturing; (b) shaped steel component parts; or (c) sub-assemblies.

“End Date” shall have the meaning provided in the definition of Applicable Margin.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, enforceable guideline or policy, and rule of common law now or hereafter in effect and in each case as amended, and any binding or enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, agreement, consent decree or judgment, relating to Hazardous Materials, the environment, or employee health and safety, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 USC § 6901 et seq.; the Federal Water Pollution Control Act, 33 USC. § 1251 et seq.; the Toxic Substances Control Act, 15 USC. § 2601 et seq.; the Clean Air Act, 42 USC. § 7401 et seq.; the Safe Drinking Water Act, 42 USC. § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC. § 1801 et seq.; the Occupational Safety and Health Act, 29 USC. §651 et seq.; and any state, provincial and local or foreign counterparts or equivalents in any jurisdiction, in each case as amended from time to time.

“EPCRS” shall have the meaning provided in Section 8.23(a).

“Equipment” shall mean all machinery, apparatus, equipment, motor vehicles and other similar assets (other than Inventory) used in the operations of the US Company or any of its Subsidiaries or owned by the US Company or any of its Subsidiaries or in which the US Company or any of its Subsidiaries has an interest, whether now owned or hereafter acquired by a Borrower or any of its Subsidiaries or Affiliates and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefore.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Equivalent Amount” shall mean (i) the equivalent amount in US Dollars of any amount expressed in Pounds Sterling, Euros or Canadian Dollars, as the case may be, as determined by Administrative Agent on the date of determination on the basis of the Spot Rate for the purchase of US Dollars with Pounds Sterling, Euros or Canadian Dollars, as the case may be, on the relevant Computation Date provided for hereunder; or (ii) the equivalent amount in Pounds Sterling, Euros or Canadian Dollars, as the case may be, of any amount expressed in US Dollars as determined by Administrative Agent on the date of determination on the basis of the Spot Rate for the purchase of Pounds Sterling, Euros or Canadian Dollars, as the case may be, with Dollars on the relevant Computation Date provided for hereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” shall mean the single currency of the Participating Member States.

“EURIBOR” shall mean with respect to any Interest Period:

(a) the rate of interest appearing on Reuters Screen EURIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as reasonably determined by the Administrative Agent or such other appropriate page of such other service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in each case, in consultation with US Company) (the “EURIBOR Screen Rate”) as the Euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for deposits in Euros for delivery on the first day of such Interest Period and for a term comparable to such Interest Period, at approximately 11:00 a.m. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; and

(b) if no rate is available as described above with respect to an Interest Period applicable to UK Revolving Loans, the annual rate determined by the Administrative Agent as being equal to the arithmetic mean (rounded up if necessary to the nearest four decimal places) of the rates supplied to the Administrative Agent by four (4) reference banks selected by the Administrative Agent in the European interbank market, at approximately 3:00 p.m. (Brussels time) three Business Days before the first day of such Interest Period as quoted by the respective reference banks to leading banks on the European interbank market for deposits in Euros, for a period equivalent to such Interest Period and starting on the first day of such Interest Period and for an amount comparable to the amount of such EURIBOR Loan.

For the avoidance of doubt, if the EURIBOR rate is calculated to be less than zero, EURIBOR shall be deemed to be zero.

“EURIBOR Loan” shall mean each UK Revolving Loan denominated in Euros bearing interest at a rate determined by reference to EURIBOR.

“EURIBOR Screen Rate” shall have the meaning assigned to such term in the definition of “EURIBOR”.

“EURIBOR Successor Rate” shall have the meaning assigned to such term in Section 2.22.

“EURIBOR Successor Rate Conforming Changes” shall mean, with respect to any proposed EURIBOR Successor Rate, any conforming changes to the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with US Company, to reflect the adoption of such EURIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such EURIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with US Company is reasonably necessary in connection with the administration of this Agreement).

“Euro Denominated Revolving Loan” shall have the meaning set forth in Section 2.01(b) hereof.

“Euro Funding Capacity” shall mean, for any Lender, the ability of such Lender or an Affiliate or branch office thereof to fund UK Revolving Loans denominated in Euros, as set forth in the records of Administrative Agent.

“Euro Funding Capacity Lender” shall mean each Lender other than (i) in the case of each Lender as of the Effective Date, each Lender that shall have confirmed in writing, to the satisfaction of the Administrative Agent, on or prior to the Effective Date, that neither it nor any domestic or foreign branch or Affiliate of such Lender has the ability to fund UK Revolving Loans denominated in Euros and (ii) in the case of each Lender after the Effective Date, each Lender that shall have confirmed in writing, to the satisfaction of the Administrative Agent, on or prior to the date such Lender becomes a Lender hereunder, that neither it nor any domestic or foreign branch or Affiliate of such Lender has the ability to fund UK Revolving Loans denominated in Euros, in each case until such time as such Lender shall have confirmed in writing to the Administrative Agent that it or any domestic or foreign branch or Affiliate of such Lender does have the ability to fund UK Revolving Loans denominated in Euros.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 15.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to the Administrative Agent and each Lender that holds US Obligations or required to be withheld or deducted from a payment to the Administrative Agent and each Lender that holds US Obligations: except as provided in clause (ii) below, (i) any Tax imposed on or measured by the net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, of a recipient (1) imposed in lieu of income Taxes pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein or (2) that are Other Connection Taxes, (ii) in the case of a Non-U.S. Lender that holds US Obligations (other than an assignee pursuant to a request by a Borrower under Section 2.13), any withholding Tax that is imposed on amounts payable or for the account of such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto or changes its lending office (except to the extent that (1) such Lender’s assignor (if any) would have been entitled, at the time of assignment, or (2) such Lender would have been entitled, at the time it changed its lending office, in each case, to receive additional amounts from the US Borrowers and US Guarantors pursuant to Section 5.04), (iii) any Taxes attributable to such Lender’s failure to comply with Section 5.04(b), and (iv) any US federal withholding Taxes imposed under FATCA. For the definition of “Excluded Taxes”, the term “Lender” includes any Issuing Lender.

“Executive Order” shall have the meaning provided in Section 8.33(a).

“Existing Credit Agreement” shall have the meaning provided in the Recitals.

“Existing Indebtedness” shall have the meaning provided in Section 8.30.

“Existing Indebtedness Agreements” shall mean all agreements evidencing or relating to Indebtedness of US Company or any of its Subsidiaries which is to remain outstanding after giving effect to the Transactions.

“Existing Canadian Letter of Credit” shall have the meaning provided in Section 3.03(c).

“Existing UK Letter of Credit” shall have the meaning provided in Section 3.02(c).

“Existing US Letter of Credit” shall have the meaning provided in Section 3.01(c).

“Expenses” shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent, the Collateral Agent or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement or the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent and the Collateral Agent, fees and Other Taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or other governing body, a designated senior executive officer, of US Company, or the Subsidiary of US Company selling such asset.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FDIC” shall have the meaning specified in Section 10.07(e)

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent in consultation with US Company. For the avoidance of doubt, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Final Maturity Date” shall mean March 22, 2024.

“First A&R Effective Date” shall have the meaning provided in the Recitals.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“Fixed Charge Coverage Ratio” shall mean as of any date of determination, the ratio of (i) Consolidated Net Cash Flow for the four fiscal quarters ending on such date to (ii) Fixed Charges.

“Fixed Charges” shall mean as of any date of determination, the sum of Interest Expense for the four fiscal quarters ending on such date plus the principal payments with respect to Funded Debt (other than payments of Revolving Loans) made during the four fiscal quarters ending on such date.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) The Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing.

“Foreign Account” shall mean each account of any Credit Party established at a bank, other than in the United States, Canada or the United Kingdom set forth on Part F of Schedule 10.18.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Credit Party or any of its Subsidiaries primarily for the benefit of employees of any Credit Party or any such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean any Subsidiary of US Company that is not a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” means any Domestic Subsidiary with no material assets other than stock (or stock and intercompany indebtedness) of one or more Foreign Subsidiaries.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s RL Percentage of the outstanding Letter of Credit Outstandings other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s RL Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funded Debt” shall mean, without duplication, (i) Indebtedness arising from the lending of money by any Person to US Company or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to US Company or any of its Subsidiaries, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of US Company or any of its Subsidiaries under any guaranty of obligations that would constitute Funded Debt under clauses (i) through (iv) hereof, if owed directly by US Company or any of its Subsidiaries. Funded Debt shall not include trade payables or accrued expenses or Indebtedness (other than Indebtedness under this Agreement) of up to the amount permitted pursuant to Section 10.05(g) incurred to finance insurance premiums.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“General Intangibles” shall mean “general intangibles” as such term is defined in Article 9 of the UCC.

“Governmental Authority” shall mean the government of the United States, the United Kingdom, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case, in any jurisdiction.

“Guarantees” shall mean the guarantees issued pursuant to Section 15.

“Guarantor” shall mean each US Guarantor and each Non-US Obligation Guarantor.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.

“Highest Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Immaterial Subsidiary” shall mean, as of any date of determination, any Subsidiary that as of such time has (i) consolidated total assets with a book value of $5,000,000 or less and (ii) consolidated revenues of $5,000,000 or less for the most recently ended period of four consecutive fiscal quarters; provided that all such Subsidiaries in the aggregate may not have (i) consolidated total assets with a book value in excess of $25,000,000 or (ii) consolidated revenues in excess of $25,000,000 for the most recently ended period of four consecutive fiscal quarters; provided, further that notwithstanding anything in this Agreement or any other Credit Document to the contrary, in no event shall any Immaterial Subsidiary be required to become a Guarantor hereunder; provided, further that notwithstanding the foregoing, any Subsidiary that guarantees the payment of the Senior Notes or any Permitted Additional Financing Indebtedness shall not be an Immaterial Subsidiary.

“Incremental Commitment” shall mean, for any Lender, any Revolving Loan Commitment provided by such Lender after the Effective Date in an Incremental Commitment Agreement delivered pursuant to Section 2.15; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.15.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit D (appropriately completed, and with such modifications as may be satisfactory to the Administrative Agent) executed and delivered in accordance with Section 2.15.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.15(b).

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (i) no Default or Event of Default then exists or would result therefrom; (ii) all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (it being understood and agreed that (x) any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date and (y) any representations and warranties qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects at such time); (iii) the delivery by US Company to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each other Credit Party, acknowledging that such Incremental Commitment and all Revolving Loans subsequently incurred, and Letters of Credit issued, pursuant to such Incremental Commitment shall constitute (and be included in the definitions of) Obligations and be secured on a pari passu basis with the Obligations under the relevant Security Documents; (iv) the delivery by US Company to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (v) the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under Applicable Law) as the Administrative Agent shall reasonably request; and (vi) the completion by each Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Commitment in order to create, continue or maintain the Liens of the Collateral Agent in the Collateral and the perfection thereof (including, without limitation, any Mortgage Modifications, Mortgage Policies and such other documents reasonably requested by the Administrative Agent to be delivered in connection therewith).

“Incremental Lender” shall have the meaning specified in Section 2.15(b).

“Indebtedness” shall mean, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (c) all indebtedness of the types described in clause (a), (b), (d), (e), (f), (g) or (h) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (f) all Contingent Obligations of such Person, (g) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (h) all Off-Balance Sheet Liabilities of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Agent Person” shall have the meaning provided in Section 12.06.

“Indemnified Person” shall have the meaning provided in Section 13.01.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the US Borrowers under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (b) such Lender’s RL Percentage of the aggregate principal amount of all Swingline Loans then outstanding and (c) such Lender’s RL Percentage of the aggregate amount of all Letter of Credit Outstandings at such time.

“Initial Post-Closing Availability Certificate” shall have the meaning provided in the definition of “Applicable Margin.”

“Interest Determination Date” shall mean, (i) with respect to any LIBOR Loan that is a Canadian LIBOR Loan, the date of commencement of any Interest Period relating to such Canadian LIBOR Loan, or (ii) with respect to any EURIBOR Loan or any LIBOR Loan that is not a Canadian LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan or EURIBOR Loan.

“Interest Expense” shall mean for the applicable period the sum (without duplication) of (a) the aggregate of the interest expense of US Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount and amortization or write-off of deferred financing costs, (ii) the net costs under obligations in respect of any Interest Rate Protection Agreements incurred in the fiscal quarter beginning after the Effective Date or any subsequent fiscal quarter, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation, plus (b) the interest component of any Capitalized Lease Obligation paid, accrued and/or scheduled to be paid or accrued by US Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus (c) interest income for such period, minus (d) in each case, to the extent included in Interest Expense for such period and without duplication, the sum of (i) any debt discounts, one-time financing fees or the amortization thereof, including such fees paid in connection with (A) the Transactions, (B) any amendment, consent or waiver to the Credit Documents, (C) any Indebtedness not otherwise prohibited under this Agreement, or (D) any amendment to or refinancing of such Indebtedness plus (ii) any costs associated with payment premiums, breakage costs, make-whole fees or similar costs or expenses payable in connection with any refinancing, repurchase, repayment or other satisfaction of Indebtedness not otherwise prohibited under this Agreement (including any such costs relating to the Transactions).

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean “inventory” as such term is defined in Article 9 of the UCC.

“Investments” shall mean all expenditures made and all liabilities incurred (including Contingent Obligations) for or in connection with the acquisition of Equity Interests or Indebtedness of a Person, loans, advances, capital contributions or transfers of property to a Person, or acquisition of substantially all the assets of a Person or of a line of business or division of a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount guaranteed and outstanding; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted.

“Issuing Lender” shall mean each US Issuing Lender, each UK Issuing Lender and each Canadian Issuing Lender.

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit E (appropriately completed).

“Joint Bookrunners” shall mean, collectively, Deutsche Bank Securities Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Bank of the West, each in its capacity as a Joint Bookrunner.

“Judgment Currency” shall have the meaning provided in Section 13.23.

“Landlord Personal Property Collateral Access Agreement” shall mean a Landlord Waiver and Consent Agreement in form and substance satisfactory to the Administrative Agent.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.15 or 13.04(b).

“Letter of Credit” shall mean each US Letter of Credit, each UK Letter of Credit and each Canadian Letter of Credit.

“Letter of Credit Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

“Letter of Credit Commitment” shall mean, as to any Issuing Lender, its commitment to issue Letters of Credit, and to amend, increase or extend Letters of Credit previously issued by it, in an aggregate Stated Amount (which for any Letter of Credit shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the Stated Amount thereof, the Stated Amount of such Letter of Credit shall be deemed to be the amount of the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time), in Dollars or the Equivalent Amount thereof, at any time outstanding not to exceed (a) in the case of any Issuing Lender party hereto as of the Effective Date, the amount set forth opposite such Issuing Lender’s name on Schedule 1.01(a) under the heading “Letter of Credit Commitments”; and (b) in the case of any Lender that becomes an Issuing Lender hereunder thereafter, the amount which shall be set forth in the written agreement by which such Lender shall become an Issuing Lender hereunder and an updated Schedule 1.01(a), in each case as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Issuing Lender, US Company and the Administrative Agent.

“Letter of Credit Exposure” shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit. The Letter of Credit Exposure of any Lender at any time shall be its RL Percentage of the aggregate Letter of Credit Exposure at such time.

“Letter of Credit Fee” shall mean each of the US Letter of Credit Fee, the UK Letter of Credit Fee and the Canadian Letter of Credit Fee.

“Letter of Credit Outstandings” shall mean, at any time, the sum of the US Letter of Credit Outstandings, the UK Letter of Credit Outstandings and the Canadian Letter of Credit Outstandings.

“LIBOR” shall mean with respect to any Interest Period:

(a) the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as reasonably determined by the Administrative Agent or such other appropriate page of such other service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion, in each case, in consultation with US Company) (the “LIBOR Screen Rate”) as the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for deposits in US Dollars or Pounds Sterling, as applicable, for delivery on the first day of such Interest Period and for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; and

(b) if no rate is available as described above with respect to an Interest Period, the annual rate reasonably determined by the Administrative Agent in consultation with US Company as being equal to the arithmetic mean (rounded up if necessary to the nearest four decimal places) of the rates supplied to the Administrative Agent by four (4) reference banks selected by the Administrative Agent in the London interbank market, at approximately 3:00 p.m. (London time) three Business Days before the first day of such Interest Period as quoted by the respective reference banks to leading banks on the London interbank market for deposits in US Dollars or Pounds Sterling, as applicable, for a period equivalent to such Interest Period and starting on the first day of such Interest Period and for an amount comparable to the amount of such LIBOR Loan.

For the avoidance of doubt, if LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Loan” shall mean each US LIBOR Loan, each UK LIBOR Loan and each Canadian LIBOR Loan.

“LIBOR Screen Rate” shall have the meaning assigned to such term in the definition of “LIBOR”.

“LIBOR Successor Rate” shall have the meaning assigned to such term in Section 2.21.

“LIBOR Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent in consultation with US Company, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with US Company is reasonably necessary in connection with the administration of this Agreement).

“Lien” shall mean any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“London Business Day” shall mean a day for trading by and between banks in US Dollar and Pounds Sterling deposits in the London interbank eurodollar market.

“Mandatory Redeemable Obligation” shall mean an obligation of US Company or any of its Subsidiaries (or guaranteed by any of them) which must be redeemed or repaid (a) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (b) at the option of any Person other than US Company or such Subsidiary, or (c) upon the occurrence of a condition not solely within the control of US Company or such Subsidiary, such as a redemption required to be made out of future earnings.

“Mandatory Borrowing” shall mean each of a Mandatory US Borrowing or a Mandatory UK Borrowing.

“Mandatory UK Borrowing” shall have the meaning provided in Section 2.01(g).

“Mandatory US Borrowing” shall have the meaning provided in Section 2.01(f).

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of US Company on the date of the declaration of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of the common (or common equivalent) Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Reaffirmation Agreements” shall mean, collectively, the US Master Reaffirmation Agreement, the Second US Master Reaffirmation Agreement, the Canadian Master Reaffirmation Agreement, and the Second Canadian Master Reaffirmation Agreement.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of US Company and its Subsidiaries, taken as a whole, (ii) the impairment of the ability of US Company or any other Credit Party to perform its obligations under the Credit Documents to which it is a party or of Administrative Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of a material portion of the Collateral or the amount which Administrative Agent or the Lenders would receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

“Maximum Incremental Commitment Amount” shall mean $500,000,000.

“Maximum Canadian Letter of Credit Amount” shall have the meaning provided in Section 3.06.

“Maximum Rate” shall have the meaning provided in Section 13.19.

“Maximum UK Letter of Credit Amount” shall have the meaning provided in Section 3.05.

“Maximum UK Swingline Amount” shall mean $20,000,000 or the Equivalent Amount thereof.

“Maximum US Letter of Credit Amount” shall have the meaning provided in Section 3.04.

“Maximum US Swingline Amount” shall mean $25,000,000.

“Minimum Availability Amount” shall mean, at any time, the greater of (i) $90,000,000 and (ii) ten percent (10%) of the lesser of (A) the Total Revolving Loan Commitment at such time and (B) the Aggregate Borrowing Base at such time.

“Minimum Borrowing Amount” shall mean for Revolving Loans, $1,000,000, £1,000,000, €1,000,000 or CA$1,000,000, as applicable, and increments of $100,000, £100,000, €100,000 and CA$100,000 in excess thereof, as applicable; there shall be no Minimum Borrowing Amount with respect to Swingline Loans.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances or other credit support provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount equal to 103% of the aggregate amount of all Letter of Credit Outstandings.

“Mobile Mini 2024 Indenture” shall mean the Indenture, dated May 9, 2016, by and among US Company, as issuer, any guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee, paying agent, registrar and transfer agent, relating to the 5 7/8% Senior Notes due 2024, as modified, supplemented, amended or restated (including any amendment and restatement thereof) in accordance with Section 10.14(a).

“Mobile Mini 2024 Senior Notes” shall mean US Company’s senior unsecured notes in the aggregate principal amount of $250,000,000 due 2024 issued pursuant to the Mobile Mini 2024 Indenture, and on terms and conditions satisfactory to the Lenders, as modified, supplemented, amended or restated (including any amendment and restatement thereof) in accordance with Section 10.14(a).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably acceptable to the Administrative Agent.

“Mortgage Modification” shall have the meaning provided in Section 6.13.

“Mortgage Policy” shall mean a lender’s title insurance policy (Form 1992).

“Mortgaged Property” shall mean any Real Property owned by US Company or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms of this Agreement or any Security Document.

“Motor Vehicle Agent” shall mean MSG Asset Trust, a Delaware statutory trust, in its capacity as motor vehicle agent for the Collateral Agent under the Delaware Trust Security Agreement, and shall include any permitted successors thereto.

“Motor Vehicles” shall mean Inventory or Equipment that is subject to any motor vehicle registration statute, including, without limitation, any of those statutes described in the Uniform Commercial Code Section 9-311(a)(2), as adopted in any state in which a Credit Party owns any Collateral.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which contributions are, or within the immediately preceding six-year period, have been made (or have been required to have been made) by any US Borrower or any of its Subsidiaries or an ERISA Affiliate.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Orderly Liquidation Value” shall mean the Orderly Liquidation Value (net of costs and expenses reasonably estimated to be incurred in connection with such liquidation) of the Eligible Machinery and Equipment or Eligible Rental Fleet Inventory, as applicable, of the applicable Borrowing Base Parties, taken as a whole.

“Non-Compete Agreements” shall mean all non-compete agreements entered into by US Company or any of its Subsidiaries which materially restrict the activities of US Company or any of its Subsidiaries.

“Non-Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.

“Non-US Guaranteed Obligation” shall have the meaning provided in Section 15.01(b).

“Non-US Obligation Guarantors” shall mean US Company and each Subsidiary that guarantees the Non-US Guaranteed Obligations including each Subsidiary listed under Schedule 8.04 (other than an Immaterial Subsidiary), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 9.13, Section 10.11 or Section 10.13. For the avoidance of doubt, US Company, each other US Borrower and each US Guarantor shall be Non-US Obligation Guarantors.

“Non-U.S. Lender” shall have the meaning provided in Section 5.04(b).

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each US Revolving Note, US Swingline Note, UK Revolving Note, UK Swingline Note and Canadian Revolving Note.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06(a).

“Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, Attention: Marguerite Sutton, Telephone No.: 212-250-1507, and Email: marguerite.sutton@db.com, and (ii) for operational notices, the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, FL 32256, Attention: Sara Pelton, Telephone No.: 904-271-2886, Email: agency.transactions@db.com and Sara.Pelton@db.com, or (in any case) such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean, collectively, the UK Obligations, the US Obligations and the Canadian Obligations.

“OFAC” shall have the meaning provided thereto in Section 8.33(a).

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that does not create a liability on the balance sheet of such Person, (c) any obligation under a Synthetic Lease or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Orderly Liquidation Value” shall mean the orderly liquidation value of the Borrowing Base Parties’ Eligible Goods Inventory or Eligible Machinery and Equipment that is estimated to be recoverable in an orderly liquidation of such Eligible Goods Inventory or Eligible Machinery and Equipment, as applicable, with such value determined from time to time by reference to the most recent appraisal completed by a qualified independent third-party appraisal company (approved by the Administrative Agent in its Permitted Discretion in consultation with US Company) delivered to the Administrative Agent; provided that, unless an appraisal is required pursuant to Section 10.13, such value in respect of any Eligible Goods Inventory or Eligible Machinery and Equipment acquired in accordance with Section 10.13, may be determined by reference to an identical kind or type of such Eligible Goods Inventory or Eligible Machinery and Equipment, as applicable, that has been so appraised.

“Original Credit Agreement” shall have the meaning provided in the Recitals.

“Original Effective Date” shall have the meaning provided in the Recitals.

“Other Connection Taxes” shall mean, with respect to any Recipient, taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such tax, including as a result of a branch or other lending office located in the jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements, or arrangements designed to protect against fluctuations in currency values.

“Other Taxes” shall have the meaning provided in Section 13.01.

“Participant Register” shall have the meaning provided in Section 13.04(a).

“Participating Member State” shall mean any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to economic and monetary union.

“Patriot Act” shall have the meaning provided in Section 13.18.

“Payment Conditions” shall mean with respect to any Restricted Payment (which such term, for purposes of this definition, shall include any prepayment, repurchase or redemption of any Indebtedness permitted pursuant to the Senior Note Documents and Permitted Additional Financing Documents), Restricted Foreign Funding, Acquisition or incurrence of Permitted Additional Financing Indebtedness, each of the following conditions shall be satisfied immediately after giving effect to such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness:

(i) no Default or Event of Default exists or would result therefrom and either (a) (x) the average daily Specified Excess Availability over the 30 days prior to the making of such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness calculated on a pro forma basis is greater than the greater of (A) 15% of the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Aggregate Borrowing Base at such time and (B) $130,000,000, and (y) the Specified Excess Availability calculated on a pro forma basis before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness shall be greater than the greater of (A) 15% of the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Aggregate Borrowing Base at such time and (B) $130,000,000 or (b) (x) the average daily Specified Excess Availability over the 30 days prior to the making of such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness calculated on a pro forma basis is greater than the greater of (A) 10% of the lesser of (1) the Total Revolving Loan

Commitment at such time and (2) the Aggregate Borrowing Base at such time and (B) $90,000,000, (y) the Specified Excess Availability calculated on a pro forma basis before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness shall be greater than the greater of (A) 10% of the lesser of (1) the Total Revolving Loan Commitment at such time and (2) the Aggregate Borrowing Base at such time and (B) $90,000,000 (each of the amounts set forth in clauses (i)(a)(x)(A), (i)(a)(x)(B), (i)(a)(y)(A), (i)(a)(y)(B), (i)(b)(x)(A), (i)(b)(x)(B), (i)(b)(y)(A) and (i)(b)(y)(B) above, the “Payment Conditions Thresholds”), and (z) before and immediately after giving effect to such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness and any Indebtedness incurred in connection therewith, US Company shall be in compliance with the financial covenant set forth in Section 10.21 (Fixed Charge Coverage Ratio) hereof, calculated on a pro forma basis (whether or not Section 10.21 hereof would then require compliance with such covenant) for the most recently ended fiscal quarter for which the financial statements in Section 9.01(b) have been delivered to the Administrative Agent; and

(ii) not later than one Business Day prior to the making of such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness, Administrative Agent shall receive a certificate of US Company, with supporting detail acceptable to Administrative Agent certifying that on the date on which such Restricted Payment, Restricted Foreign Funding, Acquisition or incurrence of any Permitted Additional Financing Indebtedness is made, US Company has satisfied the conditions set forth in clause (i) above.

“Payment Conditions Thresholds” shall have the meaning provided in the definition of Payment Conditions.

“Payment Office” shall mean (i) with respect to payments in US Dollars and Canadian Dollars, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto and (ii) with respect to payments in Pounds Sterling or Euros or other currencies other than US Dollars or Canadian Dollars, such account at such bank or office in London or such other place as Administrative Agent shall designate by notice to the Person required to make the relevant payment.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition” shall mean an Acquisition permitted under Section 10.13 of this Agreement.

“Permitted Additional Financing” shall mean additional secured or unsecured Indebtedness; provided that:

(i) no such Indebtedness shall (A) be subject to scheduled amortization in excess of 1% of its original principal balance per year or (B) have a final maturity, in either case prior to the date occurring six (6) months following the Final Maturity Date;

(ii) such Permitted Additional Financing shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, (A) upon the occurrence of an event of default, a sale of assets or a change in control, (B) as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of any Senior Notes outstanding immediately prior to the incurrence of any such Permitted Additional Financing, (C) as and to the extent such repayment, prepayment, redemption, repurchase or defeasance provisions are, individually and in the aggregate, no more restrictive than those contained herein (it being understood and agreed that the repayment, prepayment, redemption, repurchase or defeasance provisions set forth in this Agreement or any Senior Notes as of the Effective Date satisfy such requirement) and such provisions expressly provide that, until such time as the Revolving Loan Commitments have been terminated, all Obligations have been paid in full and no Letters of Credit are outstanding, any such repayment, prepayment, redemption, repurchase or defeasance shall not be required to be made to the extent not permitted by this Agreement or (D) upon the incurrence and with the proceeds of other Permitted Additional Financing) prior to the maturity of such Permitted Additional Financing; and

(iii) such Permitted Additional Financing shall not constitute an obligation (including pursuant to a guarantee) of any Person unless such Person is also a Credit Party.

“Permitted Additional Financing Document” shall mean any one or more loan agreements or indentures, dated the date any Permitted Additional Financing is incurred, by and among US Company, as issuer, any guarantors party thereto, and the lenders, agents and/or trustee party thereto, relating to the Permitted Additional Financing, as modified, supplemented, amended or restated (including any amendment and restatement thereof) in accordance with Section 10.14(a).

“Permitted Additional Financing Indebtedness” shall mean the loans or notes evidencing any Permitted Additional Financing, as modified, supplemented, amended or restated (including any amendment and restatement thereof) in accordance with Section 10.14(a).

“Permitted Capped Debt” shall mean Permitted Additional Financing Indebtedness in an aggregate principal amount not to exceed $300,000,000 or the Equivalent Amount thereof in the aggregate outstanding at any one time, so long as, as of the date of the incurrence thereof, the Payment Conditions shall have been satisfied.

“Permitted Discretion” shall mean the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which the Administrative Agent reasonably determines: (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property, the enforceability or priority of the Collateral Agent’s Liens thereon or the amount which any Secured Creditor would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property or (b) is evidence that any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of US Company is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, the Administrative Agent may consider, without duplication, such factors already included in or tested by the definition of Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property, as well as any of the following: (i) changes after the Effective Date in any material respect in demand for, pricing of, or product mix of Equipment or Inventory; (ii) changes after the Effective Date in any material respect in any concentration of risk with respect to Accounts; and (iii) any other factors arising after the Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its Permitted Discretion.

“Permitted Liens” shall have the meaning provided in Section 10.02.

“Permitted Ratio Debt” shall mean Permitted Additional Financing Indebtedness, so long as, as of the date of the incurrence thereof, the Credit Parties shall be in compliance with a Debt Ratio of 6.00:1.00 calculated on a pro forma basis before and immediately after giving effect to the incurrence of such Indebtedness.

“Permitted Senior Notes Refinancing” shall mean, in respect of any one or more series of Senior Notes being extended, renewed or refinanced, any Indebtedness that extends, renews or refinances such Senior Notes (or any Permitted Senior Notes Refinancing in respect thereof); provided that:

(i) (A) the maturity of such Permitted Senior Notes Refinancing shall not be earlier, and the weighted average life to maturity of such Permitted Senior Notes Refinancing shall not be shorter, than the maturity date or the remaining weighted average life to maturity of such Senior Notes being extended, renewed or refinanced and (B) the maturity date of such Permitted Senior Notes Refinancing shall not be prior to the date occurring ninety (90) days following the Final Maturity Date;

(ii) such Permitted Senior Notes Refinancing shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a sale of assets or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of any Senior Notes outstanding immediately prior to the incurrence of any such Permitted Senior Notes Refinancing) prior to the maturity of such Senior Notes being extended, renewed or refinanced;

(iii) such Permitted Senior Notes Refinancing shall not constitute an obligation (including pursuant to a guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of any Senior Notes outstanding immediately prior to the incurrence of any such Permitted Senior Notes Refinancing, and shall not constitute an obligation of any holding company of US Company if such Person shall not have been an obligor in respect of any Senior Notes outstanding immediately prior to the incurrence of any such Permitted Senior Notes Refinancing, and, in each case, shall constitute an obligation of such Subsidiary or of any holding company of US Company only to the extent of their obligations in respect of any Senior Notes outstanding immediately prior to the incurrence of any such Permitted Senior Notes Refinancing;

(iv) such Permitted Senior Notes Refinancing shall not be secured by any Lien on any asset;

(v) the covenants and events of default set forth in such Permitted Senior Notes Refinancing shall be, individually and in the aggregate, no more restrictive than those contained herein (it being understood and agreed that the covenants and events of default set forth in the Senior Notes as of the Effective Date satisfy such requirement); and

(vi) such Permitted Senior Notes Refinancing shall not include any financial covenants.

“Permitted Senior Notes Refinancing Indenture” shall mean any one or more indentures, dated the date any Permitted Senior Notes Refinancing is incurred, by and among US Company, as issuer, any guarantors party thereto, and the trustee party thereto, relating to the Permitted Senior Notes Refinancing incurred thereunder in accordance with Section 10.05(f)(ii) hereof, as modified, supplemented, amended or restated (including any amendment and restatement thereof) in accordance with Section 10.14(a).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA subject to Title IV of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) US Company or a Subsidiary of US Company or an ERISA Affiliate thereof, and each such plan maintained during the five-year period immediately preceding the date hereof.

“Pledge Agreements” shall mean each of the US Pledge Agreement, the Canadian Share Pledge Agreement and the UK Share Charges.

“Pounds Sterling” or “£” shall mean lawful money of the United Kingdom.

“Pounds Sterling Denominated Revolving Loan” shall have the meaning set forth in Section 2.01(b) hereof.

“Pounds Sterling Funding Capacity” shall mean, for any Lender, the ability of such Lender or an Affiliate or branch office thereof to fund UK Revolving Loans denominated in Pounds Sterling, as set forth in the records of Administrative Agent.

“Pounds Sterling Funding Capacity Lender” shall mean each Lender other than (i) in the case of each Lender as of the Effective Date, each Lender that shall have confirmed in writing, to the satisfaction of the Administrative Agent, on or prior to the Effective Date, that neither it nor any domestic or foreign branch or Affiliate of such Lender has the ability to fund UK Revolving Loans denominated in Pounds Sterling and (ii) in the case of each Lender after the Effective Date, each Lender that shall have confirmed in writing, to the satisfaction of the Administrative Agent, on or prior to the date such Lender becomes a Lender hereunder, that neither it nor any domestic or foreign branch or Affiliate of such Lender has the ability to fund UK Revolving Loans denominated in Pounds Sterling, in each case until such time as such Lender shall have confirmed in writing to the Administrative Agent that it or any domestic or foreign branch or Affiliate of such Lender does have the ability to fund UK Revolving Loans denominated in Pounds Sterling.

“PPSA” shall mean the Personal Property Security Act (Ontario) and other personal property security legislation of the applicable Canadian province or provinces in respect of the Credit Parties or the Collateral (including the Civil Code of Quebec and the regulation respecting the registration of personal and movable real rights promulgated thereunder) as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock of US Company.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Projections” shall mean the projections dated January 2019 that were prepared by or on behalf of US Company in connection with this Agreement and delivered to the Administrative Agent prior to the Effective Date.

“Property” shall mean any interest in any kind of property, asset or undertaking, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Derivative Agreement” shall mean any agreement with respect to Qualified Derivative Obligations to which any Credit Party is a party.

“Qualified Derivative Counterparty” shall mean, with respect to any Qualified Derivative Agreement, (x) any counterparty who was the Administrative Agent or an Affiliate of the Administrative Agent at the time such Qualified Derivative Agreement was entered into, or (y) any counterparty who was a Lender or an Affiliate of a Lender at the time such Qualified Derivative Agreement was entered into, in each case, that has entered into such Qualified Derivative Agreement with any Credit Party; provided that, a Lender (and any Affiliate thereof) shall not be a Qualified Derivative Counterparty with respect to any Qualified Derivative Agreement entered into when such Lender was a Defaulting Lender.

“Qualified Derivative Obligations” of the Credit Parties shall mean any and all obligations of the Credit Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with (i) Derivative Obligations of which the Administrative Agent has received the notice required pursuant to Section 9.19 or (ii) which is set forth on Schedule 1.01(f).

“Qualified ECP Guarantor” shall mean, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Preferred Stock” shall mean any Preferred Equity of US Company, so long as the terms of any such Preferred Equity (a) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the date that is one hundred and eighty one (181) days after the Final Maturity Date, (b) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement or any other agreement or contract of US Company or any of its Subsidiaries, (c) do not contain any covenants (other than periodic reporting requirements), (d) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under Applicable Law and (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of US Company, or liquidations involving US Company, and (e) are otherwise reasonably satisfactory to the Administrative Agent.

“Qualified Swap Termination Value” shall mean any Swap Termination Value in respect of which (and only to the extent of the amount which) the US Company has notified the Administrative Agent on any Borrowing Base Certificate delivered in accordance with the terms hereof, and meeting the requirements of Section 9.01(i), that the Borrower intends such Swap Termination Value to constitute a Qualified Swap Termination Value for purposes of Section 5.03(d) and which amount (and only to the extent of the amount which) is reasonably acceptable to the Administrative Agent; provided that no Qualified Swap Termination Value may be established or increased at any time that a Default or Event of Default exists, or if a Reserve in such amount would cause a prepayment obligation under Section 5.02(a).

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December, it being understood that the first Quarterly Payment Date shall be the last Business Day of March 2019.

“Quarterly Pricing Certificate” shall mean a Quarterly Pricing Certificate substantially in the form of Exhibit S.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Refinanced Indebtedness” shall mean all Revolving Loans and Swingline Loans (each as defined in the Existing Credit Agreement) outstanding as of the Effective Date under the Existing Credit Agreement.

“Refinancing” shall mean (a) the payment in full of the Refinanced Indebtedness together with all accrued interest, fees and other amounts payable thereon and all accrued fees and other amounts payable in respect of all “Letters of Credit” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and (b) the continuance of all “Letters of Credit” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement as Letters of Credit under this Agreement, as described in Section 6.05.

“Refinancing Notes” shall mean the notes evidencing any Permitted Senior Notes Refinancing incurred in accordance with Section 10.05(f)(ii) hereof, as modified, supplemented, amended or restated (including any amendment and restatement thereof) in accordance with Section 10.14(a).

“Register” shall have the meaning provided in Section 13.15.

“Regulation” shall have the meaning provided in Section 9.20.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Rent Reserve” shall mean a reserve established by the Administrative Agent in respect of rent payments (not to exceed three months’ rent) made by a Borrowing Base Party for each location at which Eligible Inventory or Eligible Machinery and Equipment of a Borrowing Base Party is located that is not subject to a Landlord Personal Property Collateral Access Agreement (as reported to the Administrative Agent by US Company or UK Company from time to time as requested by the Administrative Agent), as adjusted from time to time by the Administrative Agent in its Permitted Discretion.

“Replaced Lender” shall have the meaning provided in Section 2.13(a).

“Replacement Lender” shall have the meaning provided in Section 2.13(a).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan, other than those events as to which the 30-day notice period is waived.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose outstanding Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the sum of the Total Revolving Loan Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

“Reserves” shall mean reserves, if any, established by the Administrative Agent from time to time hereunder in its Permitted Discretion against the Borrowing Base, including without limitation, (i) Rent Reserves, (ii) Banking Products Reserves, (iii) Unpaid Supplier Reserves, (iv) potential dilution related to Accounts, (v) damaged or defective Equipment, (vi) obsolescence of any Eligible Inventory or Eligible Machinery and Equipment, (vii) sums that the Borrowing Base Parties are or will be required to pay (such as taxes (including, without limitation, sales taxes and payroll taxes), assessments and insurance premiums) and have not yet paid, (viii) Canadian Priority Payables, (ix) amounts owing by any Borrowing Base Party to any Person to the extent secured by a Lien on, or trust over, any Collateral, (x) in the case of any UK Borrowing Base Party, reserves to reflect the prior ranking nature or dilutive effect of UK Priority Claims, (xi) reserves in respect of the aggregate amount of any and all Swap Termination Values constituting Qualified Swap Termination Values for purposes of Section 5.03(d), and (xii) such other events, conditions or contingencies as to which the Administrative Agent, in its Permitted Discretion, determines reserves should be established from time to time hereunder.

“Restricted Foreign Funding” shall have the meaning set forth in Section 10.05(e)(v).

“Restricted Payment” shall have the meaning set forth in Section 10.04.

“Returns” shall have the meaning set forth in Section 8.13.

“Revolving Loan” shall mean a US Revolving Loan, a UK Revolving Loan or a Canadian Revolving Loan.

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“Revolving Note” shall mean a US Revolving Note, a UK Revolving Note or a Canadian Revolving Note.

“RL Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” shall have the meaning provided in Section 9.01(g).

“Sanction” shall mean any sanction administered or enforced by a United States Governmental Authority (including without limitation, OFAC), a Canadian Governmental Authority, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled EURIBOR Unavailability Date” shall have the meaning assigned to such term in Section 2.22.

“Scheduled LIBOR Unavailability Date” shall have the meaning assigned to such term in Section 2.21.

“Second Canadian Master Reaffirmation Agreement” shall mean the Second Canadian Master Reaffirmation Agreement, dated as of the Effective Date, among Canadian Company, US Company and the Collateral Agent.

“Second US Master Reaffirmation Agreement” shall mean the Second US Master Reaffirmation Agreement dated, as of the Effective Date, among US Company, each other US Credit Party and the Collateral Agent.

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Creditors” shall mean the Agents, Lenders, Issuing Lenders, Banking Products Providers and Qualified Derivative Counterparties and shall include, without limitation, all former Agents, Lenders, Issuing Lenders, Banking Products Providers and Qualified Derivative Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Issuing Lenders, Banking Products Providers or Qualified Derivative Counterparties and such Obligations have not been paid or satisfied in full.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” shall mean the US Security Agreement, the US Pledge Agreement, the UK Security Agreements, the Canadian Security Agreement, the Canadian Share Pledge Agreement and each other agreement pursuant to which a Credit Party grants a Lien to secure all or part of the Obligations.

“Security Agreement Collateral” shall mean all “Collateral” as defined in the Security Agreements.

“Security Document” shall mean and include the US Security Agreement, the US Pledge Agreement, the UK Security Agreements, the Canadian Security Agreement, the Canadian Share Pledge Agreement, the Master Reaffirmation Agreements, the Delaware Trust Security Agreement, each Mortgage, each Cash Management Control Agreement, after the execution and delivery thereof, each Additional Security Document and any other related document, agreement or grant pursuant to which US Company or any of its Subsidiaries grants, perfects or continues a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors.

“Senior Managing Agents” shall mean, collectively, Wells Fargo Bank, National Association, ING Capital LLC, MUFG Union Bank, N.A., Compass Bank, Bank of Montreal and Credit Suisse Securities LLC, each in its capacity as a senior managing agent.

“Senior Note Documents” shall mean collectively, (a) the Mobile Mini 2024 Indenture, the Mobile Mini 2024 Senior Notes and all other agreements, instruments, and documents delivered by US Company or any of its Subsidiaries in connection therewith; and (b) if and to the extent any Permitted Senior Notes Refinancing is incurred in accordance with Section 10.05(f)(ii) hereof after the Effective Date, the Permitted Senior Notes Refinancing Indenture, the Refinancing Notes and all other agreements, instruments, and documents delivered by US Company or any of its Subsidiaries in connection therewith.

“Senior Note Indentures” shall mean, collectively, (a) the Mobile Mini 2024 Indenture; and (b) if and to the extent any Permitted Senior Notes Refinancing is incurred in accordance with Section 10.05(f)(ii) hereof after the Effective Date, the Permitted Senior Notes Refinancing Indenture delivered by US Company or any of its Subsidiaries in connection therewith.

“Senior Notes” shall mean, collectively, (a) the Mobile Mini 2024 Senior Notes; and (b) if and to the extent any Permitted Senior Notes Refinancing is incurred in accordance with Section 10.05(f)(ii) hereof after the Effective Date, the Refinancing Notes delivered by US Company or any of its Subsidiaries in connection therewith.

“Serial Numbered Equipment” shall mean, collectively, the following types of Equipment located at any time, and from time to time, in Canada: (i) motor vehicles within the meaning of the PPSA of Ontario; (ii) Equipment which is serial number goods within the meaning of the PPSA of Alberta; (iii) Equipment which is serial numbered goods within the meaning of the PPSA of British Columbia, Manitoba, New Brunswick, Newfoundland, Nova Scotia and Prince Edward Island and Saskatchewan; and (iv) Equipment which is road vehicles or other movable property for which a descriptive file may be opened at the Quebec provincial registry office within the meaning of the PPSA in Quebec.

“Settlement Date” shall have the meaning provided in Section 2.04(e)(i).

“Solvent” and “Solvency” shall mean, with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of debts and liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities as they become absolute and matured, (c) such Person will have the ability to pay its debts and liabilities (including its probable liability in respect of contingent and unliquidated liabilities and its unmatured liabilities) as they become absolute and matured, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital, and (e) in the case of any person incorporated in England and Wales only, a Person that is not “unable to pay its debts”. In this context, “unable to pay its debts” means that there are no grounds on which such Person would be deemed unable to pay its debts (as defined in Section 123(1) of the Insolvency Act 1986 of England Wales (as amended by the Enterprise Act 2002 of England and Wales) on the basis that the words “proved to the satisfaction of the court” are deemed omitted from sections 123(1)(e) and 123(2) of that Act) or on which a court would be satisfied that the value of such Person’s assets is less than the amount of its liabilities, taking into account its contingent and prospective liabilities (as such term would be construed for the purposes of Section 123(2) of the Insolvency Act 1986 of England and Wales (as amended by the Enterprise Act 2002 of England and Wales)). The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Specified Credit Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 15.11).

“Specified Excess Availability” shall mean, as of any date of determination, the sum of (a) the Total Borrowing Availability at such time and (b) the amount (if any, and not to be less than zero) by which the Aggregate Borrowing Base at such time exceeds the Total Revolving Loan Commitment at such time; provided that the amount attributable to this clause (b) shall not exceed 50% of the applicable Appraisal Thresholds, Minimum Availability Amount or Payment Conditions Thresholds.

“Spot Rate” shall mean with respect to any currency, the rate quoted by Administrative Agent as the spot rate for the purchase by Administrative Agent of such currency with another currency through its foreign exchange office at approximately 11:00 a.m. (New York time) on the date of determination thereof.

“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

“Subsidiary” or “subsidiary” shall mean, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of US Company.

“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement, if the reference to “a majority” contained in the definition of Required Lenders were changed to “66%.”

“Swap Obligations” shall mean with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Qualified Derivative Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Qualified Derivative Obligations, (a) for any date on or after the date on which such Qualified Derivative Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Qualified Derivative Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Qualified Derivative Obligations (which may include the Administrative Agent, the Bank, a Lender or any Affiliate of any of the foregoing).

“Swingline Expiry Date” shall mean that date which is five Business Days prior to the Final Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall mean a US Swingline Loan or a UK Swingline Loan.

“Swingline Loan Exposure” shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Loan Exposure of any Lender at any time shall be its RL Percentage of the aggregate Swingline Loan Exposure at such time.

“Swingline Note” shall mean a US Swingline Note or a UK Swingline Note.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“TARGET2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” shall mean any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Total Borrowing Availability” shall mean, as of any date of determination, the remainder of (i) the lesser of (x) the Total Revolving Loan Commitment at such time and (y) the Aggregate Borrowing Base at such time minus (ii) the Aggregate Exposure at such time.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (a) the Total Revolving Loan Commitment in effect at such time less (b) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

“Trailer Fleet Inventory” shall mean new and used manufactured or remanufactured Trailers held by a Borrower or another Credit Party for intended lease or rental to third parties.

“Trailers” shall mean over-the-road tractor trailers and trailers intended for use as storage facilities not constituting portable and ISO containers owned by US Company or any of its Subsidiaries.

“Transactions” shall mean, collectively, (a) the consummation of the Refinancing, (b) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Effective Date and the use of proceeds thereof, and (c) the payment of all fees and expenses in connection with the foregoing.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Canadian Prime Rate Loan, a UK LIBOR Loan, a US LIBOR Loan, a Canadian LIBOR Loan or a EURIBOR Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Borrower” and “UK Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“UK Borrowing” shall mean the borrowing of UK Revolving Loans from all the Lenders, or from the Swingline Lender in the case of UK Swingline Loans, on a given date having the same Interest Period.

“UK Borrowing Availability” shall mean, as of any date of determination, the remainder of (a) the lesser of (i) the UK Maximum Amount at such time and (ii) the UK Borrowing Base at such time minus (b) the Aggregate UK Exposure at such time.

“UK Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 6.17 or Section 9.01(i) (but as modified as provided below in this definition), equal to, without duplication, the sum of

(i) (A) the amount calculated under the definition of US Borrowing Base, provided that in no event shall any asset constituting a portion of the US Borrowing Base concurrently constitute a portion of the UK Borrowing Base plus (B) the amount calculated under the definition of Canadian Borrowing Base, provided that in no event shall any asset constituting a portion of the Canadian Borrowing Base concurrently constitute a portion of the UK Borrowing Base, plus

(ii) eighty-five percent (85%) of Eligible UK Accounts, plus

(iii) ninety percent (90%) of Eligible UK Rental Fleet Inventory, plus

(iv) [Reserved]

(v) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (iv)(B) of the definition of US Borrowing Base and clause (v)(B) of the definition of Canadian Borrowing Base and (B) the sum of (1) ninety percent (90%) of Eligible UK Container Inventory Held for Sale; plus (2) ninety percent (90%) of Eligible UK Work-in-Process Container Inventory; plus (3) sixty-five percent (65%) of Eligible UK Raw Materials Inventory; plus

(vi) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (v)(B) of the definition of US Borrowing Base and clause (vi)(B) of the definition of Canadian Borrowing Base and (B) eighty-five percent (85%) of Eligible UK Machinery and Equipment; minus

(vii) the amount of all Reserves then established by the Administrative Agent against the UK Borrowing Base.

The Administrative Agent shall have the right (but no obligation) to review such computations and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct any such errors in such manner as it shall determine in its Permitted Discretion. The UK Borrowing Base (and the Borrowing Base Certificate then most recently delivered) may be adjusted by the Administrative Agent to reflect any new or incremental Reserves required by the Administrative Agent in its Permitted Discretion; provided that no change in the amount of any Reserve shall be effective until the date occurring three Business Days after written notice thereof by the Administrative Agent to the US Company and the UK Company following consultation with the US Company.

“UK Borrowing Base Party” shall mean each Wholly-Owned Subsidiary of US Company that is (a) incorporated under the laws of England and Wales and (b) either a UK Borrower or a Non-US Obligation Guarantor.

“UK Company” shall have the meaning provided in the first paragraph of this Agreement.

“UK Credit Party” shall mean each subsidiary of the US Company, other than any US Credit Party or any Immaterial Subsidiary.

“UK Debentures” shall mean the UK First Ranking Debenture, the UK Supplemental Debenture, the UK Second Supplemental Debenture, the UK Third Supplemental Debenture, the UK First Ranking Partnership Debenture, the UK Supplemental Partnership Debenture, the UK Second Supplemental Partnership Debenture and the UK Third Supplemental Partnership Debenture.

“UK Drawing” shall have the meaning set forth in Section 3.14(b).

“UK First Ranking Debenture” shall mean the first ranking debenture dated the Original Effective Date between, amongst others, the UK Company, each UK Subsidiary (other than UK-LP) and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“UK First Ranking Partnership Debenture” shall mean the first ranking partnership debenture dated the Original Effective Date between, amongst others, UK-LP (acting through its general partner Mobile Storage Group, Inc.), the limited partners of UK-LP and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“UK First Ranking Share Charge” shall mean the first ranking share charge dated the Original Effective Date between the US Company and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“UK Issuing Lender” shall mean (i) each of Deutsche Bank AG New York Branch (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent and US Company or UK Company which agrees to issue UK Letters of Credit hereunder and (ii) with respect to the Existing UK Letters of Credit, the Lender designated as the issuer thereof on Schedule 3.02(c). Any UK Issuing Lender may, in its discretion, arrange for one or more UK Letters of Credit to be issued by one or more Affiliates of such UK Issuing Lender (and such Affiliate shall be deemed to be a “UK Issuing Lender” for all purposes of the Credit Documents).

“UK L/C Supportable Obligations” shall mean (a) obligations of a UK Borrower with respect to workers compensation, surety bonds and other similar statutory obligations and (b) such other obligations of a UK Borrower as are reasonably acceptable to the respective UK Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (i) any Indebtedness or other obligations that are subordinated in right of payment to the UK Obligations and (ii) any Equity Interests).

“UK Letter of Credit” shall have the meaning provided in Section 3.02(a).

“UK Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“UK Letter of Credit Outstandings” shall mean, at any time, the sum of (a) the Stated Amount of all outstanding UK Letters of Credit at such time and (b) the aggregate amount of all Unpaid UK Drawings in respect of all UK Letters of Credit at such time.

“UK Letter of Credit Request” shall have the meaning provided in Section 3.08(a).

“UK LIBOR Loan” shall mean each UK Revolving Loan denominated in Pounds Sterling bearing interest at a rate determined by reference to LIBOR.

“UK-LP” shall mean Mobile Storage UK Finance Limited Partnership, a limited partnership formed under the laws of England and Wales.

“UK Maximum Amount” shall mean, as of any date of determination, the lesser of (a) Equivalent Amount of $200,000,000 and (b) the Equivalent Amount of the Total Revolving Loan Commitment minus the Equivalent Amount of the Aggregate US Exposure minus the Equivalent Amount of the Aggregate Canadian Exposure.

“UK Obligations” shall mean, with respect to any UK Credit Party, all Loans, all obligations under Letters of Credit and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any UK Credit Party to an Agent, any Lender or any Affiliate of any Lender, or from a UK Borrower to any UK Issuing Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Credit Documents or cash management services rendered in connection therewith, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and any Banking Products Obligations or Qualified Derivative Obligations owing to a Banking Products Provider or a Qualified Derivative Counterparty, in each case by a UK Credit Party; provided, that the UK Obligations of any Guarantor shall not include any Excluded Swap Obligations solely of such Guarantor.

“UK Participant” shall have the meaning set forth in Section 3.11(a).

“UK Priority Claims” shall mean with respect to any UK Borrowing Base Party only, (a) sums which are due by way of contributions to occupational pension schemes, including contributions in respect of contracted-out rights; (b) unpaid remuneration of employees in respect of the 4-month period prior to insolvency (up to a maximum of £800 per employee), together with any amount owed in respect of accrued holiday; (c) an amount equal to the aggregate of (i) 50% of the first £10,000 in value of assets comprising the UK Borrowing Base of any UK Borrowing Base Party and (ii) 20% of the value of assets comprising the UK Borrowing Base of any UK Borrowing Base Party above £10,000, subject to a cap for this sub-clause (c) of £600,000 for each UK Borrowing Base Party, (d) the expenses of any administration or winding-up and (e) an amount equal to the value of suppliers’ valid and subsisting retention of title claims (and including, without limitation, any third party retention of title provision extending to disposal proceeds)) with respect to Eligible Inventory, or, in the case of sub-clauses (b) and (c), such other amount as is the maximum permitted preference under applicable law.

“UK Revolving Loan” shall have the meaning set forth in Section 2.01(b).

“UK Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “UK Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.15, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b).

“UK Revolving Note” shall have the meaning set forth in Section 2.05(a).

“UK Second Supplemental Debenture” shall mean the second supplemental debenture dated the First A&R Effective Date, between the UK Company, each UK Subsidiary (other than UK-LP) and the Collateral Agent.

“UK Second Supplemental Partnership Debenture” shall mean the second supplemental partnership debenture dated the First A&R Effective Date, between UK-LP (acting through its general partner Mobile Storage Group, Inc.), the limited partners of UK-LP and the Collateral Agent.

“UK Second Supplemental Share Charge” shall mean the second supplemental share charge dated the First A&R Effective Date between the US Company and the Collateral Agent.

“UK Security Agreements” shall mean the UK Debentures and the UK Share Charges.

“UK Share Charges” shall mean the UK First Ranking Share Charge, the UK Supplemental Share Charge, the UK Second Supplemental Share Charge and the UK Third Supplemental Share Charge.

“UK Supplemental Debenture” shall mean the supplemental debenture dated 10 December 2014 between, amongst others, the UK Company, each UK Subsidiary (other than UK-LP) and the Collateral Agent.

“UK Supplemental Partnership Debenture” shall mean the supplemental partnership debenture dated 10 December 2014 between, amongst others, UK-LP (acting through its general partner Mobile Storage Group, Inc.), the limited partners of UK-LP and the Collateral Agent.

“UK Supplemental Share Charge” shall mean the supplemental share charge dated 10 December 2014 between the US Company and the Collateral Agent.

“UK Swingline Loans” shall have the meaning set forth in Section 2.01(e).

“UK Swingline Note” shall have the meaning set forth in Section 2.05(a).

“UK Subsidiary” shall mean each Subsidiary of US Company that is incorporated in England and Wales.

“UK Third Supplemental Debenture” shall mean the third supplemental debenture dated the Effective Date, executed by the UK Company and each UK Subsidiary (other than UK-LP) in favor of the Collateral Agent.

“UK Third Supplemental Partnership Debenture” shall mean the third supplemental partnership debenture dated the Effective Date, executed by UK-LP (acting through its general partner Mobile Storage Group, Inc.), and the limited partners of UK-LP in favor of the Collateral Agent.

“UK Third Supplemental Share Charge” shall have the meaning set forth in Section 6.08.

“Undisclosed Administration” shall mean in relation to a Lender or a Person that directly or indirectly controls such Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or Person, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfinanced Capital Expenditures” shall mean, for any period, Capital Expenditures made in cash during such fiscal period, except to the extent financed with the proceeds of any Capitalized Lease Obligation or other Indebtedness (other than Loans incurred hereunder), equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, less cash received from the sale of any fixed assets (including, without limitation, assets of the type that may constitute Eligible Rental Fleet Inventory hereunder) during such period.

“Unfunded Current Liability” shall mean the amount, if any, by which the value of the accumulated plan benefits under any Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “US” shall each mean the United States of America.

“Unpaid Supplier Reserve” shall mean, at any time, with respect to any Borrowing Base Party which carries on business in Canada or which leases or sells goods in Canada or which has Accounts with Account Debtors located in Canada or otherwise has any assets in Canada, the amount equal to the percentage applicable to Eligible Inventory in the calculation of the US Borrowing Base multiplied by the aggregate value of the Eligible Inventory which the Administrative Agent, in good faith, considers is or may be subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any other laws of Canada or any other applicable jurisdiction granting revendication or similar rights to unpaid suppliers, in each case, where such supplier’s right ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Unpaid Drawing” shall mean an Unpaid Canadian Drawing, an Unpaid UK Drawing or an Unpaid US Drawing.

“Unpaid Canadian Drawing” shall have the meaning provided in Section 3.15(a).

“Unpaid UK Drawing” shall have the meaning provided in Section 3.14(a).

“Unpaid US Drawing” shall have the meaning provided in Section 3.13(a).

“Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (a) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (b) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

“US Borrower” and “US Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“US Borrowing” shall mean the borrowing of one Type of US Revolving Loan from all the Lenders, or from the Swingline Lender in the case of US Swingline Loans, on a given date (or resulting from a conversion or conversions on such date) having in the case of US LIBOR Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related US Borrowing of US LIBOR Loans.

“US Borrowing Availability” shall mean, as of any date of determination, the remainder of (i) the lesser of (x) the US Maximum Amount at such time and (y) the US Borrowing Base at such time minus (ii) the Aggregate US Exposure at such time.

“US Borrowing Base” shall mean, as of any date of calculation, the amount calculated pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 6.17 or Section 9.01(i) (but as modified as provided below in this definition), equal to, without duplication, an amount equal to the sum of:

(i) eighty-five percent (85%) of Eligible US Accounts, plus

(ii) ninety percent (90%) of Eligible US Rental Fleet Inventory, plus

(iii) one hundred percent (100%) of Eligible US Cash, plus

(iv) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (v)(B) of the definition of UK Borrowing Base and clause (v)(B) of the definition of Canadian Borrowing Base and (B) the sum of (1) ninety percent (90%) of Eligible US Container Inventory Held for Sale; plus (2) ninety percent (90%) of Eligible US Work-in-Process Container Inventory; plus (3) sixty-five percent (65%) of Eligible US Raw Materials Inventory; plus

(v) the lesser of (A) (1) $50,000,000 less (2) the amount included in such Borrowing Base Certificate with respect to clause (vi)(B) of the definition of UK Borrowing Base and clause (vi)(B) of the definition of Canadian Borrowing Base and (B) the sum of (1) eighty-five percent (85%) of Eligible US Machinery and Equipment; plus (2) sixty percent (60%) of Eligible Real Property; minus

(vi) the amount of all Reserves then established by the Administrative Agent against the US Borrowing Base.

The Administrative Agent shall have the right (but no obligation) to review such computations and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct any such errors in such manner as it shall determine in its Permitted Discretion. The US Borrowing Base (and the Borrowing Base Certificate then most recently delivered) may be adjusted by the Administrative Agent to reflect any new or incremental Reserves required by the Administrative Agent in its Permitted Discretion; provided that no change in the amount of any Reserve shall be effective until the date occurring three Business Days after written notice thereof by the Administrative Agent to the US Company after consultation with US Company.

“US Borrowing Base Party” shall mean US Company and each Wholly-Owned Domestic Subsidiary of US Company that is a US Borrower and/or a US Guarantor.

“US Company” shall have the meaning provided in the first paragraph of this Agreement.

“US Credit Party” shall mean each of the US Borrowers and each of the US Guarantors.

“US Drawing” shall have the meaning set forth in Section 3.13(b).

“US Guaranteed Obligations” shall have the meaning set forth in Section 15.01(a).

“US Guarantors” shall mean US Company and each Domestic Subsidiary of US Company and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the US Obligations, including each Domestic Subsidiary listed on Schedule 8.04 (other than any Immaterial Subsidiary) and, subject to Section 9.13(e), each other Domestic Subsidiary that is or becomes a party to this Agreement pursuant to Section 9.13, Section 10.11 or Section 10.13, provided that no Person shall be required to become a US Guarantor if, at the sole discretion of US Company exercised in good faith, it would create adverse US federal income Tax consequences to US Company or any of its Subsidiaries under Code Section 956.

“US Issuing Lender” shall mean (i) each of Deutsche Bank AG New York Branch, Bank of America, N.A. and JPMorgan Chase Bank, N.A. (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent and US Company which agrees to issue US Letters of Credit hereunder and (ii) with respect to the Existing Letters of Credit, the Lender designated as the issuer thereof on Schedule 3.01(c). Any US Issuing Lender may, in its discretion, arrange for one or more US Letters of Credit to be issued by one or more Affiliates of such US Issuing Lender (and such Affiliate shall be deemed to be a “US Issuing Lender” for all purposes of the Credit Documents).

“US L/C Supportable Obligations” shall mean (a) obligations of a US Borrower with respect to workers compensation, surety bonds and other similar statutory obligations and (b) such other obligations of a US Borrower as are reasonably acceptable to the respective US Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (i) any Indebtedness or other obligations that are subordinated in right of payment to the US Obligations and (ii) any Equity Interests).

“US Letter of Credit” shall have the meaning provided in Section 3.01(a).

“US Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“US Letter of Credit Outstandings” shall mean, at any time, the sum of (a) the Stated Amount of all outstanding US Letters of Credit at such time and (b) the aggregate amount of all Unpaid US Drawings in respect of all US Letters of Credit at such time.

“US Letter of Credit Request” shall have the meaning provided in Section 3.07(a).

“US LIBOR Loan” shall mean each US Revolving Loan designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto bearing interest at a rate determined by reference to LIBOR.

“US Master Reaffirmation Agreement” shall mean the US Master Reaffirmation Agreement dated as of the First A&R Effective Date, among US Company, each other US Credit Party and the Collateral Agent.

“US Maximum Amount” shall mean, as of any date of determination, the Equivalent Amount of the Total Revolving Loan Commitment minus the Equivalent Amount of the Aggregate UK Exposure minus the Equivalent Amount of the Aggregate Canadian Exposure.

“US Obligations” shall mean, with respect to any US Credit Party, all Loans, all obligations arising under Letters of Credit and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any US Credit Party to an Agent, any Lender or any Affiliate of any Lender, or from a US Borrower to any US Issuing Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Credit Documents or cash management services rendered in connection therewith, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and any Banking Products Obligations and any Qualified Derivative Obligations owing to a Banking Products Provider or a Qualified Derivative Counterparty, in each case by a US Credit Party; provided, that the US Obligations of any Guarantor shall not include any Excluded Swap Obligations solely of such Guarantor.

“US Participant” shall have the meaning set forth in Section 3.10(a).

“US Pledge Agreement” shall mean the pledge agreement dated as of the Original Effective Date, executed by US Company and each other US Credit Party with respect to the Obligations in favor of the Collateral Agent for the benefit of the Secured Creditors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“US Pledge Agreement Collateral” shall mean all “Collateral” as defined in the US Pledge Agreement.

“US Revolving Loans” shall have the meaning set forth in Section 2.01(a).

“US Revolving Note” shall have the meaning set forth in Section 2.05(a).

“US Security Agreement” shall mean the security agreement dated as of the Original Effective Date, executed by US Company and each other US Credit Party with respect to the Obligations in favor of the Collateral Agent for the benefit of the Secured Creditors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“US Swingline Loans” shall have the meaning set forth in Section 2.01(d).

“US Swingline Note” shall have the meaning set forth in Section 2.05(a).

“VFCP” shall have the meaning provided in Section 8.23(a).

“Voting Stock” shall mean Equity Interests of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Domestic Subsidiary of such Person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of US Company with respect to the preceding clauses (a) and (b), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than US Company and its Subsidiaries under Applicable Law).

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Exchange Rates. Except as otherwise expressly provided herein, including, without limitation, by Section 2.17 and the definition of “Equivalent Amount”, for purposes of any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Spot Rate then in effect on the date of such determination; provided, however, that (a) for purposes of determining compliance with Section 10 with respect to the amount of any Permitted Lien, Indebtedness, Investment, Asset Sale, Disposition or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred or Asset Sale, Disposition or Restricted Payment is made, (b) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to refinance then existing Indebtedness that is denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (c) for the avoidance of doubt, the foregoing provisions of this Section 1.02 shall otherwise apply to Article X, including with respect to determining whether any Lien, Indebtedness or Investment may be incurred or Asset Sale, Disposition or Restricted Payment may be made at any time under such Article; provided further, however, that the foregoing proviso shall apply only for purposes of determining compliance with restrictions expressed in specific Dollar amounts and shall not apply for purposes of determining compliance with any Debt Ratio restriction (including, without limitation, the Debt Ratio restriction contained in the definition of “Permitted Ratio Debt” and Section 10.05(f)) or other restriction that is not expressed as a specific Dollar amount.

1.03 Certain Rules of Construction. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(b) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(c) The term “including” is by way of example and not limitation.

(d) The word “or” is not exclusive.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(i) All references to any Person shall be constructed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(j) Any reference herein or in any other Credit Document to an assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust, as if it were an assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person, and any reference herein to a merger, consolidation or amalgamation, or similar term, shall be deemed to apply to the unwinding of such a division or allocation, as if it were a merger, consolidation or amalgamation, or similar term, as applicable, with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, a joint venture or any other like term shall also constitute such a Person or entity).

SECTION 2. Amount and Terms of Credit.

2.01 The Commitments.

(a) US Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a “US Revolving Loan” and, collectively, the “US Revolving Loans”) to the US Borrowers (on a joint and several basis), which US Revolving Loans: (i) shall be denominated in Dollars, (ii) shall, at the option of the respective Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that, except as otherwise specifically provided in Section 2.10(b), all US Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time and (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate US Exposure to exceed the US Maximum Amount, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) or (D) the Aggregate US Exposure to exceed the US Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate).

(b) UK Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a “UK Revolving Loan” and, collectively, the “UK Revolving Loans”) to the UK Borrowers (on a joint and several basis), which UK Revolving Loans: (i) shall, at the option of the applicable UK Borrower, be denominated in either Pounds Sterling (such Revolving Loans, “Pounds Sterling Denominated Revolving Loans”) or Euros (such Revolving Loans, “Euro Denominated Revolving Loans”), (ii) shall be incurred and maintained as solely in the case of UK Revolving Loans denominated in Pounds Sterling, LIBOR Loans, and in the case of UK Revolving Loans denominated in Euros, EURIBOR Loans; provided that all UK Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time and (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate UK Exposure to exceed the UK Maximum Amount or the UK Revolving Loan Commitments, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) or (D) the Aggregate UK Exposure to exceed the UK Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate).

(c) Canadian Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a “Canadian Revolving Loan” and, collectively, the “Canadian Revolving Loans”) to the Canadian Borrowers (on a joint and several basis), which Canadian Revolving Loans: (i) shall be denominated in Canadian Dollars, (ii) shall, at the option of the applicable Canadian Borrower, be incurred and maintained as, and/or converted into, Canadian Prime Rate Loans or Canadian LIBOR Loans; provided that all Canadian Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Lender to exceed the amount of its Revolving Loan Commitment at such time and (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate Canadian Exposure to exceed the Canadian Maximum Amount or the Canadian Revolving Loan Commitments, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) or (D) the Aggregate Canadian Exposure to exceed the Canadian Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate).

(d) US Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “US Swingline Loan” and, collectively, the “US Swingline Loans”) to the US Borrowers (on a joint and several basis), which US Swingline Loans: (i) shall be denominated in Dollars, (ii) shall be incurred and maintained as Base Rate Loans; (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by the Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the

Aggregate US Exposure to exceed the US Maximum Amount, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) or (D) the Aggregate US Exposure to exceed the US Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum US Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(d), (i) the Swingline Lender shall not make any US Swingline Loan after it has received written notice from any Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders or such other Lenders solely to the extent required under the terms of this Agreement, and (ii) no Swingline Lender shall be obligated to make US Swingline Loans to the extent such advance would cause such Lender’s then outstanding Loans to exceed its Revolving Loan Commitment.

(e) UK Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a “UK Swingline Loan” and, collectively, the “UK Swingline Loans”) to the UK Borrowers (on a joint and several basis), which UK Swingline Loans (i) shall be denominated in Pounds Sterling or Euros, at the option of the applicable Borrower, (ii) shall be incurred and maintained as in the case of UK Revolving Loans denominated in Pounds Sterling, LIBOR Loans, and in the case of UK Revolving Loans denominated in Euros, EURIBOR Loans, with an Interest Period of one week; (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by the Swingline Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (A) the Aggregate Exposure to exceed the Total Revolving Loan Commitment, as then in effect, (B) the Aggregate UK Exposure to exceed the UK Maximum Amount or the UK Revolving Loan Commitments, as then in effect, (C) the Aggregate Exposure to exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), or (D) the Aggregate UK Exposure to exceed the UK Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate), and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum UK Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(e), (i) the Swingline Lender shall not make any UK Swingline Loan after it has received written notice from any Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders or such other Lenders solely to the extent required under the terms of this Agreement, and (ii) no Swingline Lender shall be obligated to make UK Swingline Loans to the extent such advance would cause such Lender’s then outstanding Loans to exceed its Revolving Loan Commitment.

(f) Mandatory US Borrowings. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding US Swingline Loans shall be funded with one or more Borrowings of US Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.08 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of US Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory US Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding US Swingline Loans. Each Lender hereby irrevocably agrees to make US Revolving Loans upon one Business Day’s notice pursuant to each Mandatory US Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory US Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory US Borrowing, (v) the amount of the US Borrowing Base or the US Maximum Amount at such time, and (vi) the amount of the Aggregate Borrowing Base or the Total Revolving Loan Commitment at such time. In the event that any Mandatory US Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory US Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding US Swingline Loans as shall be necessary to cause the Lenders to share in such US Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the US Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory US Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to US Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

(g) Mandatory UK Borrowings. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender’s outstanding UK Swingline Loans shall be funded with one or more Borrowings of UK Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.08 or upon the exercise of any of the remedies provided in the last paragraph of Section 11), in which case one or more Borrowings of UK Revolving Loans constituting LIBOR Loans or, in the case of UK Swingline Loans in Euros, EURIBOR Loans with an Interest Period of one week (each such Borrowing, a “Mandatory UK Borrowing”) shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding UK Swingline Loans. Each Lender hereby irrevocably agrees to make UK Revolving Loans upon one Business Day’s notice pursuant to each Mandatory UK Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory UK Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory UK Borrowing, (v) the amount of the UK Borrowing Base or the UK Maximum Amount or the amount of UK Revolving Loan Commitments at such time, and (vi) the amount of the Aggregate Borrowing Base or the Total Revolving Loan Commitment at such time. In the event that any Mandatory UK Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the occurrence of any of the circumstances listed in Section 11.08 with respect to any UK Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory UK Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding UK Swingline Loans as shall be necessary to cause the Lenders to share in such UK Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the UK Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory UK Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate for one-week LIBOR or EURIBOR (as applicable) Interest Period with respect to such UK Swingline Loan.

(h) Notwithstanding anything to the contrary in Section 2.01(a), Section 2.01(b) or elsewhere in this Agreement, the Administrative Agent shall have the right, following reasonable consultation with US Company, to establish Reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the US Borrowing Base, the UK Borrowing Base and the Canadian Borrowing Base (which reserves shall reduce the then existing US Borrowing Base, UK Borrowing Base and Canadian Borrowing Base in an amount equal to such reserves).

(i) (i) In the event that the Borrowers are unable to comply with the US Borrowing Base limitations set forth in Section 2.01(a), or (ii) the Borrowers are unable to comply with the conditions precedent to the making of Revolving Loans set forth in Section 7, in either case, the Lenders, subject to the immediately succeeding proviso, hereby authorize the Administrative Agent, for the account of the Lenders, to make US Revolving Loans to the US Borrowers (on a joint and several basis), solely in the event that the Administrative Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, Expenses and Fees, which Revolving Loans may only be made as Base Rate Loans (an “Agent Advance”), for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earliest of (x) the twentieth Business Day after such date, (y) the date the respective Borrowers are again able to comply with the US Borrowing Base limitations and the conditions precedent to the making of US Revolving Loans, or obtains an amendment or waiver with respect thereto and (z) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (the “Agent Advance Period”); provided that the Administrative Agent shall not make any Agent Advance to the extent that at the time of the making of such Agent Advance, the amount of such Agent Advance (I) when added to the aggregate outstanding amount of all other Agent Advances made to the US Borrowers at such time, would exceed 5.0% of the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) (the “Agent Advance Amount”) or (II) when added to the Aggregate US Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the US Maximum Amount at such time. Agent Advances may be made by the Administrative Agent in its sole discretion and the Borrowers shall have no right whatsoever to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.04(e).

2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of US LIBOR Loans (or such greater number of Borrowings of US LIBOR Loans as may be agreed to from time to time by the Administrative Agent), more than five Borrowings of UK Revolving Loans (or such greater number of Borrowings of UK Revolving Loans as may be agreed to from time to time by the Administrative Agent) or more than five Borrowings of Canadian LIBOR Loans (or such greater number of Borrowings of Canadian LIBOR Loans as may be agreed to from time to time by the Administrative Agent).

2.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur (i) LIBOR Loans or EURIBOR Loans hereunder (excluding UK Swingline Loans and UK Revolving Loans made pursuant to a Mandatory UK Borrowing), such Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each LIBOR Loan or EURIBOR Loan to be incurred hereunder (provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York City time) on such day, or, in the case of any UK Revolving Loans, 10:00 A.M. (New York City time) on such day, or, in the case of any Canadian Revolving Loans, 10:00 A.M. (Toronto time) on such day), (ii) Base Rate Loans hereunder (including Agent Advances, but excluding US Swingline Loans and US Revolving Loans made pursuant to a Mandatory US Borrowing), such Borrower shall give the Administrative Agent at the Notice Office notice no later than 11:00 A.M. (New York City time) on the date of each Base Rate Loan to be incurred hereunder and (iii) Canadian Prime Rate Loans hereunder, such Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Canadian Prime Rate Loan to be incurred hereunder (provided that any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (Toronto time) on such day). Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (A) the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, (B) the date of such Borrowing (which shall be a Business Day), (C) whether the Revolving Loans made pursuant to such Borrowing constitute US Revolving Loans, UK Revolving Loans or Canadian Revolving Loans, (D) whether the Revolving Loans made pursuant to such Borrowing constitute Agent Advances (it being understood that the Administrative Agent shall be under no obligation to make such Agent Advance), (E) in the case of US Revolving Loans, whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if US LIBOR Loans, the initial Interest Period to be applicable thereto, (F) in the case of UK Revolving Loans whether EURIBOR Loans or UK LIBOR Loans, the initial Interest Period to be applicable thereto and whether denominated in Pounds Sterling or Euros, (G) in the case of Canadian Revolving Loans, whether the respective Borrowing shall consist of Canadian Prime Rate Loans or, to the extent permitted hereunder, Canadian LIBOR Loans and, if Canadian LIBOR Loans, the initial Interest Period to be applicable thereto and (H) the US Borrowing Base, the UK Borrowing Base and the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered). Except as provided in Section 2.04(e), the Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i) Whenever a US Borrower desires to incur US Swingline Loans hereunder, such Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York City time) on the date that a US Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each US Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the US Swingline Loans to be incurred pursuant to such Borrowing.

(ii) Whenever a UK Borrower desires to incur UK Swingline Loans hereunder, such Borrower shall give the Swingline Lender one Business Days’ prior notice of each UK Swingline Loan to be incurred hereunder; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (New York City time) on such day or such later time as shall be acceptable to the Administrative Agent (which such notice shall be written notice or telephonic notice promptly confirmed in writing). Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the UK Swingline Loans to be incurred pursuant to such Borrowing.

(iii) Mandatory Borrowings shall be made upon the notice specified in Sections 2.01(f) or 2.01(g), as applicable, with the respective Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(f) or 2.01(g), as applicable.

(c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower, prior to receipt of written confirmation. In each such case, such Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04 Disbursement of Funds. (a) Disbursement of US Revolving Loans. No later than 2:00 P.M. (New York City time) on the date specified in each Notice of Borrowing with respect to any US Revolving Loans (or (x) in the case of US Swingline Loans, no later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory US Borrowings, no later than 1:00 P.M. (New York City time) on the date specified in Section 2.01(f)), each Lender will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the relevant US Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (or in the case of US Swingline Loans, the Swingline Lender will make available the full amount thereof).

(b) Disbursement of UK Revolving Loans. No later than 2:00 P.M. (London time) on the date specified in each Notice of Borrowing with respect to any UK Revolving Loans (or (x) in the case of UK Swingline Loans, no later than 2:00 P.M. (London time) on the date specified pursuant to Section 2.03(b)(ii) or (y) in the case of Mandatory UK Borrowings, no later than 1:00 P.M. (London time) on the date specified in Section 2.01(g)), each Lender will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. Subject to Section 2.16, all such amounts will be made available in either Pounds Sterling or Euro (as requested by the applicable UK Borrower) and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the relevant UK Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (or in the case of UK Swingline Loans, the Swingline Lender will make available the full amount thereof).

(c) Disbursement of Canadian Revolving Loans. No later than 2:00 P.M. (Toronto time) on the date specified in each Notice of Borrowing with respect to any Canadian Revolving Loans, each Lender will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. Subject to Section 2.16, all such amounts will be made available in Canadian Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the relevant Canadian Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders.

(d) Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower, and the relevant Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, in the case of US Revolving Loans, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and, the case of all other Loans, the interest rate applicable to such Loans and (ii) if recovered from the relevant Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

(e) Unless the Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, make US Revolving Loans to the Borrower that are maintained as Base Rate Loans under Section 2.01(a) without prior notice of the proposed Borrowing to the Lenders as follows:

(i) The amount of each Lender’s RL Percentage of US Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding US Revolving Loans as of 5:00 P.M. (New York City time) on the last Business Day of each week, or such other period specified by the Administrative Agent (each such date, a “Settlement Date”). The Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of US Revolving Loans made by each Lender shall be equal to such Lender’s RL Percentage of the aggregate amount of US Revolving Loans outstanding as of such Settlement Date. If a notice from the Administrative Agent of any such necessary transfer is received by a Lender on or prior to 12:00 Noon (New York City time) on any Business Day, then such Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New York City time) on the day such notice was received; and if such notice is received by a Lender after 12:00 Noon (New York City time) on any Business Day, such Lender shall make such transfers no later than 1:00 P.M. (New York City time) on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, and without representation or warranty by, the Administrative Agent. Each of the Administrative Agent and each Lender agrees and the Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Percentage of the outstanding US Revolving Loans on such date.

(ii) To the extent that the settlement described in preceding clause (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of US Revolving Loans by any Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 2.04(e).

(iii) Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid US Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid US Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender and the Administrative Agent in accordance with the amount of US Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such US Revolving Loans are so advanced to but excluding the date such US Revolving Loans are either repaid by the Borrower in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 2.04(e).

2.05 Notes. (a) Each Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of US Revolving Loans, by a promissory note duly executed and delivered by each US Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “US Revolving Note” and, collectively, the “US Revolving Notes”), (ii) in the case of US Swingline Loans, by a promissory note duly executed and delivered by each US Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “US Swingline Note” and, collectively, the “US Swingline Notes”), (iii) in the case of UK Revolving Loans, by a promissory note duly executed and delivered by each UK Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a “UK Revolving Note” and, collectively, the “UK Revolving Notes”), (iv) in the case of UK Swingline Loans, by a promissory note duly executed and delivered by each UK Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a “UK Swingline Note” and collectively, the “UK Swingline Notes”) and (v) in the case of Canadian Revolving Loans, by a promissory note duly executed and delivered by each Canadian Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, a “Canadian Revolving Note” and, collectively, the “Canadian Revolving Notes”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect any Borrower’s obligations in respect of such Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, obtain, maintain or produce a Note evidencing its Loans to any Borrower shall affect, or in any manner impair, the obligations of any Borrower to pay the Loans (and all related Obligations) incurred by such Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to any Credit Document. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the respective Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06 Conversions. (a) Each US Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of US Revolving Loans made pursuant to one or more Borrowings of one or more Types of US Revolving Loans into a Borrowing of another Type of US Revolving Loan; provided that, (i) except as otherwise provided in Section 2.10(b), US LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the US Revolving Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such US LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into US LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 2.06(a) shall result in a greater number of Borrowings of US LIBOR Loans than is permitted under Section 2.02 and (iv) for the avoidance of doubt, in no event shall any US Revolving Loan be converted into any UK Revolving Loan or Canadian Revolving Loan and in no event shall any UK Revolving Loan be converted into any US Revolving Loan or Canadian Revolving Loan and in no event shall any Canadian Revolving Loan be converted into any UK Revolving Loan or US Revolving Loan. Each such conversion shall be effected by the respective US Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York City time) at least (A) in the case of conversions of Base Rate Loans into US LIBOR Loans, three Business Days’ prior notice and (B) in the case of conversions of US LIBOR Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were incurred and, if to be converted into US LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans.

(b) Each Canadian Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Canadian Revolving Loans made pursuant to one or more Borrowings of one or more Types of Canadian Revolving Loans into a Borrowing of another Type of Canadian Revolving Loan; provided that, (i) except as otherwise provided in Section 2.10(b), Canadian LIBOR Loans may be converted into Canadian Prime Rate Loans only on the last day of an Interest Period applicable to the Canadian LIBOR Loans being converted and no such partial conversion of Canadian LIBOR Loans shall reduce the outstanding principal amount of such Canadian LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Canadian Prime Rate Loans may only be converted into Canadian LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 2.06(b) shall result in a greater number of Borrowings of Canadian LIBOR Loans than is permitted under Section 2.02. Each such conversion pursuant to this Section 2.06(b) shall be effected by the relevant Canadian Borrower by giving the Administrative Agent at the applicable Notice Office prior to 11:00 A.M. (Toronto Time) at least (A) in the case of conversions of Canadian Prime Rate Loans into Canadian LIBOR Loans, three Business Days’ prior notice and (B) in the case of conversions of Canadian LIBOR Loans into Canadian Prime Rate Loans, one Business Day’s prior notice, in each case in the form of Exhibit A-2, appropriately completed to specify the Canadian Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Canadian Revolving Loans were incurred and, if to be converted into Canadian LIBOR Loans, the Interest Period to be initially applicable thereto. The

Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Canadian Revolving Loans. Upon any such conversion, the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Canadian Revolving Loans being converted.

2.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments, provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08 Interest. (a) Each US Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) such Loan being paid by the applicable US Borrower and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b) Each US Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each US LIBOR Loan from the date of Borrowing thereof until the earlier of (i) such Loan being paid by the applicable US Borrower and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus LIBOR for such Interest Period.

(c) Each UK Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each UK Revolving Loan from the date of Borrowing thereof until such Loan is paid by the applicable UK Borrower, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus LIBOR and/or EURIBOR as applicable for such Interest Period.

(d) Each Canadian Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan from the date of the Borrowing thereof until the earlier of (i) such Loan is paid by the applicable Canadian Borrower and (ii) the conversion of such Canadian Prime Rate Loan to a Canadian LIBOR Loan pursuant to Section 2.06(b), at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Canadian Prime Rate as in effect from time to time.

(e) Each Canadian Borrower jointly and severally agrees to pay interest in respect of the unpaid principal amount of each Canadian LIBOR Loan from the date of the Borrowing thereof until the earlier of (i) such Loan is paid by the applicable Canadian Borrower and (ii) the conversion of such Canadian LIBOR Loan to a Canadian Prime Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the B/A Rate for such Interest Period.

(f) (i) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans (or in the case of overdue interest, 2% in excess of the rate then borne by the Loans on which such interest accrued) and (y) in the case of any US Revolving Loans, US Swingline Loans and Agent Advances (and overdue interest accrued on the foregoing), the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and (ii) all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest that accrues under this Section 2.08(f) shall be payable on demand.

(g) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, (A) quarterly in arrears on each Quarterly Payment Date, (B) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans or Canadian Prime Rate Loans, as applicable, and (C) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each LIBOR Loan and EURIBOR Loan, (A) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (B) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(h) Upon each Interest Determination Date, the Administrative Agent shall determine LIBOR, EURIBOR and B/A Rate for each Interest Period applicable to the respective LIBOR Loans and EURIBOR Loans and shall promptly notify US Company and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09 Interest Periods. At the time any Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or, in the case of any US Revolving Loan or Canadian Revolving Loan, conversion into, any LIBOR Loan or EURIBOR Loan (in the case of the initial Interest Period applicable thereto) prior to 11:00 A.M. (New York City time, or, in the case of any Canadian Revolving Loan, Toronto time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan or EURIBOR Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan or EURIBOR Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in Section 2.01(a)(ii)), be a one (or less than one month if permitted by the Administrative Agent), two, three or six or, to the extent approved by each Lender, twelve month period; provided that (in each case):

(a) all LIBOR Loans or EURIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any LIBOR Loan or EURIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan or EURIBOR Loan (including, in the case of any LIBOR Loan, the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan or EURIBOR shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(c) if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period for a LIBOR Loan or EURIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan or EURIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(e) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(f) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Final Maturity Date.

If by 11:00 A.M. (New York City time or, in the case of any Canadian Revolving Loan, Toronto time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans or EURIBOR Loans, any Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans or EURIBOR Loans as provided above, such Borrower, (i) in the case of any US Revolving Loan, shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period, (ii) in the case of any UK Revolving Loan, shall be deemed to have elected to continue such LIBOR Loans or EURIBOR Loans as LIBOR Loans or EURIBOR Loans with an Interest Period of one-month, effective as of the expiration date of such current Interest Period and (iii) in the case of any Canadian Revolving Loan, shall be deemed to have elected to convert such LIBOR Loans into Canadian Prime Rate Loans effective as of the expiration date of such current Interest Period.

2.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate as to Loans constituting LIBOR Loans or EURIBOR Loans on the basis provided for in the definition of LIBOR or EURIBOR, as applicable; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder or a reduction in the rate of return on a Lender’s (or its Affiliate’s) overall capital, in each case, with respect to any LIBOR Loan or EURIBOR Loan because of (A) any change since the Effective Date in any Applicable Law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as to, without limitation, (1) impose, modify or deem applicable any reserve (whether for liquidity, capital adequacy or otherwise), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserves required under Regulation D to the extent included in the computation of LIBOR or EURIBOR); (2) subject any Recipient to any Taxes (other than (x) Indemnified Taxes and (y) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (3) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein and/or (B) other circumstances arising since the Effective Date affecting such Lender, the interbank eurodollar market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any LIBOR Loan or EURIBOR Loan has been made (A) unlawful by any law or governmental rule, regulation or order, (B) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank eurodollar market; or

(iv) that for any reason a market for bankers’ acceptances does not exist at any time as determined in good faith by the Administrative Agent;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) or (iv) above) shall promptly give notice (by telephone promptly confirmed in writing) to US Company and, except in the case of clause (i) or (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, US Revolving Loans constituting US LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies US Company and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to US LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (x) in the case of clause (ii) above, and subject to the exclusion of the UK Borrowers and Canadian Borrowers as Guarantors of the US Obligations contained in this Agreement and other Credit Documents, the US Borrowers, the UK Borrowers and the Canadian Borrowers, jointly and severally, agree to pay to such Lender, as applicable, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to US Company by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Canadian LIBOR Loans (exclusive of Canadian LIBOR Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Canadian Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by any Canadian Borrower with respect to such Canadian LIBOR Loans which have not been incurred shall be deemed rescinded by such Canadian Borrower.

(b) (i) In the case of US Revolving Loans, at any time that any US Revolving Loan constituting a US LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the affected Borrower may, and in the case of a US LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii), the affected Borrower shall, either (1) if the affected US LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (2) if the affected US LIBOR Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such US Revolving Loan constituting a US LIBOR Loan into a Base Rate Loan; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b); (ii) in the case of UK Revolving Loans, at any time that any of the UK Revolving Loans is affected by the circumstances described in Section 2.10(a)(iii) then the relevant Borrower shall repay the applicable Lender’s participation in that UK Revolving Loan on the last day of the Interest Period for such UK Revolving Loan or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law); and (iii) in the case of Canadian Revolving Loans, at any time that any Canadian Revolving Loan constituting a Canadian LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the affected Borrower may, and in the case of a Canadian LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii), the affected Borrower shall, either (1) if the affected Canadian LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (2) if the affected Canadian LIBOR Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Canadian Revolving Loan constituting a Canadian LIBOR Loan into a Canadian Prime Rate Loan; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b). Further, at any time that any of the UK Revolving Loans is affected by the circumstances described in Section 2.10(a)(i) then the applicable LIBOR or EURIBOR, as applicable, shall be calculated in respect of each Lender as the percentage rate of interest per annum reflecting such Lender’s cost of funding its participation in the UK Revolving Loans from whatever source it may reasonably select.

(c) If any Lender determines that a Change in Law concerning capital adequacy or liquidity will have the effect of increasing the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Revolving Loan Commitment hereunder or its obligations hereunder, then the US Borrowers, the UK Borrowers and the Canadian Borrowers, jointly and severally, agree to pay to such Lender, as applicable, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital or liquidity. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to US Company, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that (x) the affected Borrower or Borrowers shall not be required to compensate a Lender pursuant to this Section 2.10 for any increased costs or reductions incurred more than 180 days prior to the date on which such Lender notifies the Borrowers of the change in law or other circumstance described in Section 2.10(a)(ii) or 2.10(c) giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor and (y) if such change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 180-day period).

(e) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian, United Kingdom or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a change after the Effective Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.10 and Sections 3.16, 3.17 and 3.18).

2.11 Compensation. Each US Borrower, jointly and severally, and each UK Borrower, jointly and severally, and each Canadian Borrower, jointly and severally, agrees to compensate the Administrative Agent and each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans or EURIBOR Loans and including any termination or withdrawal costs incurred by the Administrative Agent in connection with the conversions contemplated by Section 2.16 hereof, but excluding loss of anticipated profits) which such Lender may sustain: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Loans or EURIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 2.10(a)); (b) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its LIBOR Loans or EURIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (c) if any prepayment of any of its LIBOR Loans or EURIBOR Loans is not made on any date specified in a notice of prepayment given by any Borrower; or (d) as a consequence of (i) any other default by any Borrower to repay LIBOR Loans or EURIBOR Loans when required by the terms of this Agreement or any Note held by such Lender or (ii) any election made pursuant to Section 2.10(b).

2.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.16, Section 3.17, Section 3.18, Section 5.04, Section 5.05 or Section 5.06 with respect to such Lender, it will, if requested by US Company, UK Company or Canadian Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event if, in the reasonable judgment of such Lender, such designation would eliminate or reduce amounts payable pursuant to Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06, Section 5.04, Section 5.05 or Section 5.06, as the case may be, in the future; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal, regulatory or other disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 2.10, 3.16, 3.17, 3.18, 5.04, 5.05 or 5.06. The applicable Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation. For purposes of this Section 2.12, the term “Lender” includes any Issuing Lender.

2.13 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender, (b) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.16, Section 3.17, Section 3.18, Section 5.04, Section 5.05 or Section 5.06 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders or (c) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the US Company, the UK Company or the Canadian Company, as applicable, shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent; provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Borrowers) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitment and outstanding Revolving Loans of, and all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (i) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the respective Replaced Lender, (B) an amount equal to all Unpaid US Drawings and Unpaid UK Drawings of such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (ii) each US Issuing Lender, UK Issuing Lender and Canadian Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid US Drawing, Unpaid UK Drawing or Unpaid Canadian Drawing relating to Letters of Credit issued by such US Issuing Lender, UK Issuing Lender or Canadian Issuing Lender (which at such time remains an Unpaid US Drawing, Unpaid UK Drawing or Unpaid Canadian Drawing, as applicable) to the extent such amount was not theretofore funded by such Replaced Lender and (iii) the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the relevant Borrowers, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.16, 3.17, 3.18, 5.04, 5.05, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement. For purposes of this Section 2.13, the term “Lender” includes any Issuing Lender.

2.14 US Company, UK Company and Canadian Company as Agents for Borrowers. Each Borrower hereby irrevocably appoints each of the US Company, the UK Company and the Canadian Company as its agent and attorney-in-fact for all purposes under this Agreement and each other Credit Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the respective appointing Borrower that such appointment has been revoked. Each Borrower hereby irrevocably appoints and authorizes each of the US Company, the UK Company and the Canadian Company (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement or any other Credit Document and (ii) to take such action as the US Company, the UK Company or the Canadian Company deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents. It is understood that the handling of the Credit Account and the Collateral of the Borrowers in a combined fashion, as more fully set forth (and subject to the limitations set forth (including Section 9.13(e))) herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that the Lenders shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Credit Account and the Collateral in a combined fashion as set forth (and subject to the limitations set forth) herein since the successful operation of each Borrower is dependent on the continued successful performance of the consolidated group. To induce the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Credit Account and Collateral of the Borrowers as herein provided, (b) the Lenders’ relying on any instructions of US Company, the UK Company or the Canadian Company, or (c) any other action taken by the Lenders hereunder or under the other Credit Documents, except that the Borrowers will have no liability to any Lender, Administrative Agent or the Collateral Agent with respect to any liability that has been determined by a court of competent jurisdiction in a final and non-appealable decision to have resulted solely from the gross negligence or willful misconduct of such Lender, the Administrative Agent or the Collateral Agent, as the case may be.

2.15 Incremental Commitments. (a) The Borrowers shall have the right, in coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.15, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Effective Date, and prior to the Final Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrowers, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.15, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.15, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each Eligible Transferee who will become a Lender shall be required to be reasonably satisfactory to the Administrative Agent, (iv) each provision of Incremental Commitments on a given date pursuant to this Section 2.15 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a Lender)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amount as may be agreed by the Administrative Agent in its sole discretion), (v) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.15, shall not exceed the Maximum Incremental Commitment Amount and (vi) all Revolving Loans (and all interest, fees and other amounts payable thereon), made pursuant to an Incremental Commitment shall be entitled to the benefits of the guarantees and security provided under the Credit Documents to the other Obligations on a pari passu basis.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.15, US Company, each US Borrower, UK Company, each UK Borrower, Canadian Company, each Canadian Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments, (ii) Schedule 1.01(a) shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Lender, Revolving Notes will be issued, at the expense of the Borrowers, to such Incremental Lender in conformity with the requirements of Section 2.05.

(c) At the time of any provision of Incremental Commitments pursuant to this Section 2.15, the Borrowers shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders) (even though as a result thereof such new Loans (to the extent required to be maintained as LIBOR Loans or EURIBOR Loans) may have a shorter Interest Period than the then outstanding Borrowings of such Revolving Loans), in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 2.15) and with the Borrowers being jointly and severally obligated to pay to the respective Lenders any costs of the type referred to in Section 2.11 and such amounts, as reasonably determined by the respective Lenders, to compensate them for the prepayment or funding of, as applicable, the various Revolving Loans during an existing Interest Period (rather than at the end of the respective Interest Period in the case of a prepayment or the beginning of the respective Interest Period in the case of a funding, based upon rates then applicable thereto) in connection with any such prepayment and/or funding. All determinations by any Lender pursuant to the preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(d) The terms and provisions of the Revolving Loans made pursuant to the Incremental Commitments shall be identical to the Revolving Loans made pursuant to the existing Revolving Loan Commitment; provided that the yield applicable to the Revolving Loans made pursuant to the Incremental Commitments (after giving effect to all upfront or similar fees or original issue discount payable with respect to such Revolving Loans) shall not be greater than the applicable yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Revolving Loans made pursuant to the existing Revolving Loan Commitment (including any upfront fees or original issue discount payable to the initial Lenders hereunder) unless the Applicable Margin with respect to the Revolving Loans made pursuant to the existing Revolving Loan Commitment is increased so as to cause the then applicable yield under this Agreement on the Revolving Loans made pursuant to the existing Revolving Loan Commitment to equal the yield then applicable to the Revolving Loans made pursuant to the Incremental Commitment (after giving effect to all upfront or similar fees or original issue discount payable with respect to such Revolving Loans).

(e) In the event the Borrowers from time to time obtain any Incremental Commitments under this Section 2.15, all availability levels hereunder denominated in Dollars, Canadian Dollars, Euros or Pounds Sterling hereunder (including, without limitation, in the definitions of “Applicable Margin”, “Minimum Availability Amount” and “Payment Conditions” and in Section 10.04(a)) shall be increased in proportion to the ratio of such Incremental Commitments to the Total Revolving Loan Commitment as in effect immediately prior to the Borrowers obtaining such Incremental Commitments and, for the avoidance of doubt, all such levels denominated in percentages shall be calculated based on the Total Revolving Loan Commitment after giving effect to such Incremental Commitments.

2.16 UK Revolving Loans and Canadian Revolving Loans; Intra-Lender Issues. (a) Pounds Sterling Fundings and Conversions. Notwithstanding anything to the contrary contained herein, all Pounds Sterling Denominated Revolving Loans shall be made available by the Lenders to the UK Borrowers in Pounds Sterling (it being understood and agreed that each Lender at its option may make any Pounds Sterling Denominated Revolving Loan under this Agreement by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement). In furtherance of the foregoing, each Lender that is not a Pounds Sterling Funding Capacity Lender (a “Converting Pounds Sterling Lender”) shall honor its pro rata funding obligations with respect to any Pounds Sterling Denominated Revolving Loans by, initially, transferring funds denominated in Dollars to the Administrative Agent, which such funds shall be converted into Pounds Sterling in accordance with the settlement procedure set forth in Section 2.16(d) below, and, thereafter, made available to the UK Borrowers along with all funds denominated in Pounds Sterling otherwise advanced by each Pounds Sterling Funding Capacity Lender. Notwithstanding that a Converting Pounds Sterling Lender may have honored its funding obligations with respect to any Pounds Sterling Denominated Revolving Loans by delivering funds denominated in Dollars to the Administrative Agent for purposes of conversion in accordance with Section 2.16(d), all Pounds Sterling Denominated Revolving Loans shall remain denominated in Pounds Sterling and all payments by any UK Borrower or any other Loan Party with respect to any Pounds Sterling Denominated Revolving Loans shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto in Pounds Sterling, subject to further conversion into U.S. Dollars in accordance with the settlement procedure set forth in Section 2.16(d)(3).

(b) Euro Fundings and Conversions. Notwithstanding anything to the contrary contained herein, all Euro Denominated Revolving Loans shall be made available by the Lenders to the UK Borrowers in Euro (it being understood and agreed that each Lender at its option may make any Euro Denominated Revolving Loan under this Agreement by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement). In furtherance of the foregoing, each Lender that is not a Euro Funding Capacity Lender (a “Converting Euro Lender”) shall honor its pro rata funding obligations with respect to any Euro Denominated Revolving Loans by, initially, transferring funds denominated in Dollars to the Administrative Agent, which such funds shall be converted into Euros in accordance with the settlement procedure set forth in Section 2.16(e) below, and, thereafter, made available to the UK Borrowers along with all funds denominated in Euro otherwise advanced by each Euro Funding Capacity Lender. Notwithstanding that a Converting Euro Lender may have honored its funding obligations with respect to any Euro Denominated Revolving Loans by delivering funds denominated in Dollars to the Administrative Agent for purposes of conversion in accordance with Section 2.16(e), all Euro Denominated Revolving Loans shall remain denominated in Euro and all payments by any UK Borrower or any other Loan Party with respect to any Euro Denominated Revolving Loans shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto in Euros, subject to further conversion into U.S. Dollars in accordance with the settlement procedure set forth in Section 2.16(e)(3).

(c) Canadian Dollar Fundings and Conversions. Notwithstanding anything to the contrary contained herein, all Canadian Revolving Loans shall be made available by the Lenders to the Canadian Borrowers in Canadian Dollars (it being understood and agreed that each Lender at its option may make any Canadian Revolving Loan under this Agreement by causing any domestic or foreign branch or Affiliate of such Lender, including without limitation such Lender’s Canadian Corresponding Lender, to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay any such Loan in accordance with the terms of this Agreement). In furtherance of the foregoing, each Lender that is not a Canadian Funding Capacity Lender (a “Converting Canadian Dollar Lender”) shall honor its pro rata funding obligations with respect to any Canadian Dollar Denominated Revolving Loans by, initially, transferring funds denominated in Dollars to the Administrative Agent, which such funds shall be converted into Canadian Dollars in accordance with the settlement procedure set forth in Section 2.16(f) below, and, thereafter, made available to the Canadian Borrowers along with all funds denominated in Canadian Dollars otherwise advanced by each Canadian Dollar Funding Capacity Lender. Notwithstanding that a Converting Canadian Dollar Lender may have honored its funding obligations with respect to any Canadian Dollar Denominated Revolving Loans by delivering funds denominated in Dollars to the Administrative Agent for purposes of conversion in accordance with Section 2.16(f), all Canadian Dollar Denominated Revolving Loans shall remain denominated in Canadian Dollars and all payments by any Canadian Borrower or any other Loan Party with respect to any Canadian Dollar Denominated Revolving Loans shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto in Canadian Dollars, subject to further conversion into U.S. Dollars in accordance with the settlement procedure set forth in Section 2.16(f)(3).

(d) Conversion Procedures for Pounds Sterling Denominated Loan Conversions. In order to facilitate the making of Pounds Sterling Denominated Loans made by Converting Pounds Sterling Lenders, conversion and settlement among the Administrative Agent and the Converting Pounds Sterling Lenders shall take place in accordance with the following:

(i) Following receipt of a Notice of Borrowing from a UK Borrower, the Administrative Agent shall, on or prior to 4:00 P.M. (New York City time) on the Interest Determination Date applicable to such Borrowing, notify each Converting Pounds Sterling Lender a calculation of the amount of US Dollars that such Converting Pounds Sterling Lender shall be required to provide to the Administrative Agent within the time periods set forth in Section 2.04(b) in order that the Administrative Agent may make available to the relevant UK Borrower at the Payment Office the pro rata amount of such Borrowing of a Pounds Sterling Denominated Revolving Loan required to be made by such Converting Pounds Sterling Lender; provided that (A) such calculation shall be effected by the Administrative Agent on the date of the Borrowing set forth in such Borrowing Notice and (B) such calculation shall be made with reference to the Spot Rate on the Interest Determination Date applicable to such Borrowing.

(ii) If any Converting Pounds Sterling Lender fails to pay to the Administrative Agent the full amount required to be paid by such Converting Pounds Sterling Lender in accordance with the foregoing clause (i), such Converting Pounds Sterling Lender shall have failed to make available its portion of such Borrowing and shall (unless such failure is cured) constitute a Defaulting Lender hereunder.

(iii) Following receipt from a UK Borrower of any payment or prepayment with respect to any Pounds Sterling Denominated Loans (all of which are required to be paid by the UK Borrower in Pounds Sterling), the Administrative Agent shall convert any such payment into Dollars prior to making a distribution to such Converting Pounds Sterling Lender; provided that (A) the calculation with respect to such conversion shall be effected by the Administrative Agent on the date of the payment from the UK Borrower and (B) such calculation shall be made with reference to the Spot Rate on such date.

(e) Conversion Procedures for Euro Denominated Revolving Loan Conversions. In order to facilitate the making of Euro Denominated Loans made by Converting Euro Lenders, conversion and settlement among the Administrative Agent and the Converting Euro Lenders shall take place in accordance with the following:

(i) Following receipt of a Notice of Borrowing from a UK Borrower, the Administrative Agent shall, on or prior to 4:00 P.M. (New York City time) on the Interest Determination Date applicable to such Borrowing, notify each Converting Euro Lender a calculation of the amount of US Dollars that such Converting Euro Lender shall be required to provide to the Administrative Agent within the time periods set forth in Section 2.04(b) in order that the Administrative Agent may make available to the relevant UK Borrower at the Payment Office the pro rata amount of such Borrowing of a Euro Denominated Revolving Loan required to be made by such Converting Euro Lender; provided that (A) such calculation shall be effected by the Administrative Agent on the date of the Borrowing set forth in such Borrowing Notice and (B) such calculation shall be made with reference to the Spot Rate on the Interest Determination Date applicable to such Borrowing.

(ii) If any Converting Euro Lender fails to pay to the Administrative Agent the full amount required to be paid by such Converting Euro Lender in accordance with the foregoing clause (i), such Converting Euro Lender shall have failed to make available its portion of such Borrowing and shall (unless such failure is cured) constitute a Defaulting Lender hereunder.

(iii) Following receipt from a UK Borrower of any payment or prepayment with respect to any Euro Denominated Loans (all of which are required to be paid by the UK Borrower in Euro), the Administrative Agent shall convert any such payment into Dollars prior to making a distribution to such Converting Euro Lender; provided that (A) the calculation with respect to such conversion shall be effected by the Administrative Agent on the date of the payment from the UK Borrower and (B) such calculation shall be made with reference to the Spot Rate on such date.

(f) Conversion Procedures for Canadian Revolving Loan Conversions. In order to facilitate the making of Canadian Dollar Denominated Loans made by Converting Canadian Dollar Lenders, conversion and settlement among the Administrative Agent and the Converting Canadian Dollar Lenders shall take place in accordance with the following:

(i) Following receipt of a Notice of Borrowing from a Canadian Borrower, the Administrative Agent shall, on or prior to 4:00 P.M. (New York City time) on the Business Day immediately prior to such Borrowing, notify each Converting Canadian Dollar Lender a calculation of the amount of US Dollars that such Converting Canadian Dollar Lender shall be required to provide to the Administrative Agent within the time periods set forth in Section 2.04(b) in order that the Administrative Agent may make available to the relevant Canadian Borrower at the Payment Office the pro rata amount of such Borrowing of a Canadian Dollar Denominated Revolving Loan required to be made by such Converting Canadian Dollar Lender; provided that (A) such calculation shall be effected by the Administrative Agent on the date of the Borrowing set forth in such Borrowing Notice and (B) such calculation shall be made with reference to the Spot Rate on the Business Day immediately prior to such Borrowing.

(ii) If any Converting Canadian Dollar Lender fails to pay to the Administrative Agent the full amount required to be paid by such Converting Canadian Dollar Lender in accordance with the foregoing clause (i), such Converting Canadian Dollar Lender shall have failed to make available its portion of such Borrowing and shall (unless such failure is cured) constitute a Defaulting Lender hereunder.

(iii) Following receipt from a Canadian Borrower of any payment or prepayment with respect to any Canadian Dollar Denominated Loans (all of which are required to be paid by the Canadian Borrowers in Canadian Dollars), the Administrative Agent shall convert any such payment into Dollars prior to making a distribution to such Converting Canadian Dollar Lender; provided that (A) the calculation with respect to such conversion shall be effected by the Administrative Agent on the date of the payment from the Canadian Borrowers and (B) such calculation shall be made with reference to the Spot Rate on such date.

(g) Indemnification. Each Converting Pounds Sterling Lender, Converting Euro Lender and Converting Canadian Dollar Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by any Credit Party and without limiting the obligations of UK Company, UK Borrowers, Canadian Company and Canadian Borrowers hereunder or under any other Credit Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Pounds Sterling Denominated Revolving Loans, Euro Denominated Revolving Loans or Canadian Dollar Denominated Revolving Loans, provided that no Converting Pounds Sterling Lender, Converting Euro Lender or Converting Canadian Dollar Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Administrative Agent. Without limiting the foregoing, each Converting Pounds Sterling Lender agrees to reimburse the Administrative Agent promptly upon demand for such Converting Pounds Sterling Lender’s ratable share of any costs or expenses payable by the Borrowers to the Administrative Agent in respect of the Pounds Sterling Denominated Revolving Loans to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. Without limiting the foregoing, each Converting Euro Lender agrees to reimburse the Administrative Agent promptly upon demand for such Converting Euro Lender’s ratable share of any costs or expenses payable by the Borrowers to the Administrative Agent in respect of the Euro Denominated Revolving Loans to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. Without limiting the foregoing, each Converting Canadian Dollar Lender agrees to reimburse the Administrative Agent promptly upon demand for such Converting Canadian Dollar Lender’s ratable share of any costs or expenses payable by the Borrowers to the Administrative Agent in respect of the Canadian Dollar Denominated Revolving Loans to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section 2.16(g) shall survive payment in full of all Loans.

2.17 Equivalent Amount. For purposes of this Agreement, the Equivalent Amount of each Loan not denominated in Dollars shall be calculated on the date when any such Loan is made, such Letter of Credit is issued, and at such other times as designated by the Administrative Agent. Such Equivalent Amount shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is delivered to the US Company, it being understood that until such notice of such recalculation is delivered, the Dollar Equivalent shall be that Dollar Equivalent as last reported to US Company by the Administrative Agent. The Administrative Agent shall promptly notify US Company and the Lenders of each such determination of the Equivalent Amount of each such Loan.

2.18 [Reserved].

2.19 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, the following provisions shall apply until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.12 and in the definition of “Required Lender”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article V or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.02 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20; fourth, as the US Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the US Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 4.01(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive US Letter of Credit Fees, UK Letter of Credit Fees and Canadian Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.

(C) With respect to any fee payable under Section 4.01(a) or any US Letter of Credit Fee, UK Letter of Credit Fee or Canadian Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the applicable Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable Issuing Lender or Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective RL Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that after giving effect to such reallocation (A) the Individual Exposure of each Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s Revolving Loan Commitment, (B) the RL Percentage of the Aggregate Canadian Exposure of each Non-Defaulting Lender does not exceed its Canadian Revolving Loan Commitment, (C) the RL Percentage of the Aggregate UK Exposure of each Non-Defaulting Lender does not exceed its UK Revolving Loan Commitment and (D) the RL Percentage of the Aggregate US Exposure of each Non-Defaulting Lender does not exceed its US Revolving Loan Commitment. Subject to Section 13.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the applicable Borrowers shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.

(b) Defaulting Lender Cure. If the US Company, the Administrative Agent, Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their RL Percentages (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Fronting Exposure. No Issuing Lender shall be required to issue a Letter of Credit under this Agreement at any time if any Lender is at that time a Defaulting Lender, unless either (i) the applicable Issuing Lender(s) have entered into arrangements reasonably satisfactory to each of such Issuing Lender(s) and the US Company with the Borrowers or such Defaulting Lender to eliminate such Issuing Lender(s) actual or potential Fronting Exposure or (ii) Cash Collateral has been delivered in accordance with Section 2.20 to eliminate such Issuing Lender(s) actual or potential Fronting Exposure (each of the foregoing subsections (i) and (ii) after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Outstandings as to which such Issuing Lender(s) has actual or potential Fronting Exposure, as it may elect in its sole discretion. Additionally, the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such credit extension may have, Fronting Exposure which has not been Cash Collateralized in accordance with Section 2.20.

2.20 Cash Collateral.

(a) Certain Credit Support Events. If (i) the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, (ii) as of the date that is five (5) Business Days prior to the Final Maturity Date, any Letter of Credit Outstanding for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Article XI, (iv) there shall exist a Defaulting Lender or (v) the Borrowers shall be required to provide Cash Collateral pursuant to Section 4.02(b), 5.01(b) or 13.12(b), as applicable, the applicable Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in the case of clauses (i), (ii) and (iv) above), following any request by the Administrative Agent or an Issuing Lender made in accordance with Section 13.03, or on the date the US Company delivers the required notice to the Administrative Agent under Section 4.02(b), 5.01(b) or 13.12(b), as applicable (in the case of clause (v) above), provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines, which determination shall be dispositive absent manifest error, that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or an Issuing Lender or that the total amount of such funds is less than the Minimum Collateral Amount, the applicable Borrowers will, forthwith upon demand by the Administrative Agent made in accordance with Section 13.03, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable Issuing Lender.

(b) Grant of Security Interest. Subject to Section 9.13(e), each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Collateral Agent, for the benefit of the Administrative Agent, the Collateral Agent, each Issuing Lender and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.20(c). If at any time the Administrative Agent determines, which determination shall be dispositive absent manifest error, that Cash Collateral is subject to any right or claim of any Person other than the Collateral Agent, the Administrative Agent, the Lenders or the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrowers will, promptly upon demand by the Administrative Agent made in accordance with Section 13.03, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent. The applicable Borrowers shall pay on demand therefor from time to time all reasonable and documented account opening, activity and other reasonable and documented administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific Letter of Credit Outstandings, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)) or (ii) the determination by the Administrative Agent, which determination shall be dispositive absent manifest error, that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the Issuing Lenders may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.21 LIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 13.12) or any other Credit Document, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or US Company or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to US Company) that US Company or Required Lenders (as applicable) have reasonably determined, that:

(a) adequate and reasonable means do not exist for ascertaining the London interbank offered rate for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the administrator of the LIBOR Screen Rate (or the supervisor of such administrator) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the London interbank offered rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled LIBOR Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the London interbank offered rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and US Company shall endeavor to establish an alternate benchmark rate to replace the London interbank offered rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities in the United States for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”) and shall enter into an amendment to this Agreement to reflect such alternate rate of interest together with any proposed LIBOR Successor Rate Conforming Changes (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and US Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled LIBOR Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify US Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain US Revolving Loans constituting US LIBOR Loans shall be suspended (to the extent of the affected US LIBOR Loans or Interest Periods) and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to US LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) the applicable LIBOR for new or continued UK Revolving Loans constituting UK LIBOR Loans shall be calculated in respect of each Lender as the percentage rate of interest per annum reflecting such Lender’s cost of funding its participation in such UK Revolving Loans from whatever source it may reasonably select and (z) the LIBOR component shall no longer be utilized in determining the Base Rate.

Notwithstanding anything else herein to the contrary, (a) any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement and (b) for the avoidance of doubt, (A) the London interbank offered rate for deposits in US Dollars may be replaced pursuant to this Section 2.21 without replacement of the London interbank offered rate for deposits in Pounds Sterling, (B) the London interbank offered rate for deposits in Pounds Sterling may be replaced pursuant to this Section 2.21 without replacement of the London interbank offered rate for deposits in US Dollars and (C) the LIBOR Successor Rate that replaces the London interbank offered rate for deposits in US Dollars (and corresponding LIBOR Successor Rate Conforming Changes) may be different than the LIBOR Successor Rate that replaces the London interbank offered rate for deposits in Pounds Sterling (and corresponding LIBOR Successor Rate Conforming Changes).

2.22 EURIBOR Successor Rate. Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 13.12) or any other Credit Document, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or US Company or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to US Company) that US Company or Required Lenders (as applicable) have reasonably determined, that:

(a) adequate and reasonable means do not exist for ascertaining the Euro interbank offered rate for any requested Interest Period, including, without limitation, because the EURIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b) the administrator of the EURIBOR Screen Rate (or the supervisor of such administrator) or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Euro interbank offered rate or the EURIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled EURIBOR Unavailability Date”), or

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Euro interbank offered rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and US Company shall endeavor to establish an alternate benchmark rate to replace the Euro interbank offered rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities in the United States for such alternative benchmarks (any such proposed rate, a “EURIBOR Successor Rate”) and shall enter into an amendment to this Agreement to reflect such alternate rate of interest together with any proposed EURIBOR Successor Rate Conforming Changes (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and US Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no EURIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled EURIBOR Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify US Company and each Lender. Thereafter, the applicable EURIBOR for new or continued UK Revolving Loans constituting UK EURIBOR Loans shall be calculated in respect of each Lender as the percentage rate of interest per annum reflecting such Lender’s cost of funding its participation in such UK Revolving Loans from whatever source it may reasonably select.

Notwithstanding anything else herein to the contrary, any definition of EURIBOR Successor Rate shall provide that in no event shall such EURIBOR Successor Rate be less than zero for purposes of this Agreement.

SECTION 3. Letters of Credit.

3.01 US Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any US Borrower may request that a US Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, for the joint and several account of the US Borrowers and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of US L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such US Issuing Lender or in such other form as is reasonably acceptable to such US Issuing Lender, and (y) sellers of goods to the US Company or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such US Issuing Lender or in such other form as has been approved by such US Issuing Lender (each such letter of credit, a “US Letter of Credit”) (although without limiting the joint and several nature of the US Borrowers’ obligations in respect of the US Letters of Credit, any particular US Letter of Credit may name only one or more US Borrowers as the account party therein). All US Letters of Credit shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each US Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective US Letter of Credit Request, issue for the joint and several account of the US Borrowers, one or more US Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no US Issuing Lender shall be under any obligation to issue any US Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such US Issuing Lender from issuing such US Letter of Credit or any requirement of law applicable to such US Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such US Issuing Lender shall prohibit, or request that such US Issuing Lender refrain from, the issuance of letters of credit generally or such US Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such US Letter of Credit any restriction or reserve or capital requirement (for which such US Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such US Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such US Issuing Lender as of the date hereof and which such US Issuing Lender reasonably and in good faith deems material to it;

(ii) such US Issuing Lender shall have received from such US Borrower, any other Credit Party or the Required Lenders prior to the issuance of such US Letter of Credit, notice of the type described in the second sentence of Section 3.07(b); or

(iii) the Letter of Credit Outstandings with respect to Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Letter of Credit Commitment.

(c) Schedule 3.01(c) contains a description of letters of credit that were issued by a Lender for the account of US Company prior to the Effective Date and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name of the account party, (iv) the stated amount (which shall be in Dollars), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). The US Company and each Lender hereby acknowledges and agrees that each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing US Letter of Credit”) shall constitute a “US Letter of Credit” for all purposes of this Agreement and, notwithstanding anything to the contrary stated in any such Existing US Letter of Credit (including, without limitation, the account party named therein), shall be deemed issued on the Effective Date for the account of the US Company.

3.02 UK Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any UK Borrower may request that a UK Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, for the joint and several account of the UK Borrowers and for the benefit of (x) any person (or any trustee, agent or other similar representative for any such person) to whom a UK L/C Supportable Obligation is owed, an irrevocable standby letter of credit, in a form customarily used by such UK Issuing Lender or in such other form as is reasonably acceptable to such UK Issuing Lender, and (y) sellers of goods to the UK Company or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such UK Issuing Lender or in such other form as has been approved by such UK Issuing Lender (each such letter of credit, a “UK Letter of Credit”) (although without limiting the joint and several nature of the UK Borrowers’ obligations in respect of the UK Letters of Credit, any particular UK Letter of Credit may name only one or more UK Borrowers as the account party therein). All UK Letters of Credit shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each UK Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective UK Letter of Credit Request, issue for the joint and several account of the UK Borrowers, one or more UK Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no UK Issuing Lender shall be under any obligation to issue any UK Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such UK Issuing Lender from issuing such UK Letter of Credit or any requirement of law applicable to such UK Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such UK Issuing Lender shall prohibit, or request that such UK Issuing Lender refrain from, the issuance of letters of credit generally or such UK Letter of Credit in particular or shall impose upon such UK Issuing Lender with respect to such UK Letter of Credit any restriction or reserve or capital requirement (for which such UK Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such UK Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such UK Issuing Lender as of the date hereof and which such UK Issuing Lender reasonably and in good faith deems material to it;

(ii) such UK Issuing Lender shall have received from such UK Borrower, any other Credit Party or the Required Lenders prior to the issuance of such UK Letter of Credit, notice of the type described in the second sentence of Section 3.08(b); or

(iii) the Letter of Credit Outstandings with respect to Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Letter of Credit Commitment.

(c) Schedule 3.02(c) contains a description of letters of credit that were issued by a Lender for the account of any UK Borrower prior to the Effective Date and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name of the account party, (iv) the stated amount (which shall be in Pounds Sterling or Euros), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each UK Borrower and each Lender hereby acknowledges and agrees that each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing UK Letter of Credit”) shall constitute a “UK Letter of Credit” for all purposes of this Agreement and, notwithstanding anything to the contrary stated in any such Existing UK Letter of Credit (including, without limitation, the account party named therein), shall be deemed issued on the Effective Date for the account of the applicable UK Borrower.

3.03 Canadian Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any Canadian Borrower may request that a Canadian Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, for the joint and several account of the Canadian Borrowers and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of Canadian L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Canadian Issuing Lender or in such other form as is reasonably acceptable to such Canadian Issuing Lender, and (y) sellers of goods to the Canadian Company or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Canadian Issuing Lender or in such other form as has been approved by such Canadian Issuing Lender (each such letter of credit, a “Canadian Letter of Credit”) (although without limiting the joint and several nature of the Canadian Borrowers’ obligations in respect of the Canadian Letters of Credit, any particular Canadian Letter of Credit may name only one or more Canadian Borrowers as the account party therein). All Canadian Letters of Credit shall be issued on a sight basis only.

(b) Subject to and upon the terms and conditions set forth herein, each Canadian Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Canadian Letter of Credit Request, issue for the joint and several account of the Canadian Borrowers, one or more Canadian Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no Canadian Issuing Lender shall be under any obligation to issue any Canadian Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Canadian Issuing Lender from issuing such Canadian Letter of Credit or any requirement of law applicable to such Canadian Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Canadian Issuing Lender shall prohibit, or request that such Canadian Issuing Lender refrain from, the issuance of letters of credit generally or such Canadian Letter of Credit in particular or shall impose upon such Canadian Issuing Lender with respect to such Canadian Letter of Credit any restriction or reserve or capital requirement (for which such Canadian Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Canadian Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Canadian Issuing Lender as of the date hereof and which such Canadian Issuing Lender reasonably and in good faith deems material to it;

(ii) such Canadian Issuing Lender shall have received from such Canadian Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Canadian Letter of Credit, notice of the type described in the second sentence of Section 3.09(b); or

(iii) the Letter of Credit Outstandings with respect to Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s Letter of Credit Commitment.

(c) Schedule 3.03(c) contains a description of letters of credit that were issued by a Lender for the account of any Canadian Borrower prior to the Effective Date and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name of the account party, (iv) the stated amount (which shall be in Canadian Dollars), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each Canadian Borrower and each Lender hereby acknowledges and agrees that each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Canadian Letter of Credit”) shall constitute a “Canadian Letter of Credit” for all purposes of this Agreement and, notwithstanding anything to the contrary stated in any such Existing Canadian Letter of Credit (including, without limitation, the account party named therein), shall be deemed issued on the Effective Date for the account of the applicable Canadian Borrower.

3.04 Maximum US Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (a) no US Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such US Letter of Credit, when added to the US Letter of Credit Outstandings (exclusive of Unpaid US Drawings which are repaid on the date of, and prior to the issuance of, the respective US Letter of Credit) at such time would exceed $50,000,000 (the “Maximum US Letter of Credit Amount”), (b) no US Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate US Exposure exceeds (or would after giving effect to such issuance exceed) either (i) the US Maximum Amount at such time or (ii) the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), or when the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Revolving Loan Commitment or (y) the Aggregate Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), (c) each US Letter of Credit shall be denominated in Dollars, (d) each standby US Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby US Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the 5th Business Day prior to the Final Maturity Date) and (ii) 5 Business Days prior to the Final Maturity Date and (e) each trade US Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) 5 Business Days prior to the Final Maturity Date.

3.05 Maximum UK Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (a) no UK Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such UK Letter of Credit, when added to the UK Letter of Credit Outstandings (exclusive of Unpaid UK Drawings which are repaid on the date of, and prior to the issuance of, the respective UK Letter of Credit) at such time would exceed $20,000,000 or the Equivalent Amount thereof (the “Maximum UK Letter of Credit Amount”), (b) no UK Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate UK Exposure exceeds (or would after giving effect to such issuance exceed) either (i) the UK Maximum Amount at such time or (ii) the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), or when the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Revolving Loan Commitment or (y) the Aggregate Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), (c) each UK Letter of Credit shall be denominated in Pounds Sterling or Euros, (d) each standby UK Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby UK Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the 5th Business Day prior to the Final Maturity Date) and (ii) 5 Business Days prior to the Final Maturity Date and (e) each trade UK Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) 5 Business Days prior to the Final Maturity Date.

3.06 Maximum Canadian Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (a) no Canadian Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such Canadian Letter of Credit, when added to the Canadian Letter of Credit Outstandings (exclusive of Unpaid Canadian Drawings which are repaid on the date of, and prior to the issuance of, the respective Canadian Letter of Credit) at such time would exceed $20,000,000 or the Equivalent Amount thereof (the “Maximum Canadian Letter of Credit Amount”), (b) no Canadian Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate Canadian Exposure exceeds (or would after giving effect to such issuance exceed) either (i) the Canadian Maximum Amount at such time or (ii) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), or when the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Revolving Loan Commitment or (y) the Aggregate Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), (c) each Canadian Letter of Credit shall be denominated in Canadian Dollars, (d) each standby Canadian Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby Canadian Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the 5th Business Day prior to the Final Maturity Date) and (ii) 5 Business Days prior to the Final Maturity Date and (e) each trade Canadian Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) 5 Business Days prior to the Final Maturity Date.

3.07 US Letter of Credit Requests; Minimum Stated Amount. (a) Whenever any US Borrower desires that a US Letter of Credit be issued for its account, such US Borrower shall give the Administrative Agent and the respective US Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such US Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit F, appropriately completed (each, a “US Letter of Credit Request”).

(b) The making of each US Letter of Credit Request shall be deemed to be a representation and warranty by the respective US Borrower to the Lenders that such US Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.04. Unless the respective US Issuing Lender has received notice from any US Borrower, any other US Credit Party or the Required Lenders before it issues a US Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such US Letter of Credit would violate Section 3.04, then such US Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested US Letter of Credit for the account of the respective US Borrower in accordance with such US Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby US Letter of Credit, each US Issuing Lender shall promptly notify the respective US Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such US Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the US Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each US Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of US Letters of Credit issued by such US Issuing Lender for the immediately preceding week.

(c) The initial Stated Amount of each US Letter of Credit shall not be less than $25,000 or such lesser amount as is acceptable to the respective US Issuing Lender.

3.08 UK Letter of Credit Requests; Minimum Stated Amount. (a) Whenever any UK Borrower desires that a UK Letter of Credit be issued for its account, such UK Borrower shall give the Administrative Agent and the respective UK Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such UK Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit G, appropriately completed (each, a “UK Letter of Credit Request”).

(b) The making of each UK Letter of Credit Request shall be deemed to be a representation and warranty by the respective UK Borrower to the Lenders that such UK Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.05. Unless the respective UK Issuing Lender has received notice from any UK Borrower, any other UK Credit Party or the Required Lenders before it issues a UK Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such UK Letter of Credit would violate Section 3.05, then such UK Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested UK Letter of Credit for the account of the respective UK Borrower in accordance with such UK Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby UK Letter of Credit, each UK Issuing Lender shall promptly notify the respective UK Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such UK Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the UK Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each UK Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of UK Letters of Credit issued by such UK Issuing Lender for the immediately preceding week.

(c) The initial Stated Amount of each UK Letter of Credit shall not be less than £25,000 or €25,000, as applicable, or such lesser amount as is acceptable to the respective UK Issuing Lender.

3.09 Canadian Letter of Credit Requests; Minimum Stated Amount. (a) Whenever any Canadian Borrower desires that a Canadian Letter of Credit be issued for its account, such Canadian Borrower shall give the Administrative Agent and the respective Canadian Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such Canadian Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit H, appropriately completed (each, a “Canadian Letter of Credit Request”).

(b) The making of each Canadian Letter of Credit Request shall be deemed to be a representation and warranty by the respective Canadian Borrower to the Lenders that such Canadian Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.06. Unless the respective Canadian Issuing Lender has received notice from any Canadian Borrower, any other Canadian Credit Party or the Required Lenders before it issues a Canadian Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Canadian Letter of Credit would violate Section 3.06, then such Canadian Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Canadian Letter of Credit for the account of the respective Canadian Borrower in accordance with such Canadian Issuing Lender’s usual and customary practices. Upon the issuance of or modification or amendment to any standby Canadian Letter of Credit, each Canadian Issuing Lender shall promptly notify the respective Canadian Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Canadian Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Canadian Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Canadian Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of Canadian Letters of Credit issued by such Canadian Issuing Lender for the immediately preceding week.

(c) The initial Stated Amount of each Canadian Letter of Credit shall not be less than CA$25,000 or such lesser amount as is acceptable to the respective Canadian Issuing Lender.

3.10 US Letter of Credit Participations. (a) Immediately upon the issuance by a US Issuing Lender of any US Letter of Credit, such US Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.10, a “US Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such US Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such US Participant’s RL Percentage, in such US Letter of Credit, each drawing or payment made thereunder and the obligations of the US Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding US Letters of Credit and Unpaid US Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.10 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any US Letter of Credit, no US Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such US Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such US Letter of Credit. Any action taken or omitted to be taken by a US Issuing Lender under or in connection with any US Letter of Credit issued by it shall not create for such US Issuing Lender any resulting liability to any US Borrower, any other US Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such US Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that a US Issuing Lender makes any payment under any US Letter of Credit issued by it and the US Borrowers shall not have reimbursed such amount in full to such US Issuing Lender pursuant to Section 3.13(a), such US Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each US Participant of such failure, and each US Participant shall promptly and unconditionally pay to such US Issuing Lender the amount of such US Participant’s RL Percentage of such unreimbursed payment in Dollars in immediately available funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any US Participant required to fund a payment under a US Letter of Credit, such US Participant shall make available to the respective US Issuing Lender in Dollars such US Participant’s Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such US Participant shall not have so made its RL Percentage of the amount of such payment available to the respective US Issuing Lender, such US Participant agrees to pay to such US Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such US Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any US Participant to make available to a US Issuing Lender its RL Percentage of any payment under any US Letter of Credit issued by such US Issuing Lender shall not relieve any other US Participant of its obligation hereunder to make available to such US Issuing Lender its RL Percentage of any payment under any US Letter of Credit on the date required, as specified above, but no US Participant shall be responsible for the failure of any other US Participant to make available to such US Issuing Lender such other US Participant’s RL Percentage of any such payment.

(d) Whenever a US Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the US Participants pursuant to clause (c) above, such US Issuing Lender shall pay to each such US Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such US Participant’s share (based upon the proportionate aggregate amount originally funded by such US Participant to the aggregate amount funded by all US Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any US Participant, each US Issuing Lender shall furnish to such US Participant copies of any standby US Letter of Credit issued by it and such other documentation as may reasonably be requested by such US Participant.

(f) The obligations of the US Participants to make payments to each US Issuing Lender with respect to US Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which US Company or any of its Subsidiaries may have at any time against a beneficiary named in a US Letter of Credit, any transferee of any US Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any US Participant, or any other Person, whether in connection with this Agreement, any US Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between US Company or any Subsidiary of US Company and the beneficiary named in any such US Letter of Credit);

(iii) any draft, certificate or any other document presented under any US Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.11 UK Letter of Credit Participations. (a) Immediately upon the issuance by a UK Issuing Lender of any UK Letter of Credit, such UK Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.11, a “UK Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such UK Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such UK Participant’s RL Percentage, in such UK Letter of Credit, each drawing or payment made thereunder and the obligations of the UK Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding UK Letters of Credit and Unpaid UK Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.11 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any UK Letter of Credit, no UK Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such UK Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such UK Letter of Credit. Any action taken or omitted to be taken by a UK Issuing Lender under or in connection with any UK Letter of Credit issued by it shall not create for such UK Issuing Lender any resulting liability to any UK Borrower, any other UK Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such UK Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that a UK Issuing Lender makes any payment under any UK Letter of Credit issued by it and the UK Borrowers shall not have reimbursed such amount in full to such UK Issuing Lender pursuant to Section 3.14(a), such UK Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each UK Participant of such failure, and each UK Participant shall promptly and unconditionally pay to such UK Issuing Lender the amount of such UK Participant’s RL Percentage of such unreimbursed payment in Pounds Sterling or Euros, as applicable, in immediately available funds. The Administrative Agent shall also promptly provide each Converting Euro Lender and Converting Pounds Sterling Lender a calculation of the amount of US Dollars that such Converting Pounds Sterling Lender or Converting Euro Lender, as applicable, shall be required to provide to the Administrative Agent consistent with Section 2.16. If the Administrative Agent so notifies, prior to 12:00 Noon (London time) on any Business Day, any UK Participant required to fund a payment under a UK Letter of Credit, such UK Participant shall make available to the respective UK Issuing Lender in Pounds Sterling or Euros, as applicable, such UK Participant’s Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such UK Participant shall not have so made its RL Percentage of the amount of such payment available to the respective UK Issuing Lender, such UK Participant agrees to pay to such UK Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such UK Issuing Lender interest at the rate applicable to Loans that are maintained as UK LIBOR Loans or EURIBOR Loans, as applicable with an Interest Period of one-week for each day thereafter. The failure of any UK Participant to make available to a UK Issuing Lender its RL Percentage of any payment under any UK Letter of Credit issued by such UK Issuing Lender shall not relieve any other UK Participant of its obligation hereunder to make available to such UK Issuing Lender its RL Percentage of any payment under any UK Letter of Credit on the date required, as specified above, but no UK Participant shall be responsible for the failure of any other UK Participant to make available to such UK Issuing Lender such other UK Participant’s RL Percentage of any such payment.

(d) Whenever a UK Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the UK Participants pursuant to clause (c) above, such UK Issuing Lender shall pay to each such UK Participant which has paid its RL Percentage thereof, in Pounds Sterling or Euros, as applicable and in same day funds, an amount equal to such UK Participant’s share (based upon the proportionate aggregate amount originally funded by such UK Participant to the aggregate amount funded by all UK Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any UK Participant, each UK Issuing Lender shall furnish to such UK Participant copies of any standby UK Letter of Credit issued by it and such other documentation as may reasonably be requested by such UK Participant.

(f) The obligations of the UK Participants to make payments to each UK Issuing Lender with respect to UK Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which US Company or any of its Subsidiaries may have at any time against a beneficiary named in a UK Letter of Credit, any transferee of any UK Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any UK Participant, or any other Person, whether in connection with this Agreement, any UK Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between US Company or any Subsidiary of US Company and the beneficiary named in any such UK Letter of Credit);

(iii) any draft, certificate or any other document presented under any UK Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.12 Canadian Letter of Credit Participations. (a) Immediately upon the issuance by a Canadian Issuing Lender of any Canadian Letter of Credit, such Canadian Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.12, a “Canadian Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Canadian Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Canadian Participant’s RL Percentage, in such Canadian Letter of Credit, each drawing or payment made thereunder and the obligations of the Canadian Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13, 2.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding Canadian Letters of Credit and Unpaid Canadian Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.12 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Canadian Letter of Credit, no Canadian Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Canadian Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Canadian Letter of Credit. Any action taken or omitted to be taken by a Canadian Issuing Lender under or in connection with any Canadian Letter of Credit issued by it shall not create for such Canadian Issuing Lender any resulting liability to any Canadian Borrower, any other Canadian Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Canadian Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that a Canadian Issuing Lender makes any payment under any Canadian Letter of Credit issued by it and the Canadian Borrowers shall not have reimbursed such amount in full to such Canadian Issuing Lender pursuant to Section 3.15(a), such Canadian Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Canadian Participant of such failure, and each Canadian Participant shall promptly and unconditionally pay to such Canadian Issuing Lender the amount of such Canadian Participant’s RL Percentage of such unreimbursed payment in Canadian Dollars in immediately available funds. The Administrative Agent shall also promptly provide each Converting Canadian Dollar Lender a calculation of the amount of US Dollars that such Converting Canadian Dollar Lender shall be required to provide to the Administrative Agent consistent with Section 2.16. If the Administrative Agent so notifies, prior to 12:00 Noon (Toronto time) on any Business Day, any Canadian Participant required to fund a payment under a Canadian Letter of Credit, such Canadian Participant shall make available to the respective Canadian Issuing Lender in Canadian Dollars such Canadian Participant’s Percentage of the amount of such payment on such Business Day in immediately available funds. If and to the extent such Canadian Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Canadian Issuing Lender, such Canadian Participant agrees to pay to such Canadian Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Canadian Issuing Lender interest at the rate applicable to Canadian Prime Rate Loans. The failure of any Canadian Participant to make available to a Canadian Issuing Lender its RL Percentage of any payment under any Canadian Letter of Credit issued by such Canadian Issuing Lender shall not relieve any other Canadian Participant of its obligation hereunder to make available to such Canadian Issuing Lender its RL Percentage of any payment under any Canadian Letter of Credit on the date required, as specified above, but no Canadian Participant shall be responsible for the failure of any other Canadian Participant to make available to such Canadian Issuing Lender such other Canadian Participant’s RL Percentage of any such payment.

(d) Whenever a Canadian Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Canadian Participants pursuant to clause (c) above, such Canadian Issuing Lender shall pay to each such Canadian Participant which has paid its RL Percentage thereof, in Canadian Dollars and in same day funds, an amount equal to such Canadian Participant’s share (based upon the proportionate aggregate amount originally funded by such Canadian Participant to the aggregate amount funded by all Canadian Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Canadian Participant, each Canadian Issuing Lender shall furnish to such Canadian Participant copies of any standby Canadian Letter of Credit issued by it and such other documentation as may reasonably be requested by such Canadian Participant.

(f) The obligations of the Canadian Participants to make payments to each Canadian Issuing Lender with respect to Canadian Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which US Company or any of its Subsidiaries may have at any time against a beneficiary named in a Canadian Letter of Credit, any transferee of any Canadian Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Canadian Participant, or any other Person, whether in connection with this Agreement, any Canadian Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between US Company or any Subsidiary of US Company and the beneficiary named in any such Canadian Letter of Credit);

(iii) any draft, certificate or any other document presented under any Canadian Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.13 Agreement to Repay US Letter of Credit Drawings. (a) Each US Borrower hereby jointly and severally agrees to reimburse each US Issuing Lender, by making payment to the Administrative Agent in Dollars in immediately available funds at the Payment Office, for any payment or disbursement made by such US Issuing Lender under any US Letter of Credit issued by it (each such amount, so paid until reimbursed by the respective US Borrower, an “Unpaid US Drawing”), not later than one Business Day following receipt by the respective US Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.08 shall have occurred and be continuing, in which case the Unpaid US Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the US Borrowers)), with interest on the amount so paid or disbursed by such US Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such US Issuing Lender was reimbursed by the respective US Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the third Business Day following the receipt by the respective US Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.08, interest shall thereafter accrue on the amounts so paid or disbursed by such US Issuing Lender (and until reimbursed by the US Borrowers) at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each US Issuing Lender shall give the respective US Borrower prompt written notice of each US Drawing under any US Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the US Borrowers’ obligations hereunder.

(b) The joint and several obligations of the US Borrowers under this Section 3.13 to reimburse each US Issuing Lender with respect to drafts, demands and other presentations for payment under US Letters of Credit issued by it (each, a “US Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which US Company, any US Borrower or any Subsidiary of any US Borrower may have or have had against any Lender (including in its capacity as a US Issuing Lender or as a US Participant), including, without limitation, any defense based upon the failure of any drawing under a US Letter of Credit to conform to the terms of the US Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such US Drawing; provided, however, that no US Borrower shall be obligated to reimburse any US Issuing Lender for any wrongful payment made by such US Issuing Lender under a US Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such US Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.14 Agreement to Repay UK Letter of Credit Drawings. (a) Each UK Borrower hereby jointly and severally agrees to reimburse each UK Issuing Lender, by making payment to the Administrative Agent in Pounds Sterling or Euros, as applicable in immediately available funds at the Payment Office, for any payment or disbursement made by such UK Issuing Lender under any UK Letter of Credit issued by it (each such amount, so paid until reimbursed by the respective UK

Borrower, an “Unpaid UK Drawing”), not later than one Business Day following receipt by the respective UK Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.08 shall have occurred and be continuing, in which case the Unpaid UK Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the UK Borrowers)), with interest on the amount so paid or disbursed by such UK Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (London time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such UK Issuing Lender was reimbursed by the respective UK Borrower therefor at a rate per annum equal to LIBOR or EURIBOR, as applicable, for Loans with a one-week Interest Period as in effect from time to time plus the Applicable Margin as in effect from time to time for UK Revolving Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (London time) on the third Business Day following the receipt by the respective UK Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.08, interest shall thereafter accrue on the amounts so paid or disbursed by such UK Issuing Lender (and until reimbursed by the UK Borrowers) at a rate per annum equal to LIBOR or EURIBOR, as applicable, for Loans with a one-week Interest Period as in effect from time to time plus the Applicable Margin for Loans that are maintained as UK Revolving Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each UK Issuing Lender shall give the respective UK Borrower prompt written notice of each UK Drawing under any UK Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the UK Borrowers’ obligations hereunder.

(b) The joint and several obligations of the UK Borrowers under this Section 3.14 to reimburse each UK Issuing Lender with respect to drafts, demands and other presentations for payment under UK Letters of Credit issued by it (each, a “UK Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which US Company, any UK Borrower or any Subsidiary of US Company may have or have had against any Lender (including in its capacity as a UK Issuing Lender or as a UK Participant), including, without limitation, any defense based upon the failure of any drawing under a UK Letter of Credit to conform to the terms of the UK Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such UK Drawing; provided, however, that no UK Borrower shall be obligated to reimburse any UK Issuing Lender for any wrongful payment made by such UK Issuing Lender under a UK Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such UK Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.15 Agreement to Repay Canadian Letter of Credit Drawings. (a) Each Canadian Borrower hereby jointly and severally agrees to reimburse each Canadian Issuing Lender, by making payment to the Administrative Agent in Canadian Dollars in immediately available funds at the Payment Office, for any payment or disbursement made by such Canadian Issuing Lender under any Canadian Letter of Credit issued by it (each such amount, so paid until reimbursed by the respective Canadian Borrower, an “Unpaid Canadian Drawing”), not later than one Business Day following receipt by the respective Canadian Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.08 shall have occurred and be continuing, in which case the Unpaid Canadian Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Canadian Borrowers)), with interest on the amount so paid or disbursed by such Canadian Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (Toronto time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Canadian Issuing Lender was reimbursed by the respective Canadian Borrower therefor at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Toronto time) on the third Business Day following the receipt by the respective Canadian Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.08, interest shall thereafter accrue on the amounts so paid or disbursed by such Canadian Issuing Lender (and until reimbursed by the Canadian Borrowers) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin for Loans that are maintained as Canadian Prime Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. Each Canadian Issuing Lender shall give the respective Canadian Borrower prompt written notice of each Canadian Drawing under any Canadian Letter of Credit issued by it; provided that the failure to give any such notice shall in no way affect, impair or diminish the Canadian Borrowers’ obligations hereunder.

(b) The joint and several obligations of the Canadian Borrowers under this Section 3.15 to reimburse each Canadian Issuing Lender with respect to drafts, demands and other presentations for payment under Canadian Letters of Credit issued by it (each, a “Canadian Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which US Company, any Canadian Borrower or any Subsidiary of US Company may have or have had against any Lender (including in its capacity as a Canadian Issuing Lender or as a Canadian Participant), including, without limitation, any defense based upon the failure of any drawing under a Canadian Letter of Credit to conform to the terms of the Canadian Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Canadian Drawing; provided, however, that no Canadian Borrower shall be obligated to reimburse any Canadian Issuing Lender for any wrongful payment made by such Canadian Issuing Lender under a Canadian Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Canadian Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

3.16 Increased Costs – US Letters of Credit. If at any time after the Effective Date, the introduction of or any change in any Applicable Law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any US Issuing Lender or any US Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, liquidity, capital adequacy or similar requirement against letters of credit issued by any US Issuing Lender or participated in by any US Participant, or (b) impose on any US Issuing Lender or any US Participant any other conditions relating, directly or indirectly, to this Agreement or any US Letter of Credit; and the result of any of the foregoing is to increase the cost to any US Issuing Lender or any US Participant of issuing, maintaining or participating in any US Letter of Credit, or reduce the amount of any sum received or receivable by any US Issuing Lender or any US Participant hereunder or reduce the rate of return on its capital with respect to US Letters of Credit (except for Indemnified Taxes and Excluded Taxes), then, upon the delivery of the certificate referred to below to the US Company by any US Issuing Lender or any US Participant (a copy of which certificate shall be sent by such US Issuing Lender or such US Participant to the Administrative Agent), the US Borrowers jointly and severally agree to pay to such US Issuing Lender or such US Participant such additional amount or amounts as will compensate such US Issuing Lender or such US Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any US Issuing Lender or any US Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.16, will give prompt written notice thereof to the US Company, which notice shall include a certificate submitted to the US Company by such US Issuing Lender or such US Participant (a copy of which certificate shall be sent by such US Issuing Lender or such US Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such US Issuing Lender or such US Participant. The certificate required to be delivered pursuant to this Section 3.16 shall, absent manifest error, be final and conclusive and binding on the US Borrowers.

3.17 Increased Costs – UK Letters of Credit. If at any time after the Effective Date, the introduction of or any change in any Applicable Law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any UK Issuing Lender or any UK Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by any UK Issuing Lender or participated in by any UK Participant, or (b) impose on any UK Issuing Lender or any UK Participant any other conditions relating, directly or indirectly, to this Agreement or any UK Letter of Credit; and the result of any of the foregoing is to increase the cost to any UK Issuing Lender or any UK Participant of issuing, maintaining or participating in any UK Letter of Credit, or reduce the amount of any sum received or receivable by any UK Issuing Lender or any UK Participant hereunder or reduce the rate of return on its capital with respect to UK Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such UK Issuing Lender or such UK Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the US Company or UK Company by any UK Issuing Lender or any UK Participant (a copy of which certificate shall be sent by such UK Issuing Lender or such UK Participant to the Administrative Agent), the UK Borrowers jointly and severally agree to pay to such UK Issuing Lender or such UK Participant such additional amount or amounts as will compensate such UK Issuing Lender or such UK Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any UK Issuing Lender or any UK Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.17, will give prompt written notice thereof to the US Company, which notice shall include a certificate submitted to the US Company by such UK Issuing Lender or such UK Participant (a copy of which certificate shall be sent by such UK Issuing Lender or such UK Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such UK Issuing Lender or such UK Participant. The certificate required to be delivered pursuant to this Section 3.17 shall, absent manifest error, be final and conclusive and binding on the UK Borrowers.

3.18 Increased Costs – Canadian Letters of Credit. If at any time after the Effective Date, the introduction of or any change in any Applicable Law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Canadian Issuing Lender or any Canadian Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement against letters of credit issued by any Canadian Issuing Lender or participated in by any Canadian Participant, or (b) impose on any Canadian Issuing Lender or any Canadian Participant any other conditions relating, directly or indirectly, to this Agreement or any Canadian Letter of Credit; and the result of any of the foregoing is to increase the cost to any Canadian Issuing Lender or any Canadian Participant of issuing, maintaining or participating in any Canadian Letter of Credit, or reduce the amount of any sum received or receivable by any Canadian Issuing Lender or any Canadian Participant hereunder or reduce the rate of return on its capital with respect to Canadian Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Canadian Issuing Lender or such Canadian Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the US Company or Canadian Company by any Canadian Issuing Lender or any Canadian

Participant (a copy of which certificate shall be sent by such Canadian Issuing Lender or such Canadian Participant to the Administrative Agent), the Canadian Borrowers jointly and severally agree to pay to such Canadian Issuing Lender or such Canadian Participant such additional amount or amounts as will compensate such Canadian Issuing Lender or such Canadian Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Canadian Issuing Lender or any Canadian Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.18, will give prompt written notice thereof to the US Company, which notice shall include a certificate submitted to the US Company by such Canadian Issuing Lender or such Canadian Participant (a copy of which certificate shall be sent by such Canadian Issuing Lender or such Canadian Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Canadian Issuing Lender or such Canadian Participant. The certificate required to be delivered pursuant to this Section 3.18 shall, absent manifest error, be final and conclusive and binding on the Canadian Borrowers.

SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

4.01 Fees. (a) The US Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from and including the Effective Date to and including the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

(b) The US Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each US Letter of Credit (the “US Letter of Credit Fee”) for the period from and including the date of issuance of such US Letter of Credit to and including the date of termination or expiration of such US Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to US Revolving Loans that are maintained as LIBOR Loans on the daily Stated Amount of each such US Letter of Credit. The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each UK Letter of Credit (the “UK Letter of Credit Fee”) for the period from and including the date of issuance of such UK Letter of Credit to and including the date of termination or expiration of such UK Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to LIBOR Loans or EURIBOR Loans on the daily Stated Amount of each such UK Letter of Credit. The UK Letter of Credit Fee shall be payable in Pounds Sterling or Euros, as applicable, or at the request of the Administrative Agent, Dollars, with the applicable exchange rate calculated in a manner acceptable to the Administrative Agent. The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each Canadian Letter of Credit (the “Canadian Letter of Credit Fee”) for the period from and including the date of issuance of such Canadian Letter of Credit to and including the date of termination or expiration of such Canadian Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Canadian LIBOR Loans on the daily Stated Amount of each such Canadian Letter of Credit. The Canadian Letter of Credit Fee shall be payable in Canadian Dollars or at the request of the Administrative Agent, Dollars, with the applicable exchange rate calculated in a manner acceptable to the Administrative Agent. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first day of each fiscal quarter hereafter and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(c) The US Borrowers jointly and severally agree to pay to each US Issuing Lender, for its own account, a facing fee in respect of each US Letter of Credit issued by such Issuing Lender and the Borrowers jointly and severally agree to pay to each UK Issuing Lender and each Canadian Issuing Lender, for its own account, a facing fee in respect of each UK Letter of Credit and each Canadian Letter of Credit, as applicable, issued by such Issuing Lender (in each case, the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, equal to the greater of (i) $500.00 or the Equivalent Amount thereof and (ii) 0.125% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable monthly in arrears on the first day of each month hereafter and upon the first day on or after the termination of the Total Revolving Loan Commitment, upon which no Letters of Credit remain outstanding.

(d) The US Borrowers jointly and severally agree to pay to each US Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any US Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such US Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit. The Borrowers jointly and severally agree to pay to each UK Issuing Lender and each Canadian Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any UK Letter of Credit issued by it and any Canadian Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such UK Issuing Lender or Canadian Issuing Lender, as applicable, is generally imposing in connection with such occurrence with respect to letters of credit.

(e) The US Borrowers jointly and severally agree to pay to the Administrative Agent such fees as may have been, or are hereafter, agreed to in writing from time to time by US Company or any of its Domestic Subsidiaries and the Administrative Agent. The Borrowers jointly and severally agree to pay to the Administrative Agent such fees as may have been, or are hereafter, agreed to in writing from time to time by UK Company, Canadian Company or any of the Foreign Subsidiaries and the Administrative Agent.

4.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the US Company shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the US Company shall have the right, subject to obtaining the consents required by Section 13.12(b), upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01(a) shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is Cash Collateralized in accordance with Section 2.20, and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.16, 3.17, 3.18, 5.04, 5.05, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

(c) If the Borrowers at any time permanently reduce the Total Revolving Loan Commitment hereunder, all availability levels denominated in Dollars, Canadian Dollars, Euros or Pounds Sterling hereunder (including, without limitation, in the definitions of “Applicable Margin”, “Minimum Availability Amount” and “Payment Conditions” and in Section 10.04(a)) shall be decreased in proportion to the ratio of the amount of such reduction in the Total Revolving Loan Commitment to the Total Revolving Loan Commitment immediately prior to such reduction and, for the avoidance of doubt, all such levels denominated in percentages shall be calculated based on the Total Revolving Loan Commitment after giving effect to such reduction.

4.03 Mandatory Reduction of Commitments. The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Final Maturity Date.

SECTION 5. Prepayments; Payments; Taxes.

5.01 Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York City time) at the Notice Office (A) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans or Canadian Prime Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (B) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans or EURIBOR Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans or EURIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans or EURIBOR Loans were made, and which notice the Administrative Agent shall, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000, £500,000, €500,000 or CA$500,000, as applicable (or such lesser amount as is acceptable to the Administrative Agent) and (y) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $100,000, £100,000 or €100,000, as applicable (or such lesser amount as is acceptable to the Administrative Agent in any given case); provided that (A) if any partial prepayment of US LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of US LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of US LIBOR Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect, (B) if any partial prepayment of UK Revolving Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of UK Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall automatically be converted into a Borrowing of UK Revolving Loans with an Interest Period of one week, and (C) if any partial prepayment of Canadian LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Canadian LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Canadian LIBOR Loans (and same shall automatically be converted into a Borrowing of Canadian Prime Rate Loans) and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) the respective Borrower shall pay all compensation due with respect to such prepayment specified in Section 2.11 concurrently with such prepayment.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrowers may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender, together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) in accordance with, and subject to the requirements of Section 13.12(b), so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (A) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) such Lender’s RL Percentage of all outstanding Letters of Credit is Cash Collateralized in accordance with Section 2.20 and (ii) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

5.02 Mandatory Repayments; Cash Collateralization. (a) (i) On any day on which the Aggregate US Exposure exceeds (A) the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) (other than during an Agent Advance Period) and/or (B) the US Maximum Amount at such time, then in each case, the US Borrowers jointly and severally shall repay on such day the principal of US Swingline Loans and, after all US Swingline Loans have been repaid in full or if no US Swingline Loans are outstanding, US Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding US Swingline Loans and US Revolving Loans, the aggregate amount of the US Letter of Credit Outstandings exceeds (A) the US Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the US Maximum Amount at the time, then in each case, the US Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all US Obligations of the US Borrowers to each applicable US Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent. Any such prepayment under this Section 5.02(a)(i) shall be applied to reduce the outstanding principal balance of the US Revolving Loans, but shall not permanently reduce the Revolving Loan Commitments;

(ii) On any day on which the aggregate amount of the US Letter of Credit Outstandings exceeds the Maximum US Letter of Credit Amount, the US Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all US Obligations of the US Borrowers to each applicable US Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent;

(iii) On any day (including on any date on which Equivalent Amounts are determined pursuant to Section 2.17) on which the Aggregate UK Exposure exceeds (A) the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the UK Maximum Amount at such time, then in each case, the UK Borrowers, jointly and severally, shall repay on such day the principal of UK Swingline Loans and, after all UK Swingline Loans have been repaid in full or if no UK

Swingline Loans are outstanding, UK Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding UK Swingline Loans and UK Revolving Loans, the aggregate amount of the UK Letter of Credit Outstandings exceeds (A) the UK Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the UK Maximum Amount at the time, then in each case, the UK Borrowers, jointly and severally, shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all UK Obligations of the UK Borrowers to each applicable UK Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent. Any such prepayment under this Section 5.02(a)(iii) shall be applied to reduce the outstanding principal balance of the UK Revolving Loans, but shall not permanently reduce the Revolving Loan Commitments;

(iv) On any day (including on any date on which Equivalent Amounts are determined pursuant to Section 2.17) on which the aggregate amount of the UK Letter of Credit Outstandings exceeds the Maximum UK Letter of Credit Amount, the UK Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all UK Obligations of the UK Borrowers to each applicable UK Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent;

(v) On any day (including on any date on which Equivalent Amounts are determined pursuant to Section 2.17) on which the Aggregate Canadian Exposure exceeds (A) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the Canadian Maximum Amount at such time, then in each case, the Canadian Borrowers, jointly and severally, shall repay on such day the principal of outstanding Canadian Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Canadian Revolving Loans to the extent required by the immediately preceding sentence, the aggregate amount of all outstanding Canadian Letter of Credit Outstandings exceeds (A) the Canadian Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and/or (B) the Canadian Maximum Amount at the time, then in each case, the Canadian Borrowers, jointly and severally, shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Canadian Obligations of the Canadian Borrowers to each applicable Canadian Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent. Any such prepayment under this Section 5.02(a)(iv) shall be applied to reduce the outstanding principal balance of the Canadian Revolving Loans, but shall not permanently reduce the Revolving Loan Commitments; and

(vi) On any day (including on any date on which Equivalent Amounts are determined pursuant to Section 2.17) on which the aggregate amount of the Canadian Letter of Credit Outstandings exceeds the Maximum Canadian Letter of Credit Amount, the Canadian Borrowers jointly and severally shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Canadian Obligations of the Canadian Borrowers to each applicable Canadian Issuing Lender and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Collateral Agent.

(b) [Reserved].

(c) [Reserved].

(d) With respect to each repayment of Loans required by this Section 5.02, the Borrowers may designate the Types of Loans which are to be repaid and, in the case of LIBOR Loans or EURIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans or EURIBOR Loans were made; provided that: (i) repayments of LIBOR Loans or EURIBOR Loans pursuant to this Section 5.02 made on a day other than the last day of an Interest Period applicable thereto shall be subject to Section 2.11; (ii) if any repayment of LIBOR Loans made pursuant to a single US Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such US Borrowing or Canadian Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such US Borrowing or Canadian Borrowing shall be automatically converted into a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, as applicable; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders holding such Loans. In the absence of a designation by a Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(e) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

(f) In addition to any other mandatory repayments pursuant to this Section 5.02, each Swingline Loan will be repaid (for the avoidance of doubt, such repayment may be made with proceeds from Revolving Loans) no later than the seventh day following the incurrence thereof; provided that, if the seventh day is not a Business Day, such repayment shall be made on the next succeeding Business Day.

5.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made, with respect to US Obligations, in US Dollars, with respect to UK Obligations, in Pounds Sterling or Euros, as applicable, and with respect to Canadian Obligations, in Canadian Dollars, in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) Each US Credit Party shall, along with the Collateral Agent and certain financial institutions selected by US Company and approved by the Administrative Agent (the “Collection Banks”), enter into on or prior to the Effective Date (as such date may be extended from time to time by the Administrative Agent in its sole discretion) and thereafter maintain separate Cash Management Control Agreements. Each US Credit Party shall instruct all Account Debtors of such US Credit Party, as the case may be, to remit all payments to the applicable “P.O. Boxes”, “Lockbox Addresses” or a sub-account of the Collection Account of the applicable Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account. All amounts received by any US Credit Party and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account or directly into the Concentration Account.

(c) All amounts held in all of the Collection Accounts, Disbursement Accounts, Designated Petty Cash Accounts and Designated Payroll Accounts with respect to each US Credit Party shall be wired by the close of business on each Business Day into one or more concentration accounts with the Collateral Agent and/or one or more other institutions reasonably acceptable to the Administrative Agent (each, a “Concentration Account”) unless such amounts are otherwise required or permitted to be applied pursuant to Section 5.02; provided, however, so long as no Default and no Event of Default then exists, a balance of up to $10,000,000 in the aggregate may be maintained in all Disbursement Accounts, Designated Petty Cash Accounts and Designated Payroll Accounts. Except as, and to the extent, provided in the proviso to the immediately preceding sentence, all of the Collection Accounts, Disbursement Accounts, Designated Petty Cash Accounts and Designated Payroll Accounts shall be “zero” balance accounts. So long as no Event of Default or Compliance Period then exists, the US Credit Parties shall be permitted to transfer cash from the Concentration Accounts to the Disbursement Accounts, the Designated Petty Cash Accounts and the Designated Payroll Accounts to be used for working capital and general corporate purposes, all subject to the requirements of this Section 5.03(c) and pursuant to procedures and arrangements to be determined by the Administrative Agent. If an Event of Default or Compliance Period exists, all collected amounts held in the Concentration Accounts shall be applied as provided in Section 5.03(d).

(d) During the continuance of (i) a Compliance Period or an Event of Default, all collected amounts held in the Concentration Accounts and (ii) an Event of Default, all amounts or proceeds of Collateral otherwise directed to be applied in accordance with this Section 5.03(d) by the terms of any Security Document, shall, in each case, be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below):

(i) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Sections 2.01(i) and 2.04(d);

(ii) second, to the extent all amounts referred to in preceding clause (i) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid US Drawings, Unpaid UK Drawings and Unpaid Canadian Drawings and all interest thereon;

(iii) third, to the extent all amounts referred to in preceding clauses (i) and (ii) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents;

(iv) fourth, to the extent all amounts referred to in preceding clauses (i) through (iii), inclusive, have been paid in full, to repay the outstanding principal of Revolving Loans (whether or not then due and payable) and the Qualified Swap Termination Value under Qualified Derivative Obligations (provided that the aggregate amount of Qualified Swap Termination Values paid pursuant to this clause (iv) shall not exceed the amount of the Reserves established for Qualified Swap Termination Values under clause (xi) of the definition of “Reserves”), ratably among (A) the Lenders holding such Revolving Loans and (B) the Qualified Derivative Counterparties holding any such Qualified Derivative Obligations, in proportion to the respective amounts described in this clause (iv) held by them; and

(v) fifth, to the extent all amounts referred to in preceding clauses (i) through (iv), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Creditors, under any of the Credit Documents or otherwise (including, without limitation, the Swap Termination Value of any Qualified Derivative Obligations (to the extent not paid pursuant to clause (iv) above) and any Banking Products Obligations);

provided that, notwithstanding the foregoing, any such money, amounts and proceeds received, recovered or applied by the Administrative Agent or the Collateral Agent from any US Credit Party or otherwise pursuant to the US Security Agreement, the US Pledge Agreement, the UK Share Charges or the Canadian Share Charge or any other Security Document securing all of the Obligations shall, within each of the foregoing sub-clauses (i) through (v), first be applied to the US Obligations of the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders entitled to such payment within such sub-clause, and, thereafter, ratably, to the UK Obligations and Canadian Obligations of such Secured Creditors; and provided further that all such moneys, amounts and proceeds received, recovered or applied by the Collateral Agent or the Administrative Agent from any UK Credit Party or Canadian Credit Party or otherwise pursuant to the UK Debentures, the Canadian Security Agreement or any other Security Document securing only the UK Obligations and the Canadian Obligations shall be applied in accordance with the above sub-clauses (i) through (v), but solely to the extent such foregoing Obligations constitute UK Obligations or Canadian Obligations.

(e) Each UK Subsidiary and each Canadian Subsidiary shall have entered into a cash management system in form and substance satisfactory to the Administrative Agent, including as required under clause 4 or 4.1, as applicable, and clause 12 of each of the UK Debentures and Section 3.11 of the Canadian Security Agreement.

(f) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain accounts on its books in the name of each Borrower (collectively, the “Credit Account”) in which each Borrower will be charged with all loans and advances made by the Lenders to the respective Borrower for the respective Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. Each Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from such Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrowers’ or Guarantors’ contracts or obligations relating to the Accounts.

5.04 Net Payments – US Borrowers. (a) To the extent permitted under Applicable Law, all payments made by or on behalf of the US Borrowers and US Guarantors hereunder and under any Credit Document will be made without setoff, counterclaim or other defense. Except as required by Applicable Law, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments, including any interest, additions to tax or penalties applicable thereto (“Taxes”). If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law. If any Indemnified Taxes are so levied or imposed, the US Borrowers and US Guarantors jointly and severally agree to pay the full amount of such Indemnified Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Credit Document, after withholding or deduction for or on account of any Indemnified Taxes (including such withholdings or deductions applicable to additional sums payable under this Section), will not be less than the amount provided for herein or in such Credit Document. As soon as practicable after any payment of Taxes to a Governmental Authority pursuant to this Section, the

US Borrowers or US Guarantors, as applicable, will furnish to the Administrative Agent certified copies of Tax receipts evidencing such payment by such US Borrowers or US Guarantors, as applicable. The US Borrowers and US Guarantors jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender that holds US Obligations, and reimburse the Administrative Agent or such Lender, as applicable, within 10 days upon its written request, for the amount of any Indemnified Taxes so levied or imposed and paid by the Administrative Agent or such Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The US Borrowers or US Guarantors, as applicable, shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

For purposes of this Section 5.04, the term “Lender” includes any Issuing Lender, and the term “Applicable Law” includes FATCA.

(b) Status of Lenders.

(i) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US federal income Tax purposes, which holds US Obligations, agrees to deliver to US Company and the Administrative Agent on or prior to the Effective Date, to the extent reasonably requested by either US Company or the Administrative Agent, two accurate and complete signed copies of Internal Revenue Service Form W-9 (or successor forms), or other documentation reasonably satisfactory to US Company and the Administrative Agent, certifying to such Lender’s exemption from US federal back-up withholding.

(ii) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US Federal income tax purposes (each, a “Non-U.S. Lender”), which holds US Obligations, agrees to deliver to US Company and the Administrative Agent on or prior to the Effective Date or, in the case of a Non-U.S. Lender, which holds US Obligations, and that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, in each case, only if such Lender is legally entitled to do so, whichever of the following is applicable:

(A)

two accurate and complete signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN or W-8BEN-E (with respect to an exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Credit Document;

(B)

if such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Credit Document; or

(C)

Internal Revenue Service Form W-8IMY (together with any applicable forms listed in (A) and (B) of this Section) certifying to such Lender’s entitlement as of such date to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Credit Document.

(iii) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to US Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by US Company or the Administrative Agent Internal Revenue Service Form W-8BEN-E or such other documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by US Company or the Administrative Agent as may be necessary for US Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Any Lender that holds US Obligations, which is entitled to an exemption from or reduction of withholding Tax or back-up withholding with respect to payments made under any Credit Document, shall deliver to US Company and the Administrative Agent, at the time or times reasonably requested by US Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by US Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding, as the case may be. Furthermore, any Lender, if reasonably requested by US Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by US Company or the Administrative Agent as will enable US Company or the Administrative Agent to determine whether or not such Lender is subject to any information reporting requirements. In addition, each Lender that holds US Obligations agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver (only if such Lender is legally entitled to do so) to US Company and the Administrative Agent two new accurate and complete signed copies of the applicable Forms or other Certificates described above as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding Tax or back-up withholding with respect to payments under this Agreement and any Credit Document, or such Lender shall immediately notify US Company and the Administrative Agent of its legal inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (b)(i) through (iii) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(c) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (c) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(d) Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by or replacement of a Lender, the termination of any Commitments or Letters of Credit, and the repayment, satisfaction, discharge or full payment of any Obligations.

5.05 Tax Gross Up and Indemnities – UK Subsidiaries.

(a) Definitions.

In this Section:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i) where it relates to a Treaty Lender that is a Lender set forth on Part II of Schedule 1.01(a) hereof as of the Effective Date (each an “Original Treaty Lender”), contains the scheme reference number and jurisdiction of tax residence stated opposite that Original Treaty Lender’s name in Part II of Schedule 1.01(a), and

(A) where the Borrower is a Borrower as of the Effective Date (each an “Original Borrower”), is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(B) where the Borrower is a Borrower that becomes a Borrower under this Agreement after the date hereof (each an “Additional Borrower”), is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(ii) where it relates to a Treaty Lender that becomes a Lender after the date of this Agreement (each an “Additional Treaty Lender”), contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption Agreement, and

(A) where the Borrower is a Borrower as at the effective date of the relevant Assignment and Assumption Agreement (the “Assignment Date”), is filed with HM Revenue & Customs within 30 days of that Assignment Date; or

(B) where the Borrower is not a Borrower as at the relevant Assignment Date, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“CTA” means the Corporation Tax Act 2009.

“ITA” means the United Kingdom Income Tax Act 2007.

“Party” means a party to this Agreement.

“Protected Party” means a Lender, Issuing Lender or Agent which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Credit Document.

“Qualifying Lender” means:

(i) a Lender (other than a Lender within sub-paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:

(A)	a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Credit Document; or

(2)	in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or (in the case of (i) above) which is a bank (as so designated) that would be within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that advance apart from section 18A of the CTA; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA;

(3)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a Treaty Lender; or

(ii) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Credit Document.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Credit Document is either:

(i) a company resident in the United Kingdom for United Kingdom tax purposes;

(ii) a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of part 17 of the CTA; or

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Credit Document.

“Tax Payment” means either the increase in a payment made by a UK Subsidiary to a Lender under Section 5.05(b) (Tax gross-up) or a payment under Section 5.05(c) (Tax indemnity).

“Treaty Lender” means a Lender which:

(i) is treated as a resident of a Treaty State for the purposes of the Treaty; and

(ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Non-Bank Lender” means:

(i) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed as a UK Non-Bank Lender on Schedule 1.01(a); and

(ii) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment and Assumption Agreement which it executes on becoming a Party.

“VAT” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and any other tax of a similar nature, wherever imposed.

(b) Tax Gross-Up.

(i) Each UK Subsidiary shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(ii) The UK Company shall promptly upon becoming aware that a UK Subsidiary must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender; provided that any failure to deliver any such notification shall not constitute a failure to comply with such Lender’s express obligations under, where applicable, subparagraph (vii) or (x) below. If the Administrative Agent receives such notification from a Lender it shall notify the UK Company and that UK Subsidiary.

(iii) If a Tax Deduction is required by law to be made by a UK Subsidiary or a Non-US Obligation Guarantor with respect to any payment made by or on account of any obligation of the UK Borrowers, the amount of the payment due from that UK Subsidiary or a Non-US Obligation Guarantor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(iv) A UK Subsidiary is not required to make an increased payment to a Lender under paragraph (b)(iii) above for a Tax Deduction in respect of Tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

(A)

the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(B)	(1) the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender;

(2)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to that payment and that Lender has received from that UK Subsidiary or the UK Company a certified copy of that Direction; and

(3)	the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or

(C)

the relevant Lender is a Qualifying Lender solely under sub-paragraph (i)(B) of the definition of Qualifying Lender and it has not given a Tax Confirmation to the UK Company and the payment could have been made to that Lender without a Tax Deduction if that Lender had given a Tax Confirmation to the UK Company, on the basis that the Tax Confirmation would have enabled the UK Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(D)

the relevant Lender is a Treaty Lender and the UK Subsidiary making the payment is able to demonstrate to the satisfaction of the Administrative Agent (in its sole discretion) that the payment could have been made to the Lender without the Tax Deduction had that Lender not failed to satisfy its express obligations under, where applicable, subparagraph (vii) or (x) below, after the express written request from a Borrower to do so.

(v) If a UK Subsidiary is required to make a Tax Deduction, that UK Subsidiary shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(vi) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the UK Subsidiary making that Tax Deduction shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under Section 975 of the ITA or other evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(vii) Subject to subparagraph (ix) below, each Treaty Lender shall, upon the express written request of the applicable UK Subsidiary which makes, or may make, a payment to which such Treaty Lender is entitled, use reasonable efforts to co-operate with such UK Subsidiary or such other Person in completing any procedural formalities reasonably requested by such UK Subsidiary and necessary for that UK Subsidiary to obtain authorisation to make that payment without a Tax Deduction.

(viii) Other than such Original Treaty Lender as identified to the contrary in Schedule 1.01(a), each Original Treaty Lender set forth on Part II of Schedule 1.01(a) hereof hereby (A) confirms that it holds a passport under the HMRC DT Treaty Passport scheme, (B) elects that scheme to apply to such Lender’s Commitment and its participation in any Loan hereunder and (C) confirms its scheme reference number and its jurisdiction of tax residence, in each case set forth opposite its name in Part II of Schedule 1.01(a); and having done so, that Lender shall be under no further obligation pursuant to subparagraph (vii) above.

(ix) Each Additional Treaty Lender that becomes a Lender after the date of this Agreement that elects to (A) confirm that it holds a passport under the HMRC DT Treaty Passport scheme, (B) have that scheme apply to such Lender’s participation in this Agreement and (C) confirms its scheme reference number and its jurisdiction of tax residence, shall, in each case, do so in the Assignment and Assumption Agreement to which it is a party; and having done so, that Lender shall be under no further obligation pursuant to subparagraph (vii) above.

(x) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (viii) or (ix) above and:

(A)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(B)

a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but (1) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing and in each case, the Borrower has notified that Lender in writing requesting such cooperation, the applicable Lender shall use its reasonable efforts to co-operate with the applicable Borrower in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(xi) If a Treaty Lender has not made the HMRC DT Treaty Passport scheme elections and confirmations in accordance with paragraph (viii) or (ix) above, as applicable, no Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of a Commitment by such Lender or its participation in any Loan unless the Lender otherwise agrees.

(xii) Each Borrower shall, promptly on making any Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(xiii) A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the UK Company by entering into this Agreement.

(xiv) A UK Non-Bank Lender shall promptly notify the UK Company and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(c) Tax Indemnity.

(i) The UK Company shall (within three Business Days of demand by the Administrative Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Credit Document.

(ii) Paragraph (a) above shall not apply:

(A)	with respect to any Tax assessed on a Lender:

(1)	under the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Lender’s lending office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Lender;

(B)	to the extent a loss, liability or cost:

(1)	is compensated for by an increased payment under Section 5.05(b) (Tax gross-up); or

(2)

would have been compensated for by an increased payment under Section 5.05(b) (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Section 5.05(b) (Tax gross-up) applied.

(iii) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the UK Company.

(iv) A Protected Party shall, on receiving a payment from a UK Subsidiary under this Section 5.05(c), notify the Administrative Agent.

(d) Tax Credit.

If a UK Subsidiary makes a Tax Payment and the relevant Lender determines in its sole discretion that:

(a)

a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was repaired; and

(b)	that Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the UK Subsidiary which that Lender determines in its sole discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the UK Subsidiary.

(e) Stamp Taxes.

The UK Company shall pay and, within three Business Days of demand, indemnify each Lender, Issuing Lender or Agent against any cost, loss or liability that Lender, Issuing Lender or Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Credit Document.

(f) Value Added Tax.

(i) All amounts set out, or expressed to be payable under a Credit Document by any Party to a Lender, Issuing Lender or Agent which (in whole or in part) constitute the consideration for any supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender, Issuing Lender or Agent to any Party under a Credit Document, that Party shall pay to the Lender, Issuing Lender or Agent (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Lender, Issuing Lender or Agent shall promptly provide an appropriate VAT invoice to such Party).

(ii) If VAT is chargeable on any supply made by any Lender, Issuing Lender or Agent (the “Supplier”) to any other Lender, Issuing Lender or Agent (the “Receiver”) under a Credit Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Credit Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Receiver in respect of that consideration):

(A)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply; and

(B)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Credit Document requires any Party to reimburse a Lender, Issuing Lender or Agent for any costs or expenses, that Party shall also at the same time reimburse or indemnify (as the case may be) the Lender, Issuing Lender or Agent for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that the Lender, Issuing Lender or Agent reasonably determines that it is entitled to credit or repayment from the relevant tax authority in respect of such VAT.

(iv) Any reference in this Section 5.05(f) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(v) In relation to any supply made by a Lender, Issuing Lender or Agent to any Party under a Credit Document, if reasonably requested by such Lender, Issuing Lender or Agent, that Party must promptly provide such Lender, Issuing Lender or Agent with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Lender, Issuing Lender or Agent’s VAT reporting requirements in relation to such supply.

5.06 Net Payments – Canadian Borrowers. (a) All payments made by or on behalf of the Canadian Borrowers and the Non-US Obligation Guarantors hereunder and under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits (including branch profits taxes) and franchise or similar taxes imposed in lieu of income taxes of a Lender that holds Canadian Obligations pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein, or Other Connection Taxes), and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) being referred to collectively as “Canadian Taxes”).

(b) If any Canadian Taxes are so levied or imposed, the Canadian Borrowers and the Non-US Obligation Guarantors shall be entitled to withhold such amounts that they are required to withhold in respect thereof and the Canadian Borrowers and the Non-US Obligation Guarantors jointly and severally agree to remit the full amount of such Canadian Taxes to the relevant Government Authority, and shall pay such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Canadian Taxes, will not be less than the amount that would have been paid and is provided for herein or in such Note had such Canadian Taxes not been levied or imposed. The Canadian Borrowers and the Non-US Obligation Guarantors jointly and severally agree to indemnify and hold harmless each Lender that holds Canadian Obligations, and reimburse such Lender upon its written request, for the amount of any Canadian Taxes so levied or imposed and paid by such Lender (including, for greater certainty, any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Canadian Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c) If any amounts are payable in respect of Canadian Taxes pursuant to Section 5.06(b) hereof, the Canadian Borrowers and the Non-US Obligation Guarantors jointly and severally agree to reimburse each Lender that holds Canadian Obligations, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits (including branch profits taxes) and franchise or similar taxes imposed in lieu of income taxes of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to Section 5.06(b) and in respect of any amounts paid to or on behalf of such Lender pursuant to this Section 5.06(c).

(d) The Canadian Borrowers and the Non-US Obligation Guarantors will furnish to the Administrative Agent within 45 days after the date the payment of any Canadian Taxes is due pursuant to Applicable Law the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) The obligations of the Canadian Borrowers and the Non-US Obligation Guarantors under this Section 5.06 shall survive indefinitely following the termination, cancellation, settlement or extinguishment of this Agreement or any Note.

SECTION 6. Conditions Precedent to Credit Events on the Effective Date. The effectiveness of this Agreement and the obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Effective Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

6.01 Effective Date; Notes. On or prior to the Effective Date, (a) the Effective Date shall have occurred as provided in Section 13.10 and (b) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Notes executed by the appropriate Borrowers and if requested by the Swingline Lender, the appropriate Swingline Notes executed by the appropriate Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

6.02 Officer’s Certificate. On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date and signed on behalf of US Company by the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of US Company, certifying on behalf of US Company that all of the conditions have been satisfied on such date.

6.03 Opinions of Counsel. (a) On the Effective Date, the Administrative Agent shall have received from DLA Piper LLP (US), counsel to the Credit Parties, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit J-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(b) On the Effective Date, the Administrative Agent shall have received from DLA Piper UK LLP, counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit J-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(c) On the Effective Date, the Administrative Agent shall have received from DLA Piper (Canada) LLP, Alberta, Ontario and British Columbia counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering certain matters of Alberta, Ontario and British Columbia law set forth in Exhibit J-3 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(d) On the Effective Date, the Administrative Agent shall have received from Morris James LLP, special Delaware counsel, opinions addressed to the Administrative Agent, the Collateral Agent, each of the Lenders and the other parties named therein, and dated the Effective Date covering the matters set forth in Exhibit J-4 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(e) On the Effective Date, the Administrative Agent shall have received from DLA Piper LLP (US), local counsel to the Credit Parties in Arizona, California and Texas, opinions addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit J-5 and such other matters incident to the transaction contemplated herein as the Administrative Agent may reasonably request.

6.04 Company Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by any two (or, in the case of any UK Subsidiary, at least one) of the secretary, any assistant secretary, the chairman of the board, the chief executive officer, the chief financial officer, the president, a director, or any vice president of such Credit Party (or its applicable general partner or member), in the form of Exhibit K with appropriate insertions, together with copies of the certificate of incorporation, certification of formation, articles of incorporation or articles of organization and by-laws or limited liability company agreement and any unanimous shareholder agreement or declaration relating to such Credit Party (or, in each case, other equivalent organizational documents or, with respect to any UK Subsidiary, a certification that there have been no changes to such documents since the First A&R Effective Date), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b) On the Effective Date, all corporate, limited liability company and partnership proceedings (or equivalent proceedings) and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate, limited liability company and partnership proceedings (or equivalent proceedings), governmental approvals, good standing certificates (if applicable) and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by the proper Governmental Authorities or other Persons.

6.05 Consummation of the Transactions; etc. On or prior to the Effective Date, the Refinancing shall have occurred. After giving effect to the Transactions, US Company and its Subsidiaries shall have no outstanding Indebtedness, Indebtedness convertible into Equity Interests, or other preferred Equity Interests except as set forth on Schedule 8.30.

6.06 No Material Adverse Effect on US Company . There shall not have occurred any event, development or circumstance since December 31, 2018 that has caused or could reasonably be expected to cause a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of US Company and its Subsidiaries, taken as a whole.

6.07 US Pledge Agreement . On the Effective Date, subject to Section 9.13(e), each US Credit Party shall have delivered to the Collateral Agent, as pledgee under the US Pledge Agreement, all of the US Pledge Agreement Collateral, if any, referred to therein and then owned by such US Credit Party, together with executed and undated endorsements for transfer in the case of promissory notes and Equity Interests constituting certificated US Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect and protect the Liens purported to be created by the US Pledge Agreement have been taken and the US Pledge Agreement shall be in full force and effect.

6.08 UK Third Supplemental Share Charge. On the Effective Date, each US Subsidiary directly owning Equity Interests in a UK Subsidiary shall have duly authorized, executed and delivered the UK Third Supplemental Share Charge in the form of Exhibit L (as amended, restated, modified and/or supplemented from time to time, the “UK Third Supplemental Share Charge”) and shall have delivered to the Collateral Agent, as pledgee thereunder, all share certificates and blank stock transfer forms required to be delivered thereunder, along with evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect and protect the Liens purported to be created by the UK Third Supplemental Share Charge have been taken and the UK Third Supplemental Share Charge shall be in full force and effect.

6.09 US Security Agreement. On the Effective Date, the US Security Agreement shall be in full force and effect and each US Credit Party shall have duly authorized, executed and delivered:

(a) proper financing statements (Form UCC-1 or the equivalent) fully authorized and/or executed and completed for filing under the UCC, the PPSA or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect the Liens purported to be created by the US Security Agreement;

(b) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name US Company or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (a) above and in such other jurisdictions in which Collateral is located on the Effective Date, together with copies of such other financing statements that name US Company or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (i) to the extent evidencing Permitted Liens or (ii) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

(c) evidence of the completion of all other recordings and filings of, or with respect to, the US Security Agreement as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect and protect the Liens intended to be created by the US Security Agreement, including control agreements, access agreements and similar third party agreements as the Administrative Agent shall reasonably request (or an appropriate and customary reserve has been established therefore), and the US Security Agreement shall be in full force and effect.

6.10 UK Third Supplemental Debenture and UK Third Supplemental Partnership Debenture. On the Effective Date, UK Company, the UK Subsidiaries, Mobile Storage Group, Inc. and Mobile Mini Finance, LLC, as applicable, shall have duly authorized, executed and delivered the UK Third Supplemental Debenture and the UK Third Supplemental Partnership Debenture in the form of Exhibit M, together with all share certificates, blank stock transfer forms, deeds and documents of title to property and notices of security to third parties required to be delivered thereunder along with that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect and protect the Liens intended to be created by the UK Third Supplemental Debenture and the UK Third Supplemental Partnership Debenture have been taken and the UK Third Supplemental Debenture and the UK Third Supplemental Partnership Debenture shall be in full force and effect.

6.11 Canadian Security Agreement and Canadian Share Pledge Agreement. On the Effective Date, the Canadian Security Agreement and the Canadian Share Pledge Agreement shall be in full force and effect and the Canadian Company shall have duly authorized, executed and delivered:

(a) executed and undated endorsements for transfer in the case of promissory notes and Equity Interests constituting certificated Canadian Security Agreement Collateral;

(b) proper financing statements for filing under the PPSA or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect the Liens purported to be created by the Canadian Security Agreement and Canadian Share Pledge Agreement;

(c) copies of all customary lien searches or equivalent reports as of a recent date, listing all effective financing statements or liens that name Canadian Company or its Subsidiaries, if any, as debtor and that are filed in the jurisdictions referred to in clause (b) above and in such other jurisdictions in which Collateral is located on the Effective Date, together with evidence of such other financing statements or liens that name Canadian Company or its Subsidiaries, if any, as debtor (none of which shall cover any of the Collateral except (i) to the extent evidencing Permitted Liens or (ii) those in respect of which the Collateral Agent shall have received discharge statements (Form 3C) or such other discharge statements as shall be required by local law); and

(d) evidence of the completion of all other actions, recordings and filings of, or with respect to, the Canadian Security Agreement as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect and protect the Liens intended to be created by the Canadian Security Agreement, including control agreements, access agreements and similar third party agreements as the Administrative Agent shall reasonably request (or an appropriate and customary reserve has been established therefore).

6.12 Master Reaffirmation Agreements. On the Effective Date, each Credit Party party thereto shall have duly authorized, executed and delivered the Second US Master Reaffirmation Agreement in the form of Exhibit Q and the Second Canadian Master Reaffirmation Agreement in the form of Exhibit R and each Master Reaffirmation Agreement shall be in full force and effect.

6.13 Mortgages. On the Effective Date, each Credit Party that owns a Real Property listed on Schedule 6.13 shall have duly authorized, executed, had notarized, and delivered a Mortgage over such Real Property (or, if a Mortgage in favor of the Administrative Agent was previously recorded against such Real Property, a modification to such Mortgage in form and substance reasonably acceptable to the Administrative Agent (a “Mortgage Modification”)), which shall be in full force and effect, and shall have delivered evidence satisfactory to the Administrative Agent that each such Mortgage, as modified by the related Mortgage Modification, is a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens. In connection with the delivery of each such Mortgage or, other than with respect to clauses (ii), (iii) and (iv) below, each such Mortgage Modification, US Company will, and will cause each other Credit Party to, in each case unless waived by the Administrative Agent, deliver (i) a Mortgage Policy (or, with respect to a Mortgage Modification, mortgage modification and date down endorsements to the related Mortgage Policy) issued by a title insurer reasonably satisfactory to the Administrative Agent, in form and substance and in an amount reasonably satisfactory to the

Administrative Agent, insuring that the Mortgage, as modified by the Mortgage Modification, is a valid and enforceable First Priority Lien on the respective property other than Permitted Encumbrances; and in conjunction therewith, such Credit Party shall have previously provided to the Administrative Agent and/or the title insurer issuing the Mortgage Policy or endorsements thereto a current title commitment from the title insurance company for such Real Property (together with copies of all underlying documents), an owner’s affidavit with respect to such Real Property, a gap indemnity with respect to the Mortgage Policy or endorsements to be issued by the title insurer, and any other documentation reasonably requested or required by the title insurer to issue the Mortgage Policy or the endorsements, as applicable, (ii) a then current A.L.T.A. survey, certified to the Administrative Agent by a licensed surveyor sufficient to allow the issuer of the Mortgage Policy to issue such Mortgage Policy without a standard survey exception (but permitting any matters that might be revealed by such A.L.T.A. survey to the extent such matters are reasonably satisfactory to the Administrative Agent), (iii) environmental due diligence in form and substance reasonably satisfactory to the Administrative Agent, (iv) a zoning report with respect to such Mortgaged Property from a consultant reasonably satisfactory to the Administrative Agent, confirming that such Mortgaged Property and the use and occupancy thereof is compliant (i.e., conforming or legal nonconforming with full right to rebuild after a casualty without needing to achieve current conformity) with the zoning ordinances and entitlements applicable thereto and is not in violation of the building ordinances applicable thereto, and (v) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Borrower), and if such Mortgaged Property, or any portion thereof, is in a flood zone, deliver evidence satisfactory to the Administrative Agent that the flood insurance required to be maintained pursuant to Section 9.03 has been obtained and is in effect.

6.14 Financial Statements; Pro Forma Balance Sheet; Projections; etc. (a) On or prior to the Effective Date, the Arrangers shall have received (i) audited financial statements of each of US Company and its Subsidiaries for the fiscal year ended December 31, 2018 and (ii) unaudited quarterly financial statements of US Company and its Subsidiaries for each fiscal quarter ended thereafter and at least 45 days prior to the Effective Date that is not the last fiscal quarter of a fiscal year.

(b) On the Effective Date, the Administrative Agent shall have received and be satisfied with projected consolidated financial statements of US Company and its Subsidiaries for the five fiscal years ending after the Effective Date, which projections shall (x) reflect the forecasted consolidated financial condition of US Company and its Subsidiaries after giving effect to the Transactions and (y) be prepared and approved by US Company.

6.15 Solvency Certificate; Insurance Certificates. On the Effective Date, the Administrative Agent shall have received:

(a) a solvency certificate from the chief financial officer of US Company in the form of Exhibit N; and

(b) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of US Company and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, as applicable, and stating that such insurance shall not be canceled or materially revised without at least 30 days’ (or a shorter period of time if acceptable to the Administrative Agent in its sole discretion) prior written notice by the insurer to the Collateral Agent.

6.16 Fees, etc. On the Effective Date, the Borrowers shall have paid to the Administrative Agent (and its relevant affiliates), the Collateral Agent and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby and as separately agreed with the Administrative Agent (and/or its relevant affiliates), the Collateral Agent or such Lender to the extent then invoiced.

6.17 Initial Borrowing Base Certificate; etc. On the Effective Date, the Administrative Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 9.01(i), which shall be calculated after giving effect to the Transactions (and the Credit Events hereunder).

6.18 No Defaults under Senior Note Indentures. There shall not exist (on a pro forma basis before and immediately after giving effect to the Transactions) any default or event of default under the Mobile Mini 2024 Indenture relating to non-payment, bankruptcy, material judgments or negative covenants.

6.19 Patriot Act; Beneficial Ownership Regulation.

(a) On or prior to the Effective Date, the Administrative Agent and the Lenders shall have received from the Credit Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(b) At least five days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower to the Administrative Agent and each Lender that has requested a Beneficial Ownership Certification at least five days prior to the Effective Date.

6.20 Absence of Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of any Credit Party, threatened with respect to any of the Credit Documents, or the Transactions or which has had, or could reasonably be expected to have, a Material Adverse Effect.

6.21 Margin Regulations. On the Effective Date, all Loans made on the Effective Date and all other financings to the Borrowers (and all guaranties thereof and security therefor), as well as the Transactions and the consummation thereof, shall be in compliance with all applicable requirements of law, including Regulations T, U and X of the Federal Reserve Board.

6.22 Delaware Trust Documents. On the Effective Date, each Credit Party party thereto shall have duly authorized, executed and delivered the Delaware Trust Security Agreement and the Delaware Trust Agreement, the Trustee (as defined therein) shall have executed and delivered the Delaware Trust Agreement, and each of the Delaware Trust Security Agreement and the Delaware Trust Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and in full force and effect.

In determining the satisfaction of the conditions specified in this Section 6, to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Effective Date that the respective item or matter does not meet its satisfaction.

SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Effective Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Effective Date), are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (a) there shall exist no Default or Event of Default, (b) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date and (y) any representations and warranties qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects at such time), (c) the Aggregate Exposure shall not exceed the Total Revolving Loan Commitment, as then in effect, (d) the Aggregate US Exposure shall not exceed the US Maximum Amount, as then in effect, (e) the Aggregate UK Exposure shall not exceed the UK Maximum Amount, as then in effect, (f) the Aggregate Canadian Exposure shall not exceed the Canadian Maximum Amount, as then in effect, (g) the Aggregate Exposure shall not exceed the Aggregate Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) (except in the case of Agent Advances), (h) the Aggregate US Exposure shall not exceed the US Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) (except in the case of Agent Advances), (i) the Aggregate UK Exposure shall not exceed the UK Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate) and (j) the Aggregate Canadian Exposure shall not exceed the Canadian Borrowing Base at such time (based on the most recently delivered Borrowing Base Certificate).

7.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i) or (ii) as applicable.

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a US Letter of Credit Request meeting the requirements of Section 3.07, a UK Letter of Credit Request meeting the requirements of Section 3.08 or a Canadian Letter of Credit Request meeting the requirements of Section 3.09.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each of US Company and the Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Effective Date) and in this Section 7 (with respect to Credit Events on or after the Effective Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders requesting same and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

SECTION 8. Representations, Warranties and Agreements. In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of US Company (in respect of itself and each other Credit Party) and each other Credit Party (in respect of itself) makes the following representations, warranties and agreements, in each case after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Effective Date and on the date of each such other Credit Event (it being understood and agreed that (x) any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date and (y) any representations and warranties qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects at such time).

8.01 Organization and Qualification. US Company and each other Credit Party is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing (or the foreign equivalent of “good standing”, if any, in the relevant foreign jurisdiction) under the laws of the jurisdiction of its incorporation or organization. US Company and each other Credit Party is duly qualified and is authorized to do business and is in good standing (or the foreign equivalent of “good standing”, if any, in the relevant foreign jurisdiction) as a limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Schedule 8.01 hereto and in all other states and jurisdictions in which the failure of such Credit Party to be so qualified would reasonably be expected to have a Material Adverse Effect.

8.02 Power and Authority; No Violation. US Company and each other Credit Party (a) is duly authorized, has the capacity and is empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party and (b) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. The execution, delivery and performance of this Agreement and each of the other Credit Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of US Company or any of the shareholders, partners or members, as the case may be, of any other Credit Party other than such consents and approvals which have been obtained prior to the Effective Date; (ii) contravene US Company’s or any other Credit Party’s charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability company agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause US Company or any other Credit Party to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to US Company or any other Credit Party; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which US Company or any other Credit Party is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by US Company or any other Credit Party.

8.03 Legally Enforceable Agreement. This Agreement is, and each of the other Credit Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of US Company and each other Credit Party, in each case to the extent it is a party thereto, enforceable against it in accordance with its respective terms, except as limited by applicable bankruptcy or insolvency laws, and by general principles of equity.

8.04 Capital Structure. Schedule 8.04 hereto states, as of the Effective Date, (i) the correct name of each of the Subsidiaries of US Company, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by US Company or a Subsidiary of US Company, (ii) the name of each of US Company’s and each Subsidiary’s corporate or joint venture relationships and the nature of the relationship, (iii) the number and nature of all outstanding Equity Interests of US Company and the number, nature and holder of Equity Interests of each Subsidiary of US Company and (iv) the number of issued and treasury Equity Interests of US Company. US Company and each other Credit Party has good title to all of the Equity Interests it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. As of the Effective Date, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Equity Interests or obligations convertible into, or any powers of attorney relating to any Equity Interests of any of US Company’s direct or indirect Subsidiaries. Except as set forth on Schedule 8.04, as of the Effective Date, there are no outstanding agreements or instruments binding upon any of Company’s or any other Credit Party’s partners, members or shareholders, as the case may be, relating to the ownership of its Equity Interests. As of the Effective Date, 100% of the Equity Interests of each Credit Party (other than US Company) are owned directly or indirectly by US Company.

8.05 Names. Neither US Company nor any other Credit Party has been known as or has used any legal, fictitious or trade names except those listed on Schedule 8.05 hereto as such Schedule may be amended in connection with a Permitted Acquisition. Except as set forth on Schedule 8.05, neither US Company nor any other Credit Party has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person in the past 3 years. US Company’s and each other Credit Party’s respective states of incorporation or organization, type of organization and organizational identification number are set forth on Schedule 8.04 or Schedule 8.05, as such Schedule may be amended in connection with a Permitted Acquisition. The respective exact legal names of US Company and each other Credit Party are set forth on Schedule 8.04, as such Schedule may be amended in connection with a Permitted Acquisition.

8.06 Business Locations; Agent for Process. Each of US Company’s and each other Credit Party’s chief executive office and other places of business are as listed on Schedule 8.06 hereto, as updated from time to time by US Company. During the preceding one-year period, neither US Company nor any other Credit Party has had an office or place of business other than as listed on Schedule 8.06. All tangible Collateral is and will at all times be kept by US Company and each other Credit Party in accordance with the applicable Security Agreement. Except as shown on Schedule 8.06, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

8.07 Title to Properties; Priority of Liens. US Company and each other Credit Party has good record, indefeasible and marketable title to and fee simple ownership of real property owned by it, or valid leasehold interests in, all of its leased real property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. US Company and each other Credit Party has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of US Company’s or such Credit Party’s Properties that is not a Permitted Lien. The Liens granted to the Collateral Agent under the Security Documents are First Priority Liens, subject only to Permitted Liens.

8.08 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by US Company with respect to any Account or Accounts of US Company or any other Credit Party. With respect to each of such Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

(a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by US Company or the applicable Credit Party, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between US Company or the applicable Credit Party and the Account Debtor and the Account Debtor is not an Affiliate of US Company or any other Credit Party;

(c) It is for a liquidated amount maturing as stated in the invoice covering such sale or rendition of services;

(d) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

(e) To US Company’s knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

(f) To US Company’s knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor’s financial condition or the collectability of such Account (other than non-material disputes involving de minimis amounts arising in the ordinary course of business).

8.09 Equipment. The Equipment of US Borrower and each other Credit Party is in good operating condition and repair, ordinary wear and tear excepted.

8.10 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a) The audited Consolidated balance sheet of US Company as at the last day of its fiscal year ended December 31, 2018 and the related Consolidated statements of income, retained earnings, stockholders’ equity and cash flows of US Company for its fiscal year ended on such date, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of US Company at the date of said financial statements and the Consolidated results of its operations for the respective period covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b) On and as of the Effective Date, and after giving effect to the Transactions and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, US Company and each of its Subsidiaries is or are Solvent.

(c) Except as disclosed in the financial statements delivered pursuant to Section 8.10(a), and except purchase accounting reserves required pursuant to GAAP and except for the Indebtedness incurred under this Agreement, there were as of the Effective Date no liabilities or obligations with respect to US Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) known to US Company or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to be material to US Company and its Subsidiaries taken as a whole. As of the Effective Date, US Company does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 8.10(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to US Company and its Subsidiaries taken as a whole.

(d) The Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to US Company or its Subsidiaries to be misleading in any material respect or which fail to take into account material information known to US Company or its Subsidiaries regarding the matters reported therein. On the Effective Date, US Company and its Subsidiaries believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

(e) After giving effect to the Transactions, since December 31, 2018, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to the US Company and its Subsidiaries, taken as a whole.

(f) As of the Effective Date, the fiscal year of US Company and each of its Subsidiaries ends on December 31 of each year.

8.11 Full Disclosure. The financial statements referred to in Section 8.10 hereof do not, nor does this Agreement or any other written statement of US Company to Administrative Agent or any Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which US Company has failed to disclose to Administrative Agent or any Lender in writing which would reasonably be expected to have a Material Adverse Effect. The information included in the Beneficial Ownership Certification most recently delivered to Lenders is true and correct in all respects.

8.12 Surety Obligations. Except as set forth on Schedule 8.12, as of the Effective Date, neither US Company nor any other Credit Party is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

8.13 Tax Returns and Payments. Each of US Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate Governmental Authority all income and other material returns, statements, forms and reports for Taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, US Company and/or any of its Subsidiaries. The Returns accurately reflect all liability for Taxes of US Company and its Subsidiaries, as applicable, for the periods covered thereby. Each of US Company and each of its Subsidiaries has paid all Taxes and assessments payable by it which have become due, other than those that are being contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of US Company or any other Credit Party, threatened by any Governmental Authority regarding any Taxes relating to US Company or any of its Subsidiaries. Neither US Company nor any of its Subsidiaries is party to any Tax sharing agreement.

8.14 [Reserved].

8.15 Intellectual Property, etc. Each of US Company and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

8.16 Government Consents. US Company and each of its Subsidiaries has, and is in good standing (or the foreign equivalent of “good standing”, if any, in the relevant foreign jurisdiction) with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

8.17 Compliance with Laws. US Company and each of its Subsidiaries has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state, provincial, local, foreign and other laws, rules and regulations applicable to US Company or such Subsidiary, as applicable, its Properties or the conduct of its business, and there have been no citations, notices or orders of noncompliance issued to US Company or any of its Subsidiaries under any such law, rule or regulation. US Company and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state, provincial, local, foreign and other rules, laws and regulations applicable to it. No Inventory has been produced by US Company or any of its Subsidiaries in violation of the Fair Labor Standards Act (29 USC. §201 et seq.), as amended.

8.18 Restrictions. Neither US Company nor any other Credit Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 8.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by US Company or any other Credit Party, as applicable. Except as permitted in this Agreement, none of the Collateral is subject to contractual obligations that may restrict or inhibit Collateral Agent’s or Administrative Agent’s rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence and during the continuance of an Event of Default.

8.19 Litigation. Except as set forth on Schedule 8.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of US Company or any other Credit Party, threatened, against or involving US Company or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of US Company or any of its Subsidiaries which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither US Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

8.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or each Credit Party’s performance hereunder, constitute a Default or an Event of Default. Neither US Company nor any other Credit Party is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person in excess of the lesser of $35,000,000 or the Equivalent Amount thereof or that amount which would have a Material Adverse Effect. All Obligations are permitted under the Senior Note Indentures and the other Senior Note Documents and the Permitted Additional Financing Documents, in each case that are in effect on any date on which this representation is made.

8.21 Leases. Schedule 8.21 hereto is a complete listing of all capitalized and operating personal property leases of US Company and the other Credit Parties and all real property leases of US Company and the other Credit Parties. US Company and each other Credit Party is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

8.22 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used on the Effective Date to refinance the Refinanced Indebtedness and thereafter for the working capital, Capital Expenditures, Permitted Acquisitions and general corporate purposes of US Company and its Subsidiaries, provided that the proceeds of the Loans shall not be used for purposes which would constitute unlawful financial assistance for the purposes of Sections 678 to 679 of the United Kingdom Companies Act of 2006 (as amended or otherwise re-enacted from time to time).

(b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X.

8.23 Compliance with ERISA. (a) Schedule 8.23 sets forth a listing of each Plan as of the Effective Date. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all Applicable Laws, including without limitation ERISA and the Code; (ii) each Plan which is intended to be qualified under Section 401(a) of the Code has either received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code or is comprised of a master or prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service, and each trust forming a part of any such Plan that is intended to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code is so exempt; (iii) no Reportable Event has occurred; (iv) no Multiemployer Plan is “insolvent” (as defined under Section 4245 of ERISA), is in “reorganization” (as defined under Section 4241 of ERISA), is in “endangered or critical status” (as defined in Section 305 of ERISA) or has been terminated (within the meaning of Title IV of ERISA); (v) no Plan has an Unfunded Current Liability; (vi) neither any US Borrower nor any of its Subsidiaries nor any of their respective ERISA Affiliates has failed to meet the minimum funding requirements of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Plan, whether or not waived or failed to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Plan; (vii) all contributions required to be made with respect to a Plan or Multiemployer Plan have been timely made; (viii) neither any US Borrower nor any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 406, 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or to or on account of a Multiemployer Plan pursuant to Section 515, 4201, 4204 or 4212 of ERISA or expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; (ix) no event has occurred or condition exists which presents a risk to any US Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (x) there has been no filing of a notice by the plan administrator of an intent to terminate, no plan amendment has been treated as a termination under Section 4041 or 4041A of ERISA of, and no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer under Section 4042 of ERISA, any Plan or Multiemployer Plan; (xi) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (xii) no Plan is, or is expected to be, in “at-risk” status pursuant to Section 430(i) of the Code or Section 303(i) of ERISA;

(xiii) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (xiv) there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which any US Borrower or any of its Subsidiaries may be directly or indirectly liable; (xv) neither any US Borrower nor any of its Subsidiaries has filed, or is considering filing, an application under the Internal Revenue Service Employee Plans Compliance Resolution System (the “EPCRS”) or the Department of Labor’s Voluntary Fiduciary Correction Program (the “VFCP”) with respect to any Plan; (xvi) to the knowledge of the Credit Parties, no plan administrator or a “plan official” (as defined under VFCP) of any Multiemployer Plan has filed, or is considering filing, an application under the EPCRS or the VFCP with respect to any Multiemployer Plan; (xvii) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, neither any US Borrower nor any of its Subsidiaries nor any of their respective ERISA Affiliates would incur any liabilities with respect to any Multiemployer Plans in the event of a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) therefrom, or with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which any such US Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (xviii) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any US Borrower or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; (xix) each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of any US Borrower or any of its Subsidiaries has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; (xx) no lien imposed under the Code or ERISA on the assets of any US Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates exists on account of any Plan or Multiemployer Plan and no event or condition has occurred or exists that could reasonably be expected to result in the imposition of any such lien; (xxi) any US Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates may cease contributions to or terminate any Plan maintained by any of them without incurring any liability; and (xxii) neither any US Borrower nor any of its Subsidiaries maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA).

(b) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) neither US Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of US Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. No Foreign Pension Plan contains a “defined benefit provision” as such term is defined in the Income Tax Act (Canada) (“CITA”) or is a “multi-employer pension plan” subject to the Supplemental Pension Plans Act (Quebec).

8.24 Trade Relations. Except as set forth on Schedule 8.24, there exists no actual or, to any Credit Party’s knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between US Company or any other Credit Party and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of US Company and the other Credit Parties (taken as a whole), or with any material supplier, except in each case, where the same would not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent US Company or any other Credit Party from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

8.25 Security Documents. (a) The provisions of the Security Agreements (as reaffirmed or supplemented, as applicable, by the Master Reaffirmation Agreements, the UK Third Supplemental Debenture, the UK Third Supplemental Partnership Debenture and the UK Third Supplemental Share Charge) are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in all of the Security Agreement Collateral, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens.

(b) The recordation of (i) the Grant of Security Interest in US Patents and (ii) the Grant of Security Interest in US Trademarks in the respective form attached to the Second US Master Reaffirmation Agreement (or, if filed prior to the Effective Date pursuant to the Existing Credit Agreement, in the respective form attached to the US Security Agreement or the US Master Reaffirmation Agreement, as applicable), in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in US Copyrights in the form attached to the Second US Master Reaffirmation Agreement (or, if filed prior to the Effective Date pursuant to the Existing Credit Agreement, in the respective form attached to the US Security Agreement or the US Master Reaffirmation Agreement, as applicable) with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the US Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the US Security Agreement.

(c) The filing of the Confirmation of Security Interest in Intellectual Property in the form attached to the Second Canadian Master Reaffirmation Agreement (or, if filed prior to the Effective Date pursuant to the Existing Credit Agreement, in the respective form attached to the Canadian Security Agreement or the Canadian Master Reaffirmation Agreement, as applicable) in the Canadian Intellectual Property Office, together with the filing of PPSA financing statements made pursuant to the Canadian Security Agreement, will create, to the extent as may be perfected by such filings, a perfected security interest in the Canadian Intellectual Property (as defined in the Canadian Security Agreement) covered by the Canadian Security Agreement.

(d) The Liens created under the US Pledge Agreement (as reaffirmed by the US Master Reaffirmation Agreement and the Second US Master Reaffirmation Agreement) in favor of the Collateral Agent, as pledgee thereunder, for the benefit of the Secured Creditors, constitute perfected Liens in all US Pledge Agreement Collateral, subject to no Liens of any other Person other than Permitted Liens. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the Liens created in the US Pledge Agreement Collateral under the US Pledge Agreement (as reaffirmed by the US Master Reaffirmation Agreement and the Second US Master Reaffirmation Agreement) other than with respect to that portion of the US Pledge Agreement Collateral constituting General Intangibles under the UCC.

(e) The Liens created under the Canadian Security Agreement (as reaffirmed by the Canadian Master Reaffirmation Agreement and the Second Canadian Master Reaffirmation Agreement) in favor of the Collateral Agent for the benefit of the Secured Creditors, constitute perfected Liens in all Securities (as defined in the Canadian Security Agreement) and Instruments (as defined in the Canadian Security Agreement), subject to no Liens of any other Person other than Permitted Liens.

(f) Each Mortgage (as modified by the applicable Mortgage Modification) creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Administrative Agent or Collateral Agent, as applicable (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens other than Permitted Liens.

8.26 Investment Company Act. Neither US Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.27 Representations and Warranties in Other Credit Documents. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Effective Date as if such representations or warranties were made on and as of such date (it being understood and agreed that (x) any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date and (y) any representations and warranties qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects at such time).

8.28 Environmental Matters. (a) Each of US Company and each of its Subsidiaries is in compliance in material respects with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of US Company or any other Credit Party, threatened Environmental Claims against US Company or any of its Subsidiaries or any Real Property owned, leased or operated by US Company or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by US Company or any of its Subsidiaries of any Real Property formerly owned, leased or operated by US Company or any of its Subsidiaries but no longer owned, leased or operated by US Company or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of US Company or any of its Subsidiaries, or any Real Property owned, leased or operated by US Company or any of its Subsidiaries (including, to the knowledge of US Company or any other Credit Party, any Real Property formerly owned, leased or operated by US Company or any of its Subsidiaries but no longer owned, leased or operated by US Company or any of its Subsidiaries) or, to the knowledge of US Company or any other Credit Party, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against US Company or any of its Subsidiaries or any Real Property owned, leased or operated by US Company or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by US Company or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by US Company or any of its Subsidiaries under any applicable Environmental Law.

(b) To the knowledge of US Company or any of its Subsidiaries, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

(c) Notwithstanding anything to the contrary in this Section 8.28, the representations and warranties made in this Section 8.28 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and non-compliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.29 Employment and Labor Relations. Neither US Company nor any of its Subsidiaries is engaged in any unfair labor practice that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against US Company or any of its Subsidiaries or, to the knowledge of US Company or any other Credit Party, threatened against US Company or any of its Subsidiaries, (c) no union representation question exists with respect to the employees of US Company or any of its Subsidiaries, (d) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the knowledge of US Company or any other Credit Party, threatened against US Company or any of its Subsidiaries, and (e) no wage and hour department investigation has been made of US Company or any of its Subsidiaries, except (with respect to any matter specified in clauses (a) – (e) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

8.30 Indebtedness. Schedule 8.30 sets forth a list of all Indebtedness (including Contingent Obligations) of US Company and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Obligations), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt (all such non-excluded Indebtedness, the “Existing Indebtedness”).

8.31 Insurance. Schedule 8.31 sets forth a listing of all insurance maintained by US Company and its Subsidiaries as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

8.32 Plans; Non-Compete Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements. Schedule 8.32 sets forth a list of all Plans, Non-Compete Agreements, Collective Bargaining Agreements and Existing Indebtedness Agreements maintained by US Company and its Subsidiaries as of the Effective Date and which are to remain in effect after giving effect to the Transactions.

8.33 Anti-Terrorism Laws. (a) Neither US Company nor any of its Subsidiaries is in violation (other than immaterial, unknowing or unintentional violations) of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the Patriot Act. Neither US Company nor any of its Subsidiaries and, to the knowledge of US Company and each of its Subsidiaries, no director, officer, employee, agent, Affiliate or representative thereof, is any of the following:

(i) a Person that is listed in the annex to, or it otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) a Person that is (A) named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list; (B) included on HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List; or (C) included on any similar list enforced by any other relevant sanctions authority;

(vi) a Person that is currently the subject or target of Sanctions; or

(vii) located, organized or resident in a Designated Jurisdiction.

(b) Neither US Company nor any of its Subsidiaries and, to the knowledge of US Company and each of its Subsidiaries, no director, officer, employee, agent, Affiliate or representative thereof, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Person described in Section 8.33(a), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

8.34 UK Pensions. To the knowledge of US Company or any of its Subsidiaries, no UK Subsidiary has ever participated in a UK defined benefit pension plan or been associated or connected with the employer in relation to a UK defined benefit pension plan.

8.35 Anti-Corruption Laws. US Company and its Subsidiaries, and, to the knowledge of US Company and each of its Subsidiaries, their respective directors, officers, employees, agents, Affiliates and representatives, have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to US Company and its Subsidiaries and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.36 EEA Financial Institution Status. No Credit Party is an EEA Financial Institution.

SECTION 9. Affirmative Covenants. Each of US Company and each other Credit Party hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid US Drawings, Unpaid UK Drawings and Unpaid Canadian Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full in cash:

9.01 Information Covenants. US Company will furnish to Administrative Agent and each Lender:

(a) [Reserved].

(b) Quarterly Financial Statements. As soon as available, but not later than 45 days after the end of each fiscal quarter of US Company, excluding the last quarter of US Company’s fiscal year, unaudited quarterly financial statements (including, but not limited to, balance sheet, income statement and statement of cash flows) of US Company and its Subsidiaries as of the end of such fiscal quarter, on a Consolidated basis, certified by the principal financial officer or principal accounting officer of US Company as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of US Company and its Subsidiaries for such fiscal quarter and period (subject only to changes from audit and year-end adjustments and except that such statements need not contain notes) and, at the request of the Administrative Agent, unaudited interim financial statements on a consolidating basis (A) with respect to US Company and its Domestic Subsidiaries, on the one hand and (B) the US Company’s Foreign Subsidiaries, on the other hand, in each case in a form consistent with US Company’s historical practices of preparation of consolidating financial statements. In addition, at the time of the delivery of the foregoing financial statements, US Company will deliver to the Collateral Agent such information and/or documents relating to intellectual property of the Credit Parties as may be required pursuant to the terms of the Security Agreements.

(c) Annual Financial Statements. As soon as available, but not later than 90 days after the close of each fiscal year of US Company, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements (including, but not limited to, balance sheet, income statement and statement of cash flows) of US Company and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by US Company but reasonably acceptable to Administrative Agent, together with, at the request of the Administrative Agent, unaudited consolidating balance sheets, income statements and statements of cash flows (A) with respect to US Company and its Domestic Subsidiaries, on the one hand and (B) the US Company’s Foreign Subsidiaries, on the other hand, and, within a reasonable time thereafter a copy of any management letter issued in connection therewith.

(d) Compliance Certificates. Concurrently with the delivery of the financial statements described in clause (c) of this Section 9.01, US Company shall forward to Administrative Agent a copy of the accountants’ letter to US Company’s management (if any) that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in paragraph (b) and (c) of this Section 9.01, or more frequently if reasonably requested by Agent, US Company shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit O hereto executed by the Chief Financial Officer or principal accounting officer of US Company. To the extent any deliverable described in Section 9.01(b) or (c) is contained in a 10-Q or 10-K which is delivered to the Agent and each Lender pursuant to Section 9.01(g), US Company’s obligation to deliver such item shall be deemed satisfied.

(e) Notice of Default, Litigation and Material Adverse Effect. (i) Promptly, and in any event within three Business Days after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or an Event of Default, and (ii) promptly, and in any event within five Business Days after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of (A) any litigation or governmental investigation or proceeding pending against US Company or any of its Subsidiaries which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect, or (B) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(f) Notice of Material Changes. Promptly notify Administrative Agent in writing of the occurrence of any event or the existence of any fact that, in either case, is known to US Company or any other Credit Party, which renders any representation or warranty in this Agreement or any of the other Credit Documents inaccurate, incomplete or misleading in any material respect as of the date made. In addition, US Company agrees to provide Administrative Agent with (i) 10 Business Days’ prior written notice of (1) any change in the legal name of US Company or any other Credit Party, (2) the adoption by US Company or any other Credit Party of any new fictitious name or trade name and (3) any change in the chief executive office of US Company or any other Credit Party, and (ii) prompt written notice of any change in the information disclosed in any Schedule hereto (which notice shall be deemed given in respect of information set forth within any periodic report filed by US Company with the SEC pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended, upon delivery of notice to the Administrative Agent of such filing), in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

(g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials, reports, and, with respect to (ii) below, notices, if any, which US Company or any of its Subsidiaries shall (i) publicly file with the SEC, or any national securities exchange, or (ii) deliver to holders (or any trustee, agent or other representative therefor) of any of its material Indebtedness pursuant to the terms of the documentation governing the same, in each case, if the same is not available in the SEC’s EDGAR database or, if so available, US Company has not delivered notice of such filing with the SEC to the Administrative Agent.

(h) Environmental Matters. Promptly after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against US Company or any of its Subsidiaries or any Real Property owned, leased or operated by US Company or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by US Company or any of its Subsidiaries that (A) results in noncompliance by US Company or any of its Subsidiaries with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Claim against US Company or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by US Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by US Company or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence or Release of any Hazardous Material on any Real Property owned, leased or operated by US Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event US Company shall deliver to each Lender all notices received by US Company or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify US Company or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify US Company or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and US Company’s or such Subsidiary’s response thereto. In addition to the foregoing, prior to inclusion of any Eligible Real Property in the US Borrowing Base, the US Borrowers shall provide the Administrative Agent with environmental reports, in form and substance reasonably satisfactory to the Administrative Agent and from a firm reasonably satisfactory to Administrative Agent, relating to the properties owned by US Company or any of its Subsidiaries.

(i) Borrowing Base Certificate. (i) On the Effective Date, (ii) not later than 5:00 P.M. (New York time) on or before the 15th day of each month thereafter (or at such other times as the Administrative Agent may reasonably request), (iii) at the time of the consummation of a Permitted Acquisition, (iv) not later than 5:00 P.M. (New York time) on or before each Wednesday on a weekly basis during a Compliance Period or after the occurrence and during the continuance of an Event of Default, (v) at the time of consummation of any Asset Sale (or series of contemporaneous or related Asset Sales) of assets with a book value which is equal to or greater than $25,000,000 or the Equivalent Amount thereof and (vi) at such other times as US Company may elect (provided that if US Company elects to deliver a borrowing base certificate at any other time pursuant to this clause (vi), US Company shall deliver a borrowing base certificate on a weekly basis for the 60 day period following such delivery), a borrowing base certificate setting forth the Borrowing Base (in each case with supporting calculations in reasonably detail) substantially in the form of Exhibit P (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of February 28, 2019 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding month in the case of each subsequent Borrowing Base Certificate (but adjusted, in the case of a Borrowing Base Certificate delivered in connection with a Permitted Acquisition, to reflect any Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment and Eligible Real Property acquired by a Borrowing Base Party pursuant to such Permitted Acquisition) (or, if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week preceding such delivery). Each such Borrowing Base Certificate shall include the then applicable, marked-to-market Swap Termination Value which the Borrower intends be treated as a Qualified Swap Termination Value for purposes of Section 5.03(d), and all such supporting information as may be reasonably requested from time to time by the Administrative Agent.

(j) Notice of Compliance Period. Promptly, and in any event within two Business Days after any officer of US Company or any of its Subsidiaries obtains knowledge thereof, notice of the commencement of a Compliance Period.

(k) Material Real Property. Promptly upon, and in any event within ten Business Days after, US Company or any other Credit Party acquires any Real Property the Fair Market Value of which is equal to or greater than $15,000,000 or the Equivalent Amount thereof, notice of such acquisition, together with US Company’s good faith determination of the Fair Market Value thereof.

(l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to US Company or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request (including information and documentation for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation).

9.02 Books, Records and Inspections; Field Examinations; Appraisals; Records and Reports of Inventory, Machinery and Equipment. (a) US Company will, and will cause each of its Subsidiaries to, keep proper books of record and accounts including full, true and correct entries in conformity with GAAP of all financial transactions in relation to its business and activities. US Company will, and will cause each of its Subsidiaries to, permit representatives of Administrative Agent and Collateral Agent, and during the continuation of any Compliance Period, Default or Event of Default, any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, (i) to visit and inspect the Properties of US Company and each of its Subsidiaries (including the Collateral), inspect, audit and make extracts from their books and records, and discuss with their officers, their employees and their independent accountants, US Company’s and each of its Subsidiaries’ business, assets, liabilities, financial condition, business prospects and results of operations and (ii) to verify Eligible Accounts, Eligible Machinery and Equipment, Eligible Inventory and Eligible Real Property. Neither Administrative Agent, Collateral Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection. Administrative Agent or Collateral Agent, as applicable, if no Default or Event of Default then exists, shall give US Company reasonable prior notice of any such inspection or audit. Without limiting the foregoing, US Company will participate and will cause its key management personnel to participate in a meeting with Administrative Agent and Lenders at least once during each year or more frequently, as Administrative Agent may reasonably request (except that during the continuation of an Event of Default such meetings may be held more frequently as requested by Administrative Agent or Required Lenders), which meeting(s) shall be held at such times and such places as may be reasonably requested by Administrative Agent.

(b) In addition to Section 9.02(a), (i) in the case of succeeding sub-clauses (1) and (2), (x) no more than once during each fiscal year of US Company or (y) if the Borrowers fail to maintain Specified Excess Availability of at least the greater of (A) $130,000,000 and (B) 15% of the lesser of (a) the Total Revolving Loan Commitments at such time and (b) the Aggregate Borrowing Base at such time (each of the amounts set forth in clauses (b)(i)(y)(A) and (b)(i)(y)(B), the “Appraisal Thresholds”), no more than twice during each fiscal year of US Company, (ii) in the case of succeeding sub-clause (3), at the Administrative Agent’s discretion during the term of this Agreement, but not more than once during each fiscal year of US Company, and (iii) in the case of either succeeding sub-clause (1), (2) or (3), at any time that any Event of Default exists, as often as the Administrative Agent may reasonably request, US Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any third-party appraiser or consultant reasonably satisfactory to the Administrative Agent to visit and inspect (at the Borrowers’ joint and several expense), under guidance of officers of US Company or such Subsidiary, any of the properties of US Company or such Subsidiary and to verify Eligible Accounts, Eligible Machinery and Equipment, Eligible Inventory and/or Eligible Real Property in order to complete (1) an appraisal of the Eligible Rental Fleet Inventory of the Borrowing Base Parties, (2) a collateral examination of the Borrowing Base Parties, and in connection therewith US Company shall provide Administrative Agent and any field examiner or appraiser reasonable access to the books and records and the Collateral and shall cooperate with such field examiner or appraiser with respect to the foregoing and (3) an appraisal of the Eligible Machinery and Equipment and/or (if included in the Canadian Borrowing Base, the UK Borrowing Base or the US Borrowing Base) Eligible Real Property of the Borrowing Base Parties.

(c) When reasonably requested by Administrative Agent, US Company shall, and shall cause each of its Subsidiaries to, provide the following to Administrative Agent, with a copy to any Lender which requests delivery (which, at US Company’s election, may be made by email or other electronic means of communication, or by web posting) of such reports: a report of Eligible Container Fleet Inventory and Eligible Trailer Fleet Inventory by category and by item (in detail), a report of Inventory, based upon a physical count, which shall describe Inventory of the Borrowing Base Parties by category and by item (in detail) and report the then appraised value of such Inventory, and a report of Equipment which shall describe Borrower’s and Guarantors’ Equipment (in detail) and report the then appraised value of such Equipment.

(d) US Company shall, and shall cause its Subsidiaries to, keep records of its Inventory and Equipment, which records shall be complete and accurate in all material respects. Borrower shall furnish to Administrative Agent and Lenders updates of Schedule 1.01(b) and Inventory and Equipment reports concurrently with the delivery of each Borrowing Base Certificate or more frequently as requested by Administrative Agent, which reports will be in such other format and detail as Administrative Agent, as applicable, shall request and shall include (a) a current list of all locations of Inventory and Equipment of US Company and its Subsidiaries and (b) a list of all Inventory and Equipment of US Company and its Subsidiaries which are Motor Vehicles, which list shall specify the certificate of title holder (or the equivalent), the vehicle identification number (or equivalent) and the state or province (or equivalent) in which such Inventory or Equipment is located. US Company shall conduct a physical inventory of all container Inventory on premises owned or leased by US Company or any of its Subsidiaries no less frequently than monthly and shall provide to Administrative Agent on request a report based on each such physical inventory promptly thereafter, together with such supporting information as Administrative Agent shall reasonably request.

9.03 Maintenance of Property; Insurance. (a) US Company will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of US Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as US Company and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance. In addition to the foregoing, US Company and the Borrowers acknowledge and agree that (x) the Administrative Agent has the right, on an annual basis, to review the insurance then being maintained by US Company and its Subsidiaries and to require US Company and its Subsidiaries to increase their levels of coverage from that which then exists to the extent that the Administrative Agent has a reasonable basis to require same and (y) it will, within 30 days following such a request by the Administrative Agent, obtain such increased insurance coverage. Without limiting the foregoing, if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or any successor act thereto), then US Company will, and shall cause the Credit Party owning such Mortgaged Property, to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

(b) US Company will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by US Company and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured and including customary mortgagee clauses with respect to the Mortgaged Properties), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ (or a shorter period of time if acceptable to the Administrative Agent in its sole discretion) prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

(c) If US Company or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or if US Company or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrowers jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

9.04 Administration of Equipment; Maintenance of Equipment. (a) US Company shall, and shall cause its Subsidiaries to, keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with this Agreement, and US Company shall, and shall cause its Subsidiaries to, furnish Administrative Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Administrative Agent. Promptly after the reasonable request therefore by Administrative Agent, US Company shall deliver to Administrative Agent any and all evidence of ownership, if any, of any Equipment.

(b) US Company shall, and shall cause its Subsidiaries to, make or cause to be made all necessary replacements of and repairs to Equipment so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted, except where the failure to so maintain the same would not reasonably be expected to have a Material Adverse Effect. US Company will not, and will not allow any other Credit Party to, permit any Equipment to become affixed to any Real Property leased to US Company or any other Credit Party so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such Real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Administrative Agent, and US Company will not permit, nor will it allow any other Credit Party to permit, any of the Equipment of US Company or any other Credit Party to become an accession to any personal Property other than Equipment that is subject to First Priority (except for Permitted Liens) Liens in favor of Administrative Agent.

9.05 Existence; Franchises. US Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 9.05 shall prevent (a) sales of assets and other transactions by US Company or any of its Subsidiaries in accordance with Section 10.03 or (b) the withdrawal by US Company or any of its Subsidiaries of its qualification as a foreign limited liability company (or other applicable entity) in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06 Compliance with Statutes, etc. US Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property in any jurisdiction (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.07 Compliance with Environmental Laws. (a) US Company will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by US Company or any of its Subsidiaries, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither US Company nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by US Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of US Company or any of its Subsidiaries.

(b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(h), (ii) at any time that US Company or any of its Subsidiaries are not in compliance with Section 9.07(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11, the Borrowers will provide, at the sole joint and several expense of the Borrowers and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by US Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrowers fail to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrowers on a joint and several basis, and the Borrowers shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents reasonable access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time following reasonable notice to US Company, all at the sole joint and several expense of the Borrowers.

9.08 ERISA. (a) As soon as possible and, in any event, within ten (10) days after any US Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following ERISA matters that could reasonably be expected to have a Material Adverse Effect, US Company will deliver to the Administrative Agent a certificate of any Authorized Officer of US Company setting forth the full details as to such occurrence and the action, if any, that any such US Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such US Borrower, such Subsidiary, such ERISA Affiliate or the applicable plan administrator to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant and any notices received by any such US Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant with respect thereto: (i) that a Reportable Event has occurred or is reasonably expected to occur; (ii) that any US Borrower or any of its Subsidiaries or an ERISA Affiliate has failed to meet the minimum funding requirements of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA with respect to any Plan, whether or not waived or failed to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Plan; (iii) that a filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard has been made with respect to any Plan; (iv) that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; (v) that a Plan or Multiemployer Plan has been terminated (within the meaning of Title IV of ERISA), that a Multiemployer Plan has been reorganized (within the meaning of Section 4241 of ERISA) or declared “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered or critical status” (within the meaning of Section 305 of ERISA), or that a Plan has been, is, or is expected to be, in “at-risk” status pursuant to Section 430(i) of the Code or Section 303(i) of ERISA; (vi) that a Plan has an Unfunded Current Liability; (vii) that proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer under Section 4042 of ERISA any Plan or Multiemployer Plan; (viii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; (ix) that any US Borrower or any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064 or 4069 of ERISA, or to or on account of a Multiemployer Plan under Section 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or (x) that any US Borrower or any of its Subsidiaries may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA). US Company will deliver to the Administrative Agent (i) a copy of each application for a waiver of the minimum funding standard filed with the Internal Revenue Service or any other Governmental Authority with respect to any Plan and all communications received by any US Borrower or any of its Subsidiaries or any ERISA Affiliate from the Internal Revenue Service or any other Governmental Authority with respect to such Plan of any US Borrower or any of its Subsidiaries or any ERISA Affiliate, (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA and (iii) upon the request of the Administrative Agent, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the US Department of Labor. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by any US Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent no later than ten (10) days after the date such annual report has been filed or such records, documents and/or information has been furnished to the PBGC or such notice has been received by any such US Borrower or such Subsidiaries or such ERISA Affiliate, as applicable.

(b) US Company and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by Applicable Law and is administered in a timely manner in all respects in compliance with all Applicable Laws, except where the failure to do any of the foregoing, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Effect.

9.09 End of Fiscal Years; Fiscal Quarters. US Company will cause (i) its and each of its Subsidiaries’ fiscal years to end on December 31 of each calendar year and (ii) its and each of its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each calendar year.

9.10 Performance of Obligations. US Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.11 Payment of Taxes. US Company will timely pay and discharge, and will cause each of its Subsidiaries to timely pay and discharge all its obligations and liabilities, including (a) all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims which, if unpaid, might become a Lien or charge upon any properties of US Company or any of its Subsidiaries not otherwise permitted under Section 10.02; provided that neither US Company nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.12 Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 8.22.

9.13 Additional Security; Further Assurances; etc. (a) US Company will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Creditors Liens, hypothecs and Mortgages in such assets and owned Real Property of US Company and such other Credit Party as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the “Additional Security Documents”). All such Liens, hypothecs and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens, hypothecations and Mortgages superior to and prior to the rights of all third Persons and enforceable against third parties and subject to no other Liens except for Permitted Liens and, in the case of Real Property, the Permitted Encumbrances related thereto. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall have been paid in full. In connection with the delivery of any Mortgage, US Company will, and will cause each other Credit Party to, to the extent reasonably requested from time to time by the Administrative Agent or the Required Lenders, deliver (i) a Mortgage Policy issued by a title insurer reasonably satisfactory to the Administrative Agent, in form and substance and in an amount reasonably satisfactory to the Administrative Agent insuring that the Mortgage is a valid and enforceable First Priority Lien on the respective property other than Permitted Encumbrances, (ii) a then current A.L.T.A. survey, certified to the Administrative Agent and the Collateral Agent by a licensed surveyor sufficient to allow the issuer of the Mortgage Policy to issue such Mortgage Policy without a standard survey exception (but permitting any matters that might be revealed by such A.L.T.A. survey to the extent such matters are reasonably satisfactory to the Administrative Agent), (iii) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (iv) a zoning report with respect to such Mortgaged Property from a consultant reasonably satisfactory to the Administrative Agent, confirming that such Mortgaged Property and the use and occupancy thereof is compliant (i.e., conforming or legal nonconforming with full right to rebuild after a casualty without needing to achieve current conformity) with the zoning ordinances and entitlements applicable thereto and is not in violation of the building ordinances applicable thereto, and (v) a certificate in a form reasonably acceptable to the Administrative Agent (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Borrower) indicating that the property is not in a flood zone, or if the property is in a flood zone, evidence that appropriate insurance reasonably acceptable to the Administrative Agent has been obtained. Notwithstanding anything herein to the contrary, (i) this Section 9.13(a) shall not apply to (and US Company and the other Credit Parties shall not be required to grant a Mortgage in) any Real Property the Fair Market Value of which is less than $15,000,000 or the Equivalent Amount thereof and (ii) no Real Property shall be taken as Collateral unless the Administrative Agent and the Lenders receive forty-five (45) days advance written notice and the Credit Parties are in compliance with Section 9.03 (including, for the avoidance of doubt, the final sentence of Section 9.03(a) with respect to such Real Property).

(b) US Company will, and will cause each of the other Credit Parties to, at the expense of US Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent may reasonably require. Furthermore, US Company will, and will cause the other Credit Parties to, deliver to the Administrative Agent and the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent and the Collateral Agent to assure itself that this Section 9.13 has been complied with.

(c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of US Company and the other Credit Parties constituting Collateral, US Company will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d) US Company agrees that each action required by clauses (a) through (c) of this Section 9.13 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders (or such later date as may be agreed by the Administrative Agent in its sole discretion); provided that, in no event will US Company or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section.

(e) Notwithstanding anything contained in this Section 9.13 or this Agreement or any other Credit Document to the contrary, in no event shall (i) the assets of any of the UK Company, the Canadian Company or any other Foreign Subsidiary be pledged to secure the US Obligations or (ii) more than 65% of the voting securities of any Foreign Subsidiary Holding Company or first-tier Foreign Subsidiary held by the US Company or any Domestic Subsidiary be pledged to secure the US Obligations.

(f) Subject to Section 9.13(e), if at any time a Subsidiary ceases to be an Immaterial Subsidiary, within thirty (30) days thereof (or such later date as is agreed to by the Administrative Agent in its sole discretion) such Subsidiary shall have executed and delivered to Administrative Agent such Security Documents (or joinders thereto, in form and substance satisfactory to Administrative Agent) and other documents as are necessary (or advisable in Administrative Agent’s and Collateral Agent’s judgment) under Applicable Law in order to grant Collateral Agent for the benefit of the Secured Creditors a perfected First Priority security interest and Lien in the assets of, and ownership interests in, such Subsidiary and US Company or the applicable Credit Party shall execute and deliver an amendment to the applicable pledge agreement in form and substance satisfactory to Administrative Agent, together with stock certificates and promissory notes and other instruments endorsed in blank, to pledge its equity interests in such Subsidiary and all intercompany Loans to such Subsidiary.

(g) Subject to Section 9.13(e), if at any time a Domestic Subsidiary ceases to be an Immaterial Subsidiary, within thirty (30) days thereof (or such later date as is agreed to by the Administrative Agent in its sole discretion) such Domestic Subsidiary shall become a party to this Agreement, either as a US Borrower, US Guarantor and Non-US Obligation Guarantor or as a US Guarantor and a Non-US Obligation Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that such Subsidiary is to become a US Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the US Revolving Notes and the US Swingline Note.

(h) (i) If at any time a UK Subsidiary ceases to be an Immaterial Subsidiary, within thirty (30) days thereof (or such later date as is agreed to by the Administrative Agent in its sole discretion) such UK Subsidiary shall become a party to this Agreement, either as a UK Borrower and a Non-US Obligation Guarantor or as a Non-US Obligation Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that such Subsidiary is to become a UK Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the UK Revolving Notes and the UK Swingline Note, (ii) if at any time a Canadian Subsidiary ceases to be an Immaterial Subsidiary, within thirty (30) days thereof (or such later date as is agreed to by the Administrative Agent in its sole discretion) such Canadian Subsidiary shall become a party to this Agreement, either as a Canadian Borrower and a Non-US Obligation Guarantor or as a Non-US Obligation Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that such Subsidiary is to become a Canadian Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the Canadian Revolving Note, and (iii) if at any time a Foreign Subsidiary that is not a UK Subsidiary or a Canadian Subsidiary ceases to be an Immaterial Subsidiary, within thirty (30) days thereof (or such later date as is agreed to by the Administrative Agent in its sole discretion) such Foreign Subsidiary shall become a party to this Agreement as a Non-US Obligation Guarantor by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement.

(i) On or prior to the date on which any Subsidiary becomes a Borrower or a Guarantor under this Section 9.13, the Administrative Agent and the Lenders shall have received from the Credit Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

9.14 [Reserved].

9.15 Projections. US Company shall, no later than 60 days after the end of each fiscal year of US Company, deliver to Administrative Agent Projections of US Company and each of its Subsidiaries for the forthcoming fiscal year, month by month (including, but not limited to, projected balance sheets, income statements, statements of cash flows and Total Borrowing Availability, US Borrowing Availability, UK Borrowing Availability, Canadian Borrowing Availability and calculations of projected covenant compliance.

9.16 Landlord, Processor and Storage Agreements. US Company shall provide Administrative Agent on request with copies of all agreements between US Company or any other Credit Party and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept.

9.17 Deposit and Brokerage Accounts. For each deposit account or brokerage account that US Company or any other Credit Party that is a Domestic Subsidiary of US Company at any time opens or maintains (excluding any account for which such a Cash Management Control Agreement is expressly not required pursuant to Section 3.9 of the US Security Agreement), US Company shall, at Administrative Agent’s request and option, pursuant to a Cash Management Control Agreement in form and substance satisfactory to Administrative Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Collateral Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of US Company or such other Credit Party, during the continuance of a Compliance Period, a Default or an Event of Default.

9.18 Credit Party Financial Statements. US Company shall deliver or cause to be delivered to Administrative Agent financial statements, if any, for each other Credit Party (to the extent not consolidated or combined with the financial statements delivered to Administrative Agent under Section 9.01) in form and substance reasonably satisfactory to Administrative Agent at such intervals and covering such time periods as Administrative Agent may request.

9.19 Qualified Derivative Obligations. Prior to or concurrently with US Company or any other Credit Party entering into any Derivative Obligation or any modification of such Derivative Obligation with any Lender or any Affiliate of a Lender (other than Administrative Agent or any Affiliate of Administrative Agent), US Company shall provide, or shall cause such Lender or such Affiliate to provide, written notice to Administrative Agent specifying, in a manner reasonably acceptable to Administrative Agent, the terms and conditions of such Derivative Obligations. In addition, any Lender or any Affiliate of a Lender that enters into any Derivative Obligation or any modification of a Derivative Obligation with a Credit Party may provide notice thereof to the Administrative Agent.

9.20 Centre of Main Interest. Each UK Subsidiary shall have and maintain its centre of main interest (as that term is used in Article 3(1) of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”)) for purposes of the Regulation within the United Kingdom.

9.21 Administration of Accounts. (a) US Company shall, and shall cause each of its Subsidiaries to, keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Administrative Agent on such periodic basis as Administrative Agent shall request a sales and collections report for the preceding period, in form consistent with the reports currently prepared by US Company with respect to such information. When requested by Administrative Agent, from and after the date hereof, US Company shall deliver to Administrative Agent a detailed aging of all Accounts of US Company and its Subsidiaries, and upon Administrative Agent’s request therefore, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Administrative Agent shall reasonably request.

(b) If an Account includes a charge for any Tax payable to any governmental taxing authority, Administrative Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of US Company or its Subsidiaries and to charge US Company therefore, except for Taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which US Company or such Subsidiary maintains reasonable reserves on its books therefore and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Administrative Agent or any Lender be liable for any Taxes to any governmental taxing authority that may be due by US Company or any of its Subsidiaries or Affiliates.

9.22 Post-Closing Matters. Each Credit Party shall deliver and/or complete, or shall cause the delivery and/or completion of, each of the actions required to be taken by it or any other Credit Party as set forth in Schedule 9.22 no later than the dates for such actions set forth therein (or such later date as may be agreed by the Administrative Agent in its sole discretion).

SECTION 10. Negative Covenants. Each of US Company and each other Credit Party hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid US Drawings, Unpaid UK Drawings and Unpaid Canadian Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full in cash:

10.01 [Reserved].

10.02 Liens. US Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of US Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to US Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.02 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(a) Liens granted to Collateral Agent for the benefit of the Secured Creditors under the Security Documents to secure the Obligations;

(b) Liens listed on Schedule 10.02;

(c) Liens for Taxes not yet due or being contested in good faith and by appropriate proceedings, and for which adequate reserves are maintained by US Company or the relevant Credit Party for their payment in accordance with GAAP;

(d) Purchase Money Liens and Leases;

(e) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for Taxes, assessments or other governmental charges, and other similar Liens (other than Liens arising under ERISA) arising by operation of law for amounts that are not yet due and payable or which are being diligently contested in good faith by a Credit Party, and for which adequate reserves are maintained by US Company for their payment in accordance with GAAP;

(f) Attachment or judgment Liens not to exceed an aggregate of $15,000,000 or the Equivalent Amount thereof excluding in each case amounts (i) bonded to the reasonable satisfaction of Administrative Agent or (ii) covered by insurance to the reasonable satisfaction of Administrative Agent;

(g) Deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance, not to exceed an aggregate of $15,000,000 or the Equivalent Amount thereof;

(h) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $10,000,000 or the Equivalent Amount thereof;

(i) Easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of US Company or any of its Subsidiaries;

(j) Liens securing Indebtedness described in Section 10.05(d) which has been refinanced so long as such refinanced Indebtedness is not secured by any collateral which did not secure the Indebtedness prior to such refinancing;

(k) Liens securing Indebtedness described in Section 10.05(j) and (k);

(l) Extensions and renewals of any of the foregoing or the following so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed;

(m) Liens securing Indebtedness of a Foreign Subsidiary permitted under Section 10.05(e)(iii);

(n) Liens securing Capitalized Lease Obligations permitted pursuant to Section 10.05(m);

(o) Liens securing Indebtedness permitted pursuant to Section 10.05(n); provided that such Liens do not extend to any real or personal property other than the property acquired in such Permitted Acquisition; and

(p) (i) statutory and common law rights of set-off and other similar rights and remedies as to deposits of cash, securities, commodities and other funds in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages and (ii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction and covering only the items being collected upon.

10.03 Sale of Assets. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer, liquidate or otherwise dispose of any assets (an “Asset Sale”) other than:

(a) Inventory (including containers held for lease) in the ordinary course of business;

(b) individual items of Collateral with a book value of less than $25,000,000 or the Equivalent Amount thereof in the aggregate during any fiscal year;

(c) obsolete or worn out property disposed of in the ordinary course of business;

(d) Asset Sales (including, without limitation, transfers of Inventory, Equipment or Real Property from US Company to a Credit Party) from US Company to a Credit Party, or from one Credit Party to another Credit Party or to US Company, provided, in each case, that any transfer of Inventory, Equipment or Real Property from a Borrower shall be made to another Credit Party that is or, concurrently with such transfer, becomes, a Borrower;

(e) sales of Trailers acquired in Permitted Acquisitions or owned by US Company or a Credit Party on the date hereof;

(f) so long as no Default or Event of Default has occurred and is continuing, to the extent permitted by the Senior Note Indentures then in effect and the Permitted Additional Financing Documents then in effect, sales of container Inventory held for lease pursuant to sale and leaseback transactions (with the “leaseback” portion of such transaction under a capital lease permitted by Section 10.05(m)), provided that the Orderly Liquidation Value of such container Inventory sold from and after the Effective Date shall not exceed $50,000,000 or the Equivalent Amount thereof;

(g) sales of Equipment which US Company or a Credit Party will lease back under a capital lease permitted under Section 10.05(d) or an operating lease permitted under Section 10.12;

(h) sales of Real Property not in excess of $25,000,000 or the Equivalent Amount thereof in the aggregate for the term of this Agreement that US Company or a Credit Party promptly leases back pursuant to an operating lease permitted under Section 10.12; and

(i) additional Asset Sales not otherwise permitted under this Section 10.03 so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) not less than 75% of the aggregate consideration is paid in cash or Cash Equivalents at the time of such Asset Sales;

provided, that, with respect to subsections (b), (c), (d), (e), (f), (g), (h) and (i), such dispositions are for Fair Market Value and with respect to subsections (b), (c), (d), (e), (f), (g) and (h) the aggregate consideration is paid in full in cash at the time of disposition.

10.04 Restricted Payments. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend (other than dividends payable solely in common stock of US Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Equity Interests of US Company or any warrants, options or rights to purchase any such Equity Interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of US Company or any of its Subsidiaries (each of the foregoing, a “Restricted Payment”); provided, (i) any Subsidiary may declare and pay dividends or distributions to US Company or any other Domestic Subsidiary of US Company which is a US Credit Party; (ii) any Foreign Subsidiary may declare and pay dividends or distributions to UK Company, Canadian Company or any other Foreign Subsidiary; (iii) US Company may purchase on the open market or in privately-negotiated transactions Equity Interests consisting of its common stock for an amount not to exceed $20,000,000 in the aggregate during any fiscal year of the US Company if, (A) both before and after giving effect to such purchase, no Default or Event of Default exists or would result therefrom and (B) all shares of such Equity Interests so purchased are thereafter immediately cancelled or shall have the status of treasury stock of US Company; (iv) US Company may make any Restricted Payment permitted pursuant to the Senior Note Documents then in effect and the Permitted Additional Financing Documents then in effect so long as at the time of such Restricted Payment, the Payment Conditions shall have been satisfied; and (v) so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments may be made by US Company to pay dividends and make distributions to its equity holders in an aggregate amount per annum not to exceed an amount equal to the greater of (x) $75,000,000 and (y) 6.0% of the Market Capitalization; or

(b) make any payment or prepayment of principal of, or any prepayment of interest on, or any redemption (including, without limitation, by making payments to a sinking or analogous fund), repurchase or defeasance of, any Indebtedness (other than the Obligations) or of any Mandatory Redeemable Obligation; provided that (i) any Subsidiary may make payments on account of Indebtedness owing to US Company or any other Credit Party, (ii) the US Company may repurchase or redeem up to 35% of the aggregate principal amount of the Senior Notes and pay accrued interest and premium thereon with the proceeds of the issuance of US Company’s Equity Interests in an “Equity Offering” under and as defined in the Senior Note Indentures if, both before and after giving effect to such repurchase or redemption, no Default or Event of Default exists, (iii) US Company and its Subsidiaries may make scheduled principal and interest payments on Indebtedness permitted under Sections 10.05(a), (b), (c), (d), (g), (h), (i), (j), (k) and (l) and scheduled interest payments on the Senior Notes and the Permitted Additional Financing Indebtedness then outstanding, (iv) US Company may prepay, repurchase or redeem any Indebtedness permitted to be prepaid, repurchased or redeemed pursuant to the Senior Note Documents then in effect and the Permitted Additional Financing Documents then in effect (including, without limitation, any Indebtedness outstanding under any such Senior Note Documents and/or Permitted Additional Financing Documents to the extent so permitted) so long as at the time of such prepayments, repurchases or redemptions, the Payment Conditions shall have been satisfied, (v) US Company may prepay, repurchase or redeem any Indebtedness outstanding under the Senior Note Documents with the proceeds of any Permitted Senior Notes Refinancing incurred in accordance with Section 10.05(f)(ii) and (vi) US Company may prepay, repurchase or redeem any Permitted Additional Financing Indebtedness with the proceeds of any Permitted Additional Financing incurred in accordance with Section 10.05(h) or (j).

10.05 Indebtedness. US Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Credit Documents and Derivative Obligations under which a Lender or the Administrative Agent (or one of their respective Affiliates) is the counterparty incurred in the ordinary course of business;

(b) Unsecured Derivative Obligations incurred in the ordinary course of business;

(c) Indebtedness described on Schedule 10.05, and any refinancing of such Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced;

(d) Indebtedness, including Capitalized Lease Obligations, secured by purchase money liens on Equipment, not to exceed $100,000,000 or the Equivalent Amount thereof in the aggregate for all Indebtedness under this Section 10.05(d) (irrespective of when due) outstanding at any one time (“Purchase Money Liens and Leases”) so long as each Purchase Money Lien or Lease shall attach or relate only to the property (and accessions thereto and proceeds thereof) to be acquired or the acquisition cost of which is financed through leasing and the principal amount of the debt incurred (including the principal component of lease payments) shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment;

(e) (i) Indebtedness consisting of loans and advances by US Company or any Subsidiary of US Company to US Company or any Domestic Subsidiary that is a Credit Party; (ii) Indebtedness consisting of loans and advances by the UK Company, the Canadian Company or any Foreign Subsidiary to UK Company, Canadian Company or any Foreign Subsidiary that is a Credit Party; (iii) Indebtedness consisting of loans and advances by the US Company or any Domestic Subsidiary to UK Company, Canadian Company or any Foreign Subsidiary that is a Credit Party, in an amount, together with Investments under Section 10.07(b)(iii), not to exceed $100,000,000 or the Equivalent Amount thereof at any time outstanding; (iv) Indebtedness of any Foreign Subsidiary (other than a Credit Party) for which none of a US Borrower, a UK Borrower, a Canadian Borrower or any Credit Party has provided credit support (by guarantee, granting of Liens on its assets or otherwise) in an amount not to exceed $75,000,000 or the Equivalent Amount thereof at any time outstanding, and (v) other Indebtedness consisting of loans and advances made by Credit Parties to Foreign Subsidiaries, which together with Investments made by any Credit Party in Foreign Subsidiaries under Section 10.07(b)(iv) (such loans and advances to Foreign Subsidiaries, together with Investments made under Section 10.07(b)(iv), “Restricted Foreign Funding”), does not exceed $10,000,000 or the Equivalent Amount thereof in the aggregate at any time outstanding; provided that (X) all loans and advances described under (i), (ii), (iii) and (v) are evidenced by an intercompany note, which is pledged to the Collateral Agent and are subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent and (Y) US Company and its Subsidiaries may make any Restricted Foreign Funding in excess of the limitations in the foregoing clause (v) which are otherwise permitted pursuant to the Senior Note Documents then in effect and the Permitted Additional Financing Documents then in effect so long as at the time of such Restricted Foreign Funding, the Payment Conditions shall have been satisfied.

(f) Indebtedness under (i) the Senior Note Documents described in clause (a) of the definition thereof and (ii) in the event of any Permitted Senior Notes Refinancing of Indebtedness permitted under this Section 10.05(f), the Senior Note Documents described in clause (b) of the definition thereof entered into pursuant to such Permitted Senior Notes Refinancing; provided that in connection with the incurrence of any Permitted Senior Notes Refinancing, immediately following the incurrence of any such Permitted Senior Notes Refinancing, the aggregate amount of all Indebtedness then outstanding pursuant to this Section 10.05(f) does not exceed the aggregate principal amount of all Indebtedness under the Senior Note Documents described in clause (a) of the definition thereof on the Effective Date (plus accrued and unpaid interest with respect to such Indebtedness and reasonable fees, premium and expenses relating to the applicable extension, renewal or refinancing (and in each case any prior extension, renewal or refinancing permitted under this Section 10.05(f))); provided further that notwithstanding the foregoing, the aggregate amount of all Indebtedness incurred pursuant to this Section 10.05(f) may exceed the amount set forth in the first proviso of this Section 10.05(f) so long as both before and after giving effect to the incurrence of any such Permitted Senior Notes Refinancing, US Company and its Subsidiaries shall have, on a pro forma basis (after giving effect to such Permitted Senior Notes Refinancing and such other customary adjustments requested by US Company and reasonably acceptable to the Administrative Agent) a Debt Ratio of no greater than 6.00:1.00, as of the last day of the most recently ended fiscal quarter;

(g) Indebtedness (other than Indebtedness under this Agreement) incurred to finance insurance premiums, not to exceed $10,000,000 or the Equivalent Amount thereof in any fiscal year;

(h) (i) unsecured Permitted Ratio Debt and (ii) unsecured Permitted Capped Debt, in each case, so long as (A) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (B) such Indebtedness is not prohibited by the Senior Note Documents then in effect or the Permitted Additional Financing Documents then in effect;

(i) unsecured Indebtedness in an aggregate principal amount not to exceed $100,000,000 or the Equivalent Amount thereof so long as (i) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (ii) such Indebtedness is not prohibited by the Senior Note Documents then in effect or the Permitted Additional Financing Documents then in effect.

(j) (i) Permitted Ratio Debt which is secured by a Lien junior to the Lien granted to Administrative Agent for the benefit of the Secured Creditors under the Security Documents and (ii) Permitted Capped Debt which is secured by a Lien junior to the Lien granted to Administrative Agent for the benefit of the Secured Creditors under the Security Documents, in each case, so long as (A) the creditors with respect to such Indebtedness enter into an intercreditor agreement or other customary arrangements in form and substance reasonably satisfactory to Administrative Agent, (B) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby and (C) such Indebtedness is not prohibited by the Senior Notes Documents then in effect or the Permitted Additional Financing Documents then in effect;

(k) Indebtedness which is secured by a first or second priority Lien on the assets of the US Company or other Credit Party, in an aggregate principal amount for all Credit Parties not to exceed $50,000,000 or the Equivalent Amount thereof so long as (i) the creditors with respect to such Indebtedness enter into an intercreditor agreement in form and substance satisfactory to Administrative Agent, (ii) before and immediately after giving effect to the incurrence of such Indebtedness and any contemporaneous use of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would be created thereby, and (iii) such Indebtedness is not prohibited by the Senior Notes Documents then in effect or the Permitted Additional Financing Documents then in effect;

(l) [Reserved];

(m) Capitalized Lease Obligations in respect of leasehold interests in container Inventory which is sold in a sale and leaseback transaction (with the sale portion of such transaction being permitted pursuant to Section 10.03(f)) so long as each lease shall attach or relate only to the property subject to such sale leaseback transaction and the principal amount of the debt incurred (including the principal component of lease payments) shall not exceed one hundred percent (100%) of the purchase price of the item or items of container Inventory;

(n) assumed Indebtedness incurred in connection with a Permitted Acquisition in an aggregate amount not to exceed $50,000,000 or the Equivalent Amount thereof in the aggregate at any time outstanding, so long as such Indebtedness (A) constitutes either purchase money Indebtedness incurred in connection with the purchase of fixtures and Equipment or Capitalized Lease Obligations and (B) was not incurred in anticipation of such Permitted Acquisition; and

(o) Indebtedness under Banking Products Agreements incurred in the ordinary course of business and consistent with past practices of the Credit Parties.

10.06 Contingent Obligations. Neither US Company nor any of its Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder and Contingent Obligations for Indebtedness permitted to be incurred under Section 10.05 hereof.

10.07 Advances, Investments and Loans. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of US Company, other than:

(a) Advances or loans (but not sales on open account on ordinary course of business terms) made in the ordinary course of business, including those made to finance the sale of Inventory, not to exceed $1,000,000 or the Equivalent Amount thereof outstanding at any one time to any one Person and $5,000,000 or the Equivalent Amount thereof in the aggregate outstanding at any one time;

(b) Investments (including in the form of loans or advances permitted by Section 10.5(e)): (i) by US Company or any Subsidiary of US Company in US Company or any Domestic Subsidiary that is a Credit Party, (ii) by the UK Company, the Canadian Company or any Foreign Subsidiary in UK Company, the Canadian Company or any Foreign Subsidiary that is a Credit Party, (iii) by US Company or a Domestic Subsidiary in UK Company, Canadian Company or a Foreign Subsidiary that is a Credit Party; provided that all Investments in such Foreign Subsidiaries, together with Indebtedness of Foreign Subsidiaries permitted under Section 10.05(e)(iii), shall not exceed $100,000,000 or the Equivalent Amount thereof at any time outstanding and (iv) in Foreign Subsidiaries, which together with Indebtedness incurred in reliance on Section 10.05(e)(v), does not exceed $10,000,000 or the Equivalent Amount thereof in the aggregate at any time outstanding; provided that (X) all Investments in the form of loans and advances described under (i), (ii), (iii) and (iv) are evidenced by an intercompany note in accordance with Section 10.05(e)(v) and (Y) US Company and its Subsidiaries may make any Restricted Foreign Funding in excess of the limitations set forth in the foregoing clause (iv) which are otherwise permitted pursuant to the Senior Note Documents then in effect and the Permitted Additional Financing Documents then in effect so long as at the time of such Restricted Foreign Funding, the Payment Conditions shall have been satisfied;

(c) Cash Equivalents;

(d) Permitted Acquisitions;

(e) Deposits with financial institutions, disclosed on Schedule 10.07, and which are insured by the Federal Deposit Insurance Corporation (“FDIC”) or a similar federal insurance program; provided, however, that US Company may, in the ordinary course of its business, maintain in its disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits; and

(f) Such other Investments as Required Lenders may approve in writing in their sole discretion.

10.08 Transactions with Affiliates. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of US Company, except (a) the transactions in existence on the Effective Date as described on Schedule 10.08, (b) transactions between or among US Company and its wholly-owned Subsidiaries which are Credit Parties and (c) transactions in the ordinary course of and pursuant to the reasonable requirements of US Company’s or such Subsidiary’s or Affiliate’s business, as the case may be, and upon fair and reasonable terms no less favorable to US Company or such Subsidiary than could be obtained in a comparable arm’s-length transaction with an unaffiliated Person.

10.09 Registered Pension Plans. None of the Borrowers nor any of their respective Subsidiaries shall establish or commence contributing to or become otherwise obligated in respect of a Foreign Pension Plan which contains a “defined benefit provision” as such term is defined in the CITA or which is a “multi-employer pension” plan subject to the Supplemental Pension Plans Act (Quebec).

10.10 Additional Negative Pledges. US Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Collateral Agent and the Secured Creditors) on the creation or existence of any Lien upon the assets of US Company or its Subsidiaries to secure the Obligations (other than under the documents governing any Purchase Money Liens and Leases so long as such restrictions are limited to the property subject thereto) or (ii) any contractual obligation which may restrict or inhibit Administrative Agent’s or Collateral Agent’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default, other than (A) by reason of Applicable Law, (B) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of US Company or any of its Subsidiaries, (C) customary provisions restricting assignment of any licensing agreement (in which US Company or any of its Subsidiaries is the licensee) or other contract entered into by US Company or any of its Subsidiaries in the ordinary course of business, (D) restrictions on the transfer of any asset pending the close of the sale of such asset and (E) pursuant to the Senior Note Documents as in effect on the Effective Date (and in the case of any Permitted Senior Notes Refinancing, as in effect on the date of such Permitted Senior Notes Refinancing, provided that such terms are no more restrictive than those in the Senior Notes Documents as in effect on the Effective Date) and pursuant to the Permitted Additional Financing Documents (so long as such terms are no more restrictive than those in the Senior Notes Documents as in effect on the Effective Date) and pursuant to the documents governing any Purchase Money Liens and Leases (so long as such restrictions are limited to the property subject thereto).

10.11 No Subsidiaries. US Company shall not, directly or indirectly, form or acquire any new Subsidiaries, except (a) in connection with Permitted Acquisitions in compliance with Section 10.13 and (b) if each of the following conditions is met:

(i) each new Subsidiary is a Wholly-Owned Subsidiary of US Company;

(ii) both before and after giving effect to the creation of such Subsidiary and the transfer of any assets from US Company or its Subsidiaries to such Subsidiary, all representations and warranties of US Company and its Subsidiaries contained in any Credit Document are true and correct in all material respects, on and as of such date as if made as of such date (except (x) such revisions as are necessary to reflect the formation of such new Subsidiary and (y) it being understood and agreed that (A) any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date and (B) any representations and warranties qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects at such time), no Default or Event of Default shall have occurred and be continuing, and US Company and its Subsidiaries shall be Solvent;

(iii) US Company shall have delivered to Administrative Agent written notice at least fifteen (15) Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior to consummation of any transfer of assets to, or acquisition of assets by, such new Subsidiary, describing in reasonable detail the proposed new Subsidiary and its assets;

(iv) subject to Section 9.13(e), if such Subsidiary is not an Immaterial Subsidiary, any such new Subsidiary shall have executed and delivered to Administrative Agent such Security Documents (or joinders thereto, in form and substance satisfactory to Administrative Agent) and other documents as are necessary (or advisable in Administrative Agent’s and Collateral Agent’s judgment) under Applicable Law in order to grant Collateral Agent for the benefit of the Secured Creditors a perfected First Priority security interest and Lien in the assets of, and ownership interests in, such Subsidiary and US Company or the applicable Credit Party shall execute and deliver an amendment to the applicable pledge agreement in form and substance satisfactory to Administrative Agent, together with stock certificates and promissory notes and other instruments endorsed in blank, to pledge its equity interests in such new Subsidiary and all intercompany Loans to such Subsidiary;

(v) subject to Section 9.13(e), each such new Subsidiary that is a Domestic Subsidiary, if such Subsidiary is not an Immaterial Subsidiary, shall become a party to this Agreement, either as a US Borrower, US Guarantor and Non-US Obligation Guarantor or as a US Guarantor and a Non-US Obligation Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that the Subsidiary is to become a US Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the US Revolving Notes and the US Swingline Note;

(vi) (i) each such new Subsidiary that is a UK Subsidiary shall become a party to this Agreement, either as a UK Borrower and a Non-US Obligation Guarantor or as a Non-US Obligation Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that the Subsidiary is to become a UK Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the UK Revolving Notes and the UK Swingline Note, (ii) each such new Subsidiary that is a Canadian Subsidiary shall become a party to this Agreement, either as a Canadian Borrower and a Non-US Obligation Guarantor or as a Non-US Obligation Guarantor, as determined by the Administrative Agent or the Required Lenders, in each case by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement, and in the event that the Subsidiary is to become a Canadian Borrower hereunder, by executing and delivering to the Administrative Agent a counterpart to the Canadian Revolving Note, and (iii) each such new Subsidiary that is a Foreign Subsidiary other than a UK Subsidiary or a Canadian Subsidiary shall become a party to this Agreement as a Non-US Obligation Guarantor by executing and delivering to the Administrative Agent a counterpart of a Joinder Agreement;

(vii) if required by Administrative Agent, Administrative Agent shall have received opinions of counsel, in form and substance satisfactory to it, as to the due execution, delivery and enforceability of the Credit Documents executed by such new Subsidiary, together with such evidences of solvency, certificates, Certificates of Title, and other documents and instruments reasonably requested by Administrative Agent; and

(viii) on or prior to the date on which any Subsidiary becomes a Borrower or a Guarantor under this Section 10.11, Administrative Agent and the Lenders shall have received from the Credit Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

10.12 Operating Leases; Off-Balance Sheet Financing. Neither US Company nor any of its Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any liabilities for operating leases or other indebtedness or liabilities not reflected as such on their financial statements other than liabilities described on Schedule 10.12, and any refinancing of such liabilities, so long as the aggregate amount thereof so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the liabilities to be refinanced; provided, however, that US Company and its Subsidiaries may incur liabilities in connection with operating leases of real property (including office and yard space) and office and other Equipment in the ordinary course of business.

10.13 Permitted Acquisitions. US Company shall not, and shall not permit any of its Subsidiaries to, make an Acquisition unless each of the following conditions is satisfied:

(a) such Acquisition is made by US Company or another Credit Party;

(b) such Acquisition shall be consensual and, if required under state law, shall have been approved by the board of directors or other governing body of the Person to be acquired (if there is such a governing body) and shall be permitted by the Senior Note Documents then in effect and the Permitted Additional Financing Documents then in effect;

(c) both before and after giving effect to such Acquisition, all representations and warranties of US Company and its Subsidiaries contained in any Credit Document are true and correct in all material respects on such date as if made as of such date (it being understood and agreed that (i) any representations and warranties stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date and (ii) any representations and warranties qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects at such time) and no Default or Event of Default shall have occurred and be continuing, and Administrative Agent shall receive a certificate of US Company to such effect on the date on which such Acquisition is consummated;

(d) both before and after giving effect to such Acquisition and the incurrence of Indebtedness in connection therewith, US Company and its Subsidiaries (including any Subsidiary acquired in such Acquisition) shall be Solvent;

(e) no Default or Event of Default shall have occurred and be continuing or shall be created thereby and the Payment Conditions shall have been satisfied, each calculated on a pro forma basis (whether or not Section 10.21 hereof would then require compliance with such covenant) immediately after giving effect to such payments and any Indebtedness incurred in connection therewith, and Administrative Agent shall receive a certificate of US Company to such effect on the date on which such Acquisition is consummated;

(f) if a Revolving Loan is to be made in connection with such Acquisition, Administrative Agent shall have received a Notice of Borrowing and, if US Company desires to include the assets to be acquired in the US Borrowing Base, the UK Borrowing Base or the Canadian Borrowing Base for such Revolving Loan, a Borrowing Base Certificate;

(g) as soon as reasonably practicable following consummation of the Acquisition, Administrative Agent and Collateral Agent shall have received such financing statements, filings, Certificates of Title and other Security Documents as required (or advisable in Administrative Agent’s judgment) to create and perfect Liens on any assets to be acquired, including assets of any new Subsidiary, together with evidence (including Lien search results) satisfactory to Administrative Agent that such Liens are first and prior Liens subject only to Permitted Liens;

(h) all new Subsidiaries formed or acquired in such Permitted Acquisition shall be Wholly-Owned Subsidiaries, directly or indirectly, of US Company;

(i) the business and assets to be acquired in such Acquisition shall be acquired free and clear of all Liens (other than Permitted Liens);

(j) subject to Section 9.13(e), if such Subsidiary is not an Immaterial Subsidiary, any new Subsidiary shall become a Borrower and/or Guarantor and all new Subsidiaries shall execute and deliver to Administrative Agent and Collateral Agent such Security Documents as are required to be executed by a Borrower and/or Guarantor (or joinder agreements in form and substance satisfactory to Administrative Agent) and such other documents as are necessary (or advisable in Administrative Agent’s judgment) under Applicable Law in order to grant Collateral Agent for the benefit of the Secured Creditors a perfected First Priority security interest and Lien in the assets of, and ownership interests in, such Subsidiary (subject only to Permitted Liens); and US Company or its Subsidiary, as applicable, shall execute and deliver an amendment to the applicable Pledge Agreement in form and substance satisfactory to Administrative Agent, together with stock certificates and promissory notes and other instruments endorsed in blank in accordance therewith;

(k) prior to inclusion in the US Borrowing Base, the UK Borrowing Base or the Canadian Borrowing Base of any assets acquired in connection with one or more Acquisitions which, (i) individually causes any of the US Borrowing Base, the UK Borrowing Base or the Canadian Borrowing Base to increase by more than $30,000,000 or the Equivalent Amount thereof or (ii) in the aggregate with all prior Acquisitions not included in clause (i) above causes the US Borrowing Base, the UK Borrowing Base and the Canadian Borrowing Base, in the aggregate, to increase by more than $50,000,000 or the Equivalent Amount thereof, in each case of the foregoing sub-clauses (i) and (ii) above the amount of the US Borrowing Base, the UK Borrowing Base and/or the Canadian Borrowing Base, as applicable, reflecting the most recent appraisals delivered or required to be delivered under Section 9.02, Administrative Agent shall have received appraisals, in form and substance reasonably satisfactory to Administrative Agent, of all Inventory, Equipment and Real Property to be included in the US Borrowing Base, the UK Borrowing Base or the Canadian Borrowing Base, as applicable, and shall have completed such review of Accounts, Inventory, Equipment and Real Property as it deems necessary or desirable for inclusion in the US Borrowing Base, the UK Borrowing Base or the Canadian Borrowing Base, as applicable;

(l) the Person or business to be acquired is engaged in the business conducted by US Company and its Subsidiaries immediately prior to the Effective Date or similar activities related or incidental thereto; and

(m) in the case of any Acquisition with a purchase price of $30,000,000 or the Equivalent Amount thereof or more, on or prior to the date of such Acquisition, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, all acquisition documents related thereto and certificates, and other documents and instruments reasonably requested by Administrative Agent, which collectively shall confirm, to Administrative Agent’s reasonable satisfaction, that the conditions set forth herein have been satisfied.

10.14 Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. US Company will not, and will not permit any of its Subsidiaries to:

(a) amend, modify, change or waive any term or provision of any Senior Note Document or any Permitted Additional Financing Document, unless such amendment, modification, change or waiver could not reasonably be expected to be adverse to the interests of the Lenders; or

(b) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any shareholders’ agreement or any Qualified Preferred Stock), or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (b) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect and the terms of any such amendment, modification, change or other action will not violate any of the other provisions of this Agreement or any other Credit Document.

10.15 Limitation on Certain Restrictions on Subsidiaries. US Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by US Company or any of its Subsidiaries, or pay any Indebtedness owed to US Company or any of its Subsidiaries, (b) make loans or advances to US Company or any of its Subsidiaries or (c) transfer any of its properties or assets to US Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of US Company or any of its Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which US Company or any of its Subsidiaries is the licensee) or other contract entered into by US Company or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset and (vi) restrictions on loans, advances, pledges or guarantees from a Foreign Subsidiary or Foreign Subsidiary Holding Company reasonably intended to prevent negative US federal income Tax consequences under Code Section 956.

10.16 Limitation on Issuance of Equity Interests. (a) US Company will not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Equity other than issuance by US Company of the Qualified Preferred Stock or (ii) any redeemable common stock or other redeemable common Equity Interests other than common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of US Company or such Subsidiary, as the case may be.

(b) US Company will not permit any of its Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the aggregate percentage ownership of US Company or any of its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries of US Company, to qualifying directors to the extent required by Applicable Law and for other nominal share issuances to Persons other than US Company and its Subsidiaries to the extent required under Applicable Law and (iv) for issuances by Subsidiaries of US Company which are newly created or acquired in accordance with the terms of this Agreement.

10.17 Business; etc. US Company will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by US Company and its Subsidiaries as of the Effective Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

10.18 No Additional Deposit Accounts; etc. US Company will not, and will not permit any other Credit Party to, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (a) the Concentration Accounts set forth on Part A of Schedule 10.18, (b) the Collection Accounts set forth on Part B of Schedule 10.18, (c) the Disbursement Accounts set forth on Part C of Schedule 10.18, (d) the Designated Petty Cash Accounts set forth on Part D of Schedule 10.18, (e) the Designated Payroll Accounts set forth on Part E of Schedule 10.18 and (f) the Foreign Accounts set forth on Part F of Schedule 10.18; provided that any US Credit Party, any UK Subsidiary and any Canadian Subsidiary may open a new Concentration Account, Collection Account, Disbursement Account, Designated Petty Cash Account or Designated Payroll Account not set forth in such Schedule 10.18, so long as prior to opening any such account (i) the Administrative Agent has consented in writing to such opening (which consent shall not be unreasonably withheld or delayed), (ii) US Company has delivered an updated Schedule 10.18 to the Administrative Agent listing such new account and (iii) in the case of any new Concentration Account, Collection Account, Disbursement Account, Designated Petty Cash Account or Designated Payroll Account, (A) opened by a US Credit Party, the financial institution with which such account is opened, together with US Company or such other US Credit Party which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement reasonably acceptable to the Administrative Agent if and to the extent required by the US Security Agreement and (B) opened by a UK Subsidiary, such Subsidiary has complied with its obligations under clause 4 or 4.1, as applicable, and clause 12 of each of the UK Debentures.

10.19 Tax Consolidation. US Company shall not file or consent to the filing of any consolidated income Tax return with any Person other than US Company’s Subsidiaries.

10.20 Fiscal Year End. US Company shall not change, or permit any Subsidiary of US Company to change, its fiscal year end.

10.21 Fixed Charge Coverage Ratio. During the term of this agreement, and thereafter for so long as there are any Obligations outstanding, US Company covenants that if a Compliance Period is in effect, then as of the end of the most recent fiscal quarter for which financial statements shall have been required to be delivered pursuant to Section 9.01(b) and (c) and as of the end of each subsequent fiscal quarter until a Compliance Period is not in effect, US Company and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.00:1.00. If GAAP changes from the basis used in preparing the audited financial statements delivered to Administrative Agent by US Company on or before the Effective Date, US Company will provide Administrative Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of US Company or upon the request of Administrative Agent, calculations setting forth the adjustments necessary to demonstrate how US Company is in compliance with such financial covenants based upon GAAP as in effect on the Effective Date.

10.22 Sanctions. No Borrower shall, directly or indirectly, use the proceeds of any Credit Event, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, in each case, in any manner that will result in a violation by an individual or entity (including any individual or entity participating in the Transactions, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.

10.23 Anti-Corruption Laws. No Borrower shall, directly or indirectly use the proceeds of any Credit Event for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or any other similar anti-corruption legislation in any other applicable jurisdictions.

SECTION 11. Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default”:

11.01 Payment of Obligations. Any Credit Party shall fail to pay (i) any principal on the Loans or any reimbursement obligation in respect of any Letter of Credit on the due date thereof or (ii) any interest on the Loans or any other Obligation within three (3) Business Days of the date the same becomes due and payable;

11.02 Misrepresentations. Any representation, warranty or other statement made or furnished to Administrative Agent or any Lender by or on behalf of US Company, or any other Credit Party in this Agreement, any of the other Credit Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect (or any such representation, warranty or other statement qualified by “materiality” or “Material Adverse Effect” proves to have been false or misleading in any respect) when made, furnished or remade;

11.03 Breach of Specific Covenants. Any Credit Party shall (i) fail or neglect to perform, keep or observe any covenant contained in Section 5.03(c) and (d) (Method and Place of Payment), Sections 9.03 (Maintenance of Property; Insurance), 9.02 (Books, Records and Inspections; Field Examinations; Appraisals), 9.01(i) (Borrowing Base Certificates), 9.05 (Existence; Franchises) (solely with respect to the maintenance of existence of the Borrowers) or 9.13(f), (g) and (h) (Additional Security; Further Assurances; etc.) or Section 10 (Negative Covenants) hereof on the date that such Credit Party is required to perform, keep or observe such covenant or (ii) fail or neglect to perform, keep or observe any covenant contained in Section 9.01 (Information Covenants) other than Section 9.01(i) hereof within ten (10) Business Days following the date on which such Credit Party is required to perform, keep or observe such covenant;

11.04 Breach of Other Covenants. Any Credit Party shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11 hereof) or any other Credit Document and the breach of such other covenant is not cured to Administrative Agent’s satisfaction by the earlier to occur of ten (10) Business Days after (i) the date US Company or such Subsidiary thereof or Credit Party knew or should have known of such occurrence and (ii) the date of giving of notice thereof by Administrative Agent to US Company.

11.05 Default Under Other Agreements. A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness of US Company or any of its Subsidiaries, which default or event of default permits the acceleration of its maturity, provided that the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $35,000,000 or the Equivalent Amount thereof.

11.06 Failure of Enforceability of Credit Documents; Security. Any material covenant, agreement or Obligation of US Company or any other Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; US Company or any other Credit Party shall deny or disaffirm any of its material Obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Agreement (except where such circumstance arises as a result of any action or inaction by any Lender).

11.07 Canadian Insolvency and Related Proceedings. The US Company, any Subsidiary of the US Company, any Canadian Borrower or any other Credit Party (other than an Immaterial Subsidiary) (i) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding up, administration, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any applicable law relating to bankruptcy, insolvency, reorganization, arrangement, adjustment, protection, relief or composition of it or its debtors including any Canadian Insolvency Law, or (z) the entry of an order for relief or the appointment of a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for it or for any substantial part of its assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 90 days, such Person fails to diligently and actively oppose such proceeding, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, receiver-manager, administrator, custodian, monitor, trustee or other similar official for it or for any substantial part of its properties and assets) occurs, or (ii) takes any corporate action to authorize any of the above actions.

11.08 Insolvency and Related Proceedings. US Company, any Subsidiary of US Company or any other Credit Party (other than an Immaterial Subsidiary) shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against a Credit Party (other than an Immaterial Subsidiary) under the federal bankruptcy laws and such proceeding shall continue for more than 30 days, or a Credit Party (other than an Immaterial Subsidiary) shall make any offer of settlement, extension or composition to their respective unsecured creditors generally; or, with respect to the UK Subsidiaries: (in addition to the preceding provisions of this Section 11.08 such provisions not to be deemed to otherwise limit the following) (i) such UK Subsidiary stops or suspends or threatens or announces an intention to stop or suspend payment of its debts or is for the purpose of section 123(1) of the Insolvency Act 1986 of England and Wales (on the basis that the words “proved to the satisfaction of the court” are deemed omitted from section 123(1)(e)) or any other Applicable Law deemed to be unable or shall admit in writing its inability to pay its debts as they fall due or shall become insolvent or a moratorium is declared in respect of its indebtedness; (ii) a petition is presented or meeting convened or application made for the purpose of appointing an administrator (either in or out of court) or receiver or other similar officer of, or for the making of an administration order in respect of, any UK Subsidiary and (A) (other than in the case of a petition to appoint an administrator) such petition or application is not discharged within 14 days; or (B) in the case of a petition to appoint an administrator, the Administrative Agent is not satisfied that it will be discharged before it is heard; (iii) any UK Subsidiary convenes a meeting of its creditors generally or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally or in relation to a scheme of arrangement or voluntary arrangement; (iv) any UK Subsidiary enters into any negotiations for or in connection with the re-scheduling, restructuring or readjustment of any Indebtedness by reason of, or with a view to avoiding, financial difficulties; (v) any meeting of any UK Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up or any UK Subsidiary passes such a resolution; (vi) a petition is presented for the winding-up of any UK Subsidiary (other than a frivolous or vexatious petition discharged within 14 days of being presented or any other petition which is contested on bona fide grounds and discharged at least 7 days before its hearing date); or (vi) any order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy or insolvency of any UK Subsidiary;

11.09 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of US Company, any Subsidiary of US Company or any Credit Party for a period which materially adversely affects the capacity of US Company and its Subsidiaries, taken as a whole, to continue its business on a profitable basis; or US Company, any Subsidiary of US Company or any Credit Party shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by US Company, any Subsidiary of US Company or any Credit Party which is necessary to the continued or lawful operation of its business; or US Company, any Subsidiary of US Company or any Credit Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which US Company, any Subsidiary of US Company or any Credit Party leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which would not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation;

11.10 ERISA. The occurrence of any of the following: (i) any Plan shall fail to satisfy the minimum funding requirements for any plan year or part thereof under Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA or a waiver of such standard is sought or granted under Section 412(c) of the Code or Section 302(c) of ERISA, (ii) a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 303(k) of ERISA on assets of any Credit Party or any of their respective ERISA Affiliates, (iii) a Reportable Event shall have occurred, (iv) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection. 62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, (v) any Plan shall have had or is likely to have a trustee appointed to administer such Plan, under Section 4042 of ERISA, (vi) any Plan or any Multiemployer Plan is or shall have been or is likely to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, (vii) any Plan shall have an Unfunded Current Liability, (viii) a contribution required to be made with respect to a Plan, a Multiemployer Plan or a Foreign Pension Plan has not been timely made, (ix) any US Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates has incurred or is likely to incur any liability to or on account of a Plan under Section 406, 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a Multiemployer Plan under Section 515, 4201, 4204 or 4212 of ERISA or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, (x) any US Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA), (xi) a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan, (xii)

any Plan becomes in “at-risk” status (pursuant to Section 430(i) of the Code or Section 303(i) of ERISA) or any Multiemployer Plan becomes “insolvent” (as defined under Section 4245 of ERISA), is in “reorganization” (as defined under Section 4241 of ERISA) or becomes in “endangered or critical status” (as defined in Section 305 of ERISA), or (xiii) any US Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates incurs any liabilities with respect to any Multiemployer Plans in the event of a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) therefrom, or with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which any such US Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; in each case, which event or events, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

11.11 Guarantee. Any Guarantee or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Guarantor in accordance with the terms thereof and hereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guarantee to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guarantee to which it is a party;

11.12 Criminal Forfeiture. US Company, any Subsidiary of US Company or any Credit Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of US Company, any Subsidiary of US Company or any other Credit Party;

11.13 Judgments. Any money judgments, writ of attachment or similar processes (collectively, “Judgments”) are issued or rendered against US Company, any Subsidiary of US Company or any other Credit Party, or any of their respective Property (i) in the case of money judgments in an amount of $35,000,000 or the Equivalent Amount thereof or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) would reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days; or

11.14 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the US Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.07 or Section 11.08 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and (b) below, shall occur automatically without the giving of any such notice): (a) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (c) terminate any Letter of Credit which may be terminated in accordance with its terms; (d) direct the Borrowers to pay (and the Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.07 or Section 11.08 with respect to any

Borrower, they will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and then outstanding; (e) enforce, in its capacity as Administrative Agent or as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (f) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations

SECTION 12. The Administrative Agent and the Collateral Agent.

12.01 Appointment. The Lenders hereby irrevocably designate and appoint Deutsche Bank AG New York Branch as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term “Administrative Agent” also shall include DBNY in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby irrevocably designate and appoint Deutsche Bank AG New York Branch as Collateral Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably authorizes, each holder of any Note by the acceptance of such Note, and each other Secured Creditor by the acceptance of the Obligations secured by the Security Documents, shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder as are specifically delegated or required of the Collateral Agent by the terms hereof and such other powers as are reasonably incidental thereto. The Lenders hereby authorize the Collateral Agent (and any sub-agents appointed in accordance with Section 12.13 below), at its option and in its sole discretion, to execute powers of attorney in favor of US Company and/or its Subsidiaries with respect to the release of Liens on Collateral constituting Motor Vehicles which are sold in accordance with the terms of the Credit Documents. The Administrative Agent and the Collateral Agent may perform any of their respective duties hereunder or under any other Credit Document by or through its officers, directors, agents, employees or affiliates.

12.02 Nature of Duties. (a) Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent and the Collateral Agent shall be mechanical and administrative in nature; neither the Administrative Agent nor the Collateral Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Collateral Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Arrangers, the Joint Bookrunners, the Co-Syndication Agents, the Senior Managing Agents and the Co-Documentation Agents are named as such for recognition purposes only, and each in its respective capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby except as explicitly provided for herein; it being understood and agreed that each of the Arrangers, the Joint Bookrunners, the Co-Syndication Agents, the Senior Managing Agents and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent and the Collateral Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, each of the Arrangers, the Joint Bookrunners, the Co-Syndication Agents, the Senior Managing Agents and the Co-Documentation Agents shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Lack of Reliance on the Administrative Agent and the Collateral Agent. Independently and without reliance upon the Administrative Agent or the Collateral Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of US Company and its Subsidiaries in connection with the making and the continuance of the Loans and the participation in the Letters of Credit and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of US Company and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent and the Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter. Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of US Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of US Company or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04 Certain Rights of the Agents. If the Administrative Agent or the Collateral Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent and the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent or the Collateral Agent, as applicable, shall have received instructions from the Required Lenders; and the Administrative Agent and the Collateral Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of the Administrative Agent or the Collateral Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05 Reliance. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or the Collateral Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent or the Collateral Agent, as the case may be.

12.06 Indemnification. To the extent the Administrative Agent or the Collateral Agent, or any of their respective Affiliates, or any of the respective officers, directors, partners, managers, employees, representatives, agents, trustees or investment advisors of the foregoing (collectively, the “Indemnified Agent Persons”) is not reimbursed and indemnified by US Company or the other Credit Parties, the Lenders will hold harmless, reimburse and indemnify such Indemnified Agent Person in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, Taxes, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Indemnified Agent Person in connection with the performance by the Administrative Agent and/or the Collateral Agent of their respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, Taxes, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnified Agent Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided further, that nothing contained in this Section 12.06 shall be deemed to limit the obligations of the Credit Parties pursuant to Section 13.01.

12.07 The Administrative Agent and the Collateral Agent in their Individual Capacities. With respect to their obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent and the Collateral Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Supermajority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent and the Collateral Agent in their respective individual capacities. The Administrative Agent and the Collateral Agent and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08 Holders. The Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09 Resignation and Removal of the Administrative Agent and the Collateral Agent. (a)

(i) The Administrative Agent and/or the Collateral Agent may resign from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.08 then exists, the US Company. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x)

shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation of the Administrative Agent and/or Collateral Agent shall take effect upon the appointment of a successor Administrative Agent and/or Collateral Agent, as applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.

(ii) If the Person serving as Administrative Agent and/or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by giving 15 Business Days’ prior written notice to such Person and, unless a Default or an Event of Default under Section 11.08 then exists, the US Company, remove such Person as Administrative Agent and/or Collateral Agent, as applicable. Any such removal of the Administrative Agent hereunder shall also constitute its removal as an Issuing Lender and the Swingline Lender, in which case the removed Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such removal. Such removal of the Administrative Agent and/or Collateral Agent shall take effect upon the appointment of a successor Administrative Agent and/or Collateral Agent, as applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by or removal of the Administrative Agent and/or Collateral Agent, the Required Lenders shall appoint a successor Administrative Agent and/or Collateral Agent, as applicable, hereunder and under the other Credit Documents from among the Lenders, who shall be a commercial bank or trust company reasonably acceptable to US Company, which acceptance shall not be unreasonably withheld or delayed (provided that US Company’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent and/or Collateral Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent and/or Collateral Agent, as applicable, with the consent of US Company (which consent shall not be unreasonably withheld or delayed, provided that US Company’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent and/or Collateral Agent, as applicable, who shall serve as Administrative Agent and/or Collateral Agent, as applicable, hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as applicable, as provided above.

(d) If no successor Administrative Agent and/or Collateral Agent, as applicable, has been appointed pursuant to clause (b) or (c) above by the 20th day after the date such notice of resignation was given by the Administrative Agent and/or Collateral Agent, as applicable, or such notice of removal was given by the Required Lenders, as applicable, the Administrative Agent’s and/or Collateral Agent’s, as applicable, resignation or removal shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent and/or Collateral Agent, as applicable, hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as applicable, as provided above.

(e) Upon a resignation or removal of the Administrative Agent or the Collateral Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent hereunder and under the other Credit Documents.

12.10 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, and each other Secured Creditor by its acceptance of the Obligations will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement and the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Creditors. The Collateral Agent is hereby authorized on behalf of all of the Secured Creditors, without the necessity of any notice to or further consent from any Secured Creditor, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. Without prejudice to the foregoing, each of the Administrative Agent and the Secured Creditors hereby acknowledges, agrees and accepts that the Collateral Agent holds Collateral which is the subject of the UK Security Agreements as trustee for and on behalf of the Secured Creditors in accordance with the terms of the declaration of trust set out in the UK Security Agreements and that the terms of its appointment, and such trust, shall be as set out (or referred to) in the UK Security Agreements and this Agreement.

(b) The Secured Creditors hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Total Revolving Loan Commitment (and all Letters of Credit) and payment and satisfaction of all of the Obligations (other than (A) contingent indemnification obligations and (B) Banking Products Obligations and any Qualified Derivative Obligations owing to a Banking Products Provider or a Qualified Derivative Counterparty, as applicable, as to which arrangements reasonably satisfactory to the applicable Banking Products Provider or a Qualified Derivative Counterparty shall have been made) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than US Company and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.03, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12(a)) or (iv) as otherwise may be expressly provided in the relevant Security Documents. The Secured Creditors hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien granted to Collateral Agent on Collateral if required by the holder of any Indebtedness (including Capitalized Lease Obligations) secured by Purchase Money Liens and Leases permitted hereunder or Liens permitted by Section 10.02(n). Upon request by the Administrative Agent at any time, the Secured Creditors will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.

(c) The Collateral Agent shall have no obligation whatsoever to the Secured Creditors or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10, or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Secured Creditors, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). For purposes of this Section 12.10 and any related or similar provision of this Agreement, references to “Collateral Agent” shall be deemed to also be references to the Administrative Agent or the Collateral Agent in its capacity as the grantee, beneficiary or mortgagee or similar role under any Mortgage.

12.11 Delivery of Information. Neither the Administrative Agent nor the Collateral Agent shall be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent or the Collateral Agent from any Credit Party, any Subsidiary thereof, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (a) as specifically provided in this Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent or the Collateral Agent, as the case may be, at the time of receipt of such request and then only in accordance with such specific request.

12.12 Withholding. To the extent required by Applicable Law, the Administrative Agent may withhold from any payment to any Lender or other Person receiving a payment under the Credit Documents an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or other Person receiving payment under the Credit Documents because such Lender or other Person failed to notify the Administrative Agent that withholding on payments was required, including, without limitation, because of a change in circumstances which rendered an exemption from or reduction of withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses incurred.

12.13 Delegation of Duties. Each of Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent or Collateral Agent, as applicable. Administrative Agent, Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 12.02 and of Section 12.06 shall apply to any Affiliates of Administrative Agent or Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of Section 12.02 and of Section 12.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent or Collateral Agent, as applicable (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

12.14 Quebec Security . In its capacity as Collateral Agent hereunder, Deutsche Bank AG New York Branch is hereby appointed and shall serve as the hypothecary representative for each present and future Lender (for its benefit and the benefit of its Affiliates), each Issuing Lender, the Administrative Agent, each Banking Products Provider, each Qualified Derivative Counterparty and each other Agent as contemplated by Article 2692 of the Civil Code of Quebec for purposes of holding any security required hereby to be granted by any Borrower or by an Affiliate or Subsidiary of any Borrower governed by the laws of the Province of Quebec.

12.15 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and the Joint Bookrunners and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Loan Commitments,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and the Joint Bookrunners and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that none of the Administrative Agent, the Arrangers or the Joint Bookrunners or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Revolving Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Credit Document or any documents related hereto or thereto).

SECTION 13. Miscellaneous.

13.01 Payment of Expenses, etc. The Credit Parties hereby jointly and severally agree to: (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (including Expenses) of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of Latham & Watkins LLP and the Administrative Agent’s and Collateral Agent’s other counsel and consultants and the fees and expenses in connection with the appraisals and collateral examinations required pursuant to Section 9.02) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and the Collateral Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and the Collateral Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (b) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise, court or documentary, intangible, recording, filing and other similar documentary Taxes with respect to the foregoing matters (collectively, the “Other Taxes”, provided that the definition of “Other Taxes” shall exclude Other Connection Taxes imposed with respect to an assignment, except an assignment made pursuant to Section 2.13) and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the gross negligence or willful misconduct of the Administrative Agent, such Issuing Lender or such Lender) to pay such Other Taxes; and (c) indemnify each Arranger, the Administrative Agent, the Collateral Agent, each other Agent, each Issuing Lender and each Lender, and their respective Affiliates, and each of the respective officers, directors, partners, managers, employees, representatives, agents, trustees and investment advisors of the foregoing (collectively, the “Indemnified Persons”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, including in connection with any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) relating to the foregoing or (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by US Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by US Company or any of its Subsidiaries at any location, whether or not owned, leased or operated by US Company or any of its Subsidiaries, the non-compliance by US Company or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against US Company, any of its Subsidiaries or any Real Property at any time owned, leased or operated by US Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection therewith (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties jointly and severally shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law. In addition, the Credit Parties jointly and severally agree to reimburse the Administrative Agent and the Collateral Agent for all reasonable third party administrative, audit and monitory expenses incurred in connection with the Borrowing Base and determinations thereunder. For the avoidance of doubt, except with respect to Other Taxes, this Section 13.01 shall not apply to Taxes which shall be governed by Section 5.04, Section 5.05 or Section 5.06, as applicable, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

To the full extent permitted by applicable law, each of US Company and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, but with the prior written consent of the Administrative Agent, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of US Company or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: (i) if to any Credit Party, at the following address:

Mobile Mini, Inc.

4646 E. Van Buren Street, Suite 400

Phoenix, AZ 85008

Attention: Chief Financial Officer

Email: vwelch@mobilemini.com

Phone: (623) 308-3777

Fax: (800) 298-2585

With a copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Jamie Knox; Ryan Moreno

Phone: (212) 335-4500

Fax: (212) 335-4501

(ii) if to any Lender, at its address specified on Schedule 13.03; and (c) if to the Administrative Agent or the Collateral Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent or the Collateral Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to US Company and the Administrative Agent; provided that any notice to the Administrative Agent of the filing by a Credit Party of a document with the SEC pursuant to Section 9.01(f) or (g) may be given by email. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent, the Collateral Agent, US Company, UK Company and Canadian Company shall not be effective until received by the Administrative Agent, US Company, UK Company or Canadian Company, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the US Company and the other Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.04 Benefit of Agreement; Assignments; Participations . (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither US Company nor any other Credit Party may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders (and any other attempted assignment or transfer by US Company or any other Credit Party shall be null and void); provided further, that (x) subject to clause (y) below, no Lender may transfer or assign all or any portion of its Revolving Loan Commitment and related Obligations hereunder except as provided in Sections 2.13 and 13.04 (and if any Lender makes any attempted transfer or assignment that is not permitted hereunder, such Lender shall be deemed to have granted a participation in the applicable Revolving Loan Commitment and related Obligations subject to such attempted transfer or assignment) and (y) any Lender may grant a participation in its Revolving Loan Commitment and related Obligations hereunder but such Lender shall remain a “Lender” for all purposes hereunder and the participant shall not constitute a “Lender” hereunder with respect to such participation; provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment, release or transfer by US Company or any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation. Notwithstanding the foregoing, (x) each participant shall be entitled to the benefits of Section 2.10 as though it were a Lender and (y)(i) a participant that holds a US Obligation shall be entitled to the benefits, and bound by the obligations, of Section 5.04 as though it were a Lender, (ii) a participant that holds a UK Obligation shall be entitled to the benefits, and bound by the obligations, of Section 5.05 as though it were a Lender and (iii) a participant that holds a Canadian Obligation shall be entitled to the benefits, and bound by the obligations, of Section 5.06 as though it were a Lender; provided, however, that such participant shall not be entitled to receive any greater payment under Section 5.04, 5.05 or 5.06, as applicable, than the applicable Lender would have been entitled to receive with respect to the participation transferred to such participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations (or, if the Revolving Loan Commitment has terminated, outstanding Obligations) hereunder to (i) (A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), provided, that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 or the Equivalent Amount thereof in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ joint and several expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default then exists, the US Company, shall be required in connection with any such assignment pursuant to clause (y) above (such consents, in any case, not to be unreasonably withheld, delayed or conditioned); provided that the US Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (iv) the consent of each Issuing Lender shall be required in connection with any such assignment of Revolving Loan Commitments (and related Obligations) pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (provided that only one such fee shall be payable in the case of one or more concurrent assignments by or to investment funds managed or advised by the same investment advisor or an affiliated investment advisor) and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment of a US Obligation pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the US Company the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Revolving Loan Commitment and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.16, 3.17, 3.18, 5.04, 5.05 or 5.06 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) Any Lender which assigns all of its Revolving Loan Commitment and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.16, 3.17, 3.18, 5.04, 5.05, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between US Company or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid US Drawings, Unpaid UK Drawings, Unpaid Canadian Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by US Company to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations and all definitions (including accounting terms) shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of US Company referred to in Section 8.10(a) for the fiscal year ended December 31, 2018, (ii) to the extent expressly provided herein, certain calculations shall be made on a pro forma basis and (iii) leases shall be classified and accounted for in conformity with GAAP as in effect on December 31, 2018 and policies used to prepare the audited financial statements of US Company referred to in Section 8.10(a) for the fiscal year ended December 31, 2018.

(b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable; provided, however, all computations of interest on Base Rate Loans and Canadian Prime Rate Loans determined by reference to the Prime Lending Rate or the Canadian Prime Rate, as applicable, shall be made on the basis of a year of 365/366 days (as applicable) for the actual number of days occurring in the period for which such interest is payable.

(c) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement or any Note is calculated using a rate based on a year of 360 or 365 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest or fee calculation under this Agreement and any Note, and (iii) the rates of interest stipulated in this Agreement and any Note are intended to be nominal rates and not effective rates or yields.

13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). EXCEPT AS OTHERWISE PROVIDED IN ANY SECURITY DOCUMENT, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY ISSUING LENDER, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

(b) EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic transmission (including pdf) shall be as effective as delivery of an original executed counterpart hereof.

13.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which (i) US Company, the other Borrowers, the other Guarantors, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the originals of such counterparts or pdf or facsimile copies of such counterparts to the Administrative Agent at the Notice Office or to the Administrative Agent’s counsel, and (ii) each of the other conditions set forth in Section 6 shall have been met to the reasonable satisfaction of the Administrative Agent. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in Section 6, other than any condition that must be satisfied to the Administrative Agent’s satisfaction or other subjective standard of similar effect). The Administrative Agent will give US Company, the other Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Subject to Section 2.21 and Section 2.22, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders although additional parties may be added to (and annexes may be modified to reflect such additions) and, other than as further set forth below, Subsidiaries of the US Company may be deleted from, the Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than, except with respect to the following clause (i), a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, extend the final expiration date of the Revolving Loan Commitment of any Lender, or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments and the Loans on the Effective Date), (iv) reduce the “majority” voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment, release or transfer by US Company or any other Borrower of any of their rights and obligations under this Agreement, (vi) amend, change or modify this Agreement or any Security Document in any manner that would change the effect of Section 5.03(d) hereof, Section 8.4 of the US Security Agreement, Section 9 of the US Pledge Agreement, Clause 19 of the UK Debentures, Clause 14 of the UK Share Charges, Section 8.7 of the Canadian Security Agreement, Section 21(15) of the Canadian Share Pledge Agreement or any similar provision of any Security Document, (vii) amend, change or modify the provisions of Section 2.17 or 5.02(a)(i), (ii), (iii), (iv), (v) or (vi); or (viii) subordinate the Liens granted for the benefit of the Secured Creditors in respect of the Collateral under any of the Security Documents (except as set forth in Section 12.10(b)); provided further, that no such change, waiver, discharge or termination shall (1) increase the Revolving Loan Commitment of any Lender (including, for the avoidance of doubt, any Defaulting Lender) over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision of this Agreement or any other Credit Document as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, or (6) without the consent of the Supermajority Lenders, (w) release any Guarantor with assets in the US Borrowing Base, UK Borrowing Base or Canadian Borrowing Base from any obligations arising under the Guarantees, (x) amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Revolving Loan Commitments are included on the Effective Date), (y) amend the definition of Aggregate Borrowing Base, US Borrowing Base, UK Borrowing Base or Canadian Borrowing Base (or, in each case, any defined terms as used therein) as such definitions are set forth herein on the Effective Date (or as same may be amended from time to time pursuant to this clause (y)) in any manner which would have the effect of increasing availability thereunder as determined in good faith by the Administrative Agent (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts, Eligible Container Fleet Inventory, Eligible Cabin Fleet Inventory, Eligible Container Inventory Held For Sale, Eligible Goods Inventory, Eligible Machinery and Equipment, Eligible Raw Materials Inventory, Eligible Real Property, Eligible Trailer Fleet Inventory and Eligible Work-In-Process Container Inventory, in each case by the Administrative Agent or the Collateral Agent in accordance with the terms hereof, will not be deemed such an increase in advance rates) or (z) increase the percentage of the US Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(i).

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (viii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment and/or repay all outstanding Revolving Loans of such Lender and/or Cash Collateralize its applicable RL Percentage of the Letter of Credit of Outstandings in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Loan Commitments which are terminated and Revolving Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrowers shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, each Issuing Lender and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 13.04) in full of this principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(d) Notwithstanding anything to the contrary contained in this Section 13.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrowers without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Credit Documents and (y) if following the Effective Date, the Administrative Agent and any Credit Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents (other than the Security Documents), then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.16, 3.17, 3.18, 5.04, 5.05, 12.06, 13.01 and 13.17 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.16, 3.17, 3.18, 5.04 or 5.05 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be jointly and severally obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Register. The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders (and stated interest thereon) and each repayment in respect of the principal or interest amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15. Upon the request of any Lender, the Administrative Agent shall provide such Lender with the Revolving Loan Commitment and outstanding Loan amount of such Lender as such information has been recorded in the Register.

13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the US Company (other than to its employees, officers, partners, directors, agents, trustees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to US Company or any of its Subsidiaries which is now or in the future furnished, by the US Company or any of its Subsidiaries pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (including any self-regulatory authority with appropriate jurisdiction such as the National Association of Insurance Commissioners) (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (viii) to any direct or indirect contractual counterparty in any swap, hedge, securitization, derivative or similar agreement, or to any insurance provider related to the Obligations under this Agreement (or to any such contractual counterparty’s or insurance provider’s professional advisor), so long as such contractual counterparty or insurance provider (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, (ix) to any prospective or actual transferee, pledgee or participant in connection with any contemplated transfer, pledge or participation of any of the Notes or Revolving Loan Commitments or any interest therein by such Lender, provided that such prospective transferee, pledgee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16 and (x) to the extent such information becomes available to such Lender or any of its Affiliates on a non-confidential basis from a source other than the US Company and its Subsidiaries which did not acquire such information as a result of a breach of this Section 13.16. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

(b) US Company and the Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to US Company or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of US Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17 No Fiduciary Duty. Each Arranger, each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their respective affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Credit Party, its respective stockholders or its respective affiliates, on the other. The Credit Parties acknowledge and agree that: (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, each Credit Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Credit Party, its respective management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that such Credit Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

13.18 Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies US Company and the Borrowers that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, they are required to obtain, verify and record information that identifies US Company, the Borrowers and the other Credit Parties and other information that will allow such Lender to identify US Company, the Borrowers and the other Credit Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation. The Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

13.19 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

13.20 Release of Borrowers. In the event that all of the Equity Interests of one or more Borrowers (other than the US Company) is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.03 (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12)), such Borrower shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to US Company or any of its Wholly-Owned Subsidiaries), be released from this Agreement and each remaining Borrower agrees that, with no action on its part required, the remaining Borrowers shall remain jointly and severally liable for all Obligations.

13.21 Amendment and Restatement. It is the intention of each of the parties hereto that (a) the Existing Credit Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement, (b) that all Indebtedness and Obligations of the Borrowers and the Guarantors hereunder and under the other Credit Documents shall be secured by the liens and security interests evidenced under the Credit Documents (as defined in the Existing Credit Agreement), as amended hereby and by the Second US Master Reaffirmation Agreement, the Second Canadian Master Reaffirmation Agreement, the UK Third Supplemental Debenture, the UK Third Supplemental Partnership Debenture and the UK Third Supplemental Share Charge and that such documents shall continue in full force and effect as so amended (or amended and restated) and (c) that this Agreement does not constitute a novation or termination of the obligations and liabilities existing under the Existing Credit Agreement (or serve to terminate Sections 12.06 and 13.01 of the Existing Credit Agreement or any of the Borrowers’ obligations thereunder with respect to the Agents (as defined in the Existing Credit Agreement) or the Lenders (as defined in the Existing Credit Agreement) or any other Indemnified Persons (as defined in the Existing Credit Agreement)). The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under and in accordance with the terms of Section 13.12 of the Existing Credit Agreement, including with respect to the non-pro rata termination of the Revolving Loan Commitments of any Lenders (as defined in the Existing Credit Agreement) party to the Existing Credit Agreement immediately prior to the effectiveness of this Agreement that are not party hereto. In addition, unless specifically amended hereby, each of the Credit Documents shall continue in full force and effect. This Agreement restates and replaces, in its entirety, the Existing Credit Agreement; from and after the Effective Date, any reference in any of the other Credit Documents to the “ABL Credit Agreement”, the “Amended and Restated ABL Credit Agreement”, the “Credit Agreement” or the “Amended and Restated Credit Agreement” or any like term shall be deemed to refer to this Agreement. Each Lender with a Revolving Loan Commitment on the Effective Date shall be deemed to have agreed that its Revolving Loan Commitment set forth on Schedule 1.01(a) hereto replaces in its entirety such Lender’s “Revolving Loan Commitment” under the Existing Credit Agreement (if any) and each such Lender shall further be deemed to agree (a) that the repayment in full of all outstanding “Revolving Loans” and “Swingline Loans” (each as defined in the Existing Credit Agreement) together with all interest, fees and other amounts accrued and payable thereon and all fees and other amounts accrued and payable in respect of all “Letters of Credit” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, in each case, to such date on the Effective Date with the proceeds of the initial Borrowing of Revolving Loans under this Agreement constitutes the payment in full of all Obligations (as defined in the Existing Credit Agreement) owed to it under the Existing Credit Agreement (other than unasserted contingent obligations that would survive the termination of the Existing Credit Agreement), (b) to the continuance of the outstanding “Letters of Credit” (as defined in the Existing Credit Agreement) as Letters of Credit under this Agreement, and (c) that such Lender waives the right to any compensation due under Section 2.11 of the Existing Credit Agreement solely as a result of the early repayment in full of all outstanding “Revolving Loans” (as defined in the Existing Credit Agreement) on the Effective Date.

13.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

13.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to any Agent, any Issuing Lender or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Agent, such Issuing Lender or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, such Agent, such Issuing Lender or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such Agent, such Issuing Lender or such Lender from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to such Agent, such Issuing Lender or such Lender in such currency, such Agent, such Issuing Lender or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable law).

SECTION 14. Nature of Borrower Obligations.

14.01 Nature of Borrower Obligations. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all US Obligations to repay principal of, interest on, and all other amounts with respect to, all US Revolving Loans, US Swingline Loans, US Letters of Credit and all other US Obligations pursuant to this Agreement and each other Credit Document, Banking Products Agreement and Qualified Derivative Agreement (including, without limitation, all fees, indemnities, Taxes and other US Obligations in connection therewith or in connection with the related Revolving Loan Commitments) shall constitute the joint and several obligations of each of the US Borrowers. In addition to the direct (and joint and several) obligations of the US Borrowers with respect to US Obligations as described above, all such US Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranties.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all UK Obligations to repay principal of, interest on, and all other amounts with respect to, all UK Revolving Loans, UK Swingline Loans, UK Letters of Credit and all other UK Obligations pursuant to this Agreement and each other Credit Document, Banking Products Agreement and Qualified Derivative Agreement (including, without limitation, all fees, indemnities, taxes and other UK Obligations in connection therewith or in connection with the related Revolving Loan Commitments) shall constitute the joint and several obligations of each of the US Borrowers, the UK Borrowers and the Canadian Borrowers. In addition to the direct (and joint and several) obligations of the US Borrowers, the UK Borrowers and the Canadian Borrowers with respect to UK Obligations as described above, all such UK Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranties.

(c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Canadian Obligations to repay principal of, interest on, and all other amounts with respect to, all Canadian Revolving Loans, Canadian Letters of Credit and all other Canadian Obligations pursuant to this Agreement and each other Credit

Document, Banking Products Agreement and Qualified Derivative Agreement (including, without limitation, all fees, indemnities, taxes and other Canadian Obligations in connection therewith or in connection with the related Revolving Loan Commitments) shall constitute the joint and several obligations of each of the US Borrowers, the UK Borrowers and the Canadian Borrowers. In addition to the direct (and joint and several) obligations of the US Borrowers, the UK Borrowers and the Canadian Borrowers with respect to Canadian Obligations as described above, all such Canadian Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the Guaranties

14.02 Independent Obligation. The obligations of each Borrower with respect to the Obligations are independent of the obligations of each other Borrower or any Guarantor under the Guaranty of such Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any Guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

14.03 Authorization. Each of the Borrowers authorizes the Administrative Agent, the Collateral Agent, the Issuing Lender, the Lenders and the other Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) exercise or refrain from exercising any rights against any other Borrower or any Guarantor or others or otherwise act or refrain from acting;

(b) release or substitute any other Borrower, endorsers, Guarantors or other obligors;

(c) settle or compromise any of the Obligations of any other Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

(d) apply any sums paid by any other Borrower or any other Person, howsoever realized to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or

(e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

14.04 Reliance. It is not necessary for the Administrative Agent, the Collateral Agent, any Issuing Lender, any Lender or any other Secured Creditor to inquire into the capacity or powers of US Company, any Borrower or any of its Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the Borrowers hereunder.

14.05 Contribution; Subrogation. No Borrower shall have any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until the Total Revolving Loan Commitment and all Letters of Credit have been terminated and all Obligations have been paid in full in cash.

14.06 Waiver. Each Borrower waives any right to require the Administrative Agent, the Collateral Agent, the Issuing Lenders, the Lenders or any other Secured Creditor to (i) proceed against any other Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s, any Issuing Lender’s, any Lender’s or any other Secured Creditor’s power whatsoever. Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any Guarantor or any other party or on or arising out of any defense of any other Borrower, any Guarantor or any other party other than payment in full in cash of the Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of the Obligations.

SECTION 15. Guarantee.

15.01 The Guarantees. (a) The US Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Creditor and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the US Revolving Loans made by the Lenders to, and the corresponding Notes held by each Lender of, the US Borrowers, and all other US Obligations from time to time owing to the Secured Creditors by any US Credit Party (such obligations being herein collectively called the “US Guaranteed Obligations”). The US Guarantors hereby jointly and severally agree that if any US Borrower or any US Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the US Guaranteed Obligations, the US Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the US Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b) The Non-US Obligation Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Creditor and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the UK Revolving Loans and the Canadian Revolving Loans made by the Lenders to, and the corresponding Notes held by each Lender of, each UK Borrower and each Canadian Borrower, and all other UK Obligations and Canadian Obligations from time to time owing to the Secured Creditors by any UK Credit Party or Canadian Credit Party (such obligations being herein collectively called the “Non-US Guaranteed Obligations”). The Non-US Obligation Guarantors hereby jointly and severally agree that if any UK Borrower or any Canadian Borrower or any other Non-US Obligation Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Non-US Guaranteed Obligations, the Non-US Obligation Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Non-US Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(c) Notwithstanding the foregoing, (i) the US Guaranteed Obligations, as it applies to any Credit Party in its capacity as a US Guarantor hereunder, shall exclude any direct US Obligation of such Credit Party in its capacity as a US Borrower or a counterparty obligor with respect to any Banking Products Agreement or Qualified Derivative Agreement and (ii) the Non-US Guaranteed Obligations, as it applies to any Credit Party in its capacity as a Non-US Obligation Guarantor hereunder, shall exclude any direct UK Obligation or direct Canadian Obligation of such Credit Party in its capacity as a UK Borrower, a Canadian Borrower or a counterparty obligor with respect to any Banking Products Agreement or Qualified Derivative Agreement.

15.02 Obligations Unconditional. (a) The obligations of the US Guarantors under Section 15.01(a) shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the US Guaranteed Obligations under this Agreement, the corresponding Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the US Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or US Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the US Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the US Guarantors, the time for any performance of or compliance with any of the US Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the US Guaranteed Obligations shall be accelerated, or any of the US Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the US Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any US Issuing Lender or any Lender or Collateral Agent as security for any of the US Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other US Guarantor pursuant to Section 15.09(a).

The US Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Creditor exhaust any right, power or remedy or proceed against any US Borrower, UK Borrower or Canadian Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the US Guaranteed Obligations. The US Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the US Guaranteed Obligations and notice of or proof of reliance by any Secured Creditor upon this US Guarantee or acceptance of this Guarantee, and the US Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between US Borrowers and the Secured Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment (and not of collection) without regard to any right of offset with respect to the US Guaranteed Obligations at any time or from time to time held by Secured Creditors, and the obligations and liabilities of the US Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Creditors or any other person at any time of any right or remedy against the US Borrowers or against any other person which may be or become liable in respect of all or any part of the US Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the US Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no US Guaranteed Obligations outstanding.

(b) The obligations of the Non-US Obligation Guarantors under Section 15.01(b) shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by Applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Non-US Guaranteed Obligations under this Agreement, the corresponding Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Non-US Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Non-US Obligation Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Non-US Obligation Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Non-US Obligation Guarantors, the time for any performance of or compliance with any of the Non-US Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Non-US Guaranteed Obligations shall be accelerated, or any of the Non-US Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Non-US Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any UK Issuing Lender, Canadian Issuing Lender or any Lender or Collateral Agent as security for any of the Non-US Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Non-US Obligation Guarantor pursuant to Section 15.09(b).

(c) The Non-US Obligation Guarantors hereby expressly waive any requirement that any Secured Creditor exhaust any right, power or remedy or proceed against the UK Borrowers and the Canadian Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Non-US Guaranteed Obligations. The Non-US Obligation Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Non-US Guaranteed Obligations and notice of or proof of reliance by any Secured Creditor upon this Guarantee or acceptance of this Guarantee, and the Non-US Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between any UK Borrower, any Canadian Borrower and the Secured Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment (and not of collection) without regard to any right of offset with respect to the Non-US Guaranteed Obligations at any time or from time to time held by Secured Creditors, and the obligations and liabilities of the Non-US Obligation Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Creditors or any other person at any time of any right or remedy against any UK Borrower or Canadian Borrower or against any other person which may be or become liable in respect of all or any part of the Non-US Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Non-US Obligation Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Non-US Guaranteed Obligations outstanding.

15.03 Reinstatement. (a) The obligations of the US Guarantors under this Section 15 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any US Borrower, any UK Borrower, any Canadian Borrower or any US Guarantor in respect of the US Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the US Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

(b) The obligations of the Non-US Obligation Guarantors under this Section 15 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any of the UK Borrowers, the Canadian Borrowers or any Non-US Obligation Guarantor in respect of the Non-US Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Non-US Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

15.04 Subrogation; Subordination. (a) Each US Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all US Guaranteed Obligations and the expiration and termination of the Revolving Loan Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 15.01(a), whether by subrogation or otherwise, against US Borrower, UK Borrower, Canadian Borrower or any other US Guarantor of any of the US Guaranteed Obligations or any security for any of the US Guaranteed Obligations. Any Indebtedness of any US Credit Party permitted pursuant to Section 10.05(e) shall be subordinated to such US Credit Party’s US Obligations, UK Obligations and Canadian Obligations in the manner set forth in the intercompany note evidencing such Indebtedness (in a form reasonably acceptable to the Administrative Agent).

(b) Each Non-US Obligation Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Non-US Guaranteed Obligations and the expiration and termination of the Revolving Loan Commitments of the Lenders to make UK Revolving Loans and Canadian Revolving Loans under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section

15.01(b), whether by subrogation or otherwise, against any of the UK Borrowers, Canadian Borrowers or any other Non-US Obligation Guarantor of any of the Non-US Guaranteed Obligations or any security for any of the Non-US Guaranteed Obligations. Any Indebtedness of any Credit Party permitted pursuant to Section 10.05(e) shall be subordinated to such Credit Party’s UK Obligations and Canadian Obligations in the manner set forth in the intercompany note evidencing such Indebtedness (in a form reasonably acceptable to the Administrative Agent).

15.05 Remedies. (a) The US Guarantors jointly and severally agree that, as between the US Guarantors and the Lenders, the obligations of the US Borrowers, UK Borrowers and Canadian Borrowers under this Agreement and the corresponding Notes, if any, may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 15.01(a), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any US Borrower, UK Borrower or Canadian Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by US Borrower, UK Borrower or Canadian Borrower) shall forthwith become due and payable by the US Guarantors for purposes of Section 15.01(a).

(b) The Non-US Obligation Guarantors jointly and severally agree that, as between the Non-US Obligation Guarantors and the Lenders, the obligations of the UK Borrowers and the Canadian Borrowers under this Agreement and the corresponding Notes, if any, may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 15.01(b), notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any UK Borrower or Canadian Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by a UK Borrower) shall forthwith become due and payable by the Non-US Obligation Guarantors for purposes of Section 15.01(b).

15.06 Instrument for Payment of Money. (a) Each US Guarantor hereby acknowledges that the guarantee in this Section 15 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such US Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

(b) Each Non-US Obligation Guarantor hereby acknowledges that the guarantee in this Section 15 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such Non-US Obligation Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

15.07 Continuing Guarantee. (a) The guarantee in this Section 15.01(a) is a continuing guarantee of payment (and not of collection), and shall apply to all US Guaranteed Obligations whenever arising.

(b) The guarantee in this Section 15.01(b) is a continuing guarantee of payment (and not of collection), and shall apply to all Non-US Guaranteed Obligations whenever arising.

15.08 General Limitation on Guarantee Obligations. (a) In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any US Guarantor under Section 15.01(a) would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 15.01(a), then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such US Guarantor, any US Credit Party, UK Credit Party or Canadian Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 15.10(a)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(b) In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Non-US Obligation Guarantor under Section 15.01(b) would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 15.01(b), then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Non-US Obligation Guarantor, any US Credit Party, any UK Credit Party, Canadian Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 15.10(b)) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(c) Notwithstanding any provision to the contrary contained in this agreement or in any Credit Document, the guarantee provided under Section 15.01(b) by any Canadian Loan Party shall be an unlimited, unconditional full recourse guarantee of only the Non-US Guaranteed Obligations.

15.09 Release of Guarantors. (a) If, in compliance with the terms and provisions of the Credit Documents, all or substantially all of the Equity Interests or property of any US Guarantor are sold or otherwise transferred (a “US Transferred Guarantor”) to a person or persons, none of which is a US Borrower or a Domestic Subsidiary of US Company, or liquidated in a transaction permitted under the Credit Documents, such US Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document or Pledge Agreement and, in the case of a sale of all or substantially all of the Equity Interests of the US Transferred Guarantor to a person or persons, none of which is a US Borrower or a Domestic Subsidiary of US Company, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements or Pledge Agreements shall be automatically released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 15.09 in accordance with the relevant provisions of the Security Documents or Pledge Agreements, so long as US Company shall have provided the Administrative Agent such certifications or documents as Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement; provided that, if the Equity Interests or property of any US Guarantor are sold or otherwise transferred to a person or persons who are a Foreign Subsidiary of US Company, US Company shall take such actions as reasonably necessary or required in order to make such US Guarantor a Non-US Obligation Guarantor.

(b) If, in compliance with the terms and provisions of the Credit Documents, all or substantially all of the Equity Interests or property of any Non-US Obligation Guarantor are sold or otherwise transferred (a “Non-US Obligation Transferred Guarantor”) to a person or persons, none of which is a US Borrower, US Guarantor, UK Borrower, Canadian Borrower, UK Credit Party or Canadian Credit Party, such Non-US Obligation Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document or Pledge Agreement and, in the case of a sale of all or substantially all of the Equity Interests of the Non-US Obligation Transferred Guarantor to a person or persons, none of which is a US Borrower, US Guarantor, UK Borrower, Canadian Borrower, UK Credit Party or Canadian Credit Party, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements or Pledge Agreements shall be automatically released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 15.09 in accordance with the relevant provisions of the Security Documents or Pledge Agreements, so long as the applicable Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.

15.10 Right of Contribution. (a) Each US Guarantor hereby agrees that to the extent that a US Guarantor shall have paid more than its proportionate share of any payment made hereunder, such US Guarantor shall be entitled to seek and receive contribution from and against any other US Guarantor hereunder which has not paid its proportionate share of such payment; provided that, for the avoidance of doubt, no US Guarantor shall be required to make any contribution hereunder on account of any Excluded Swap Obligations of such US Guarantor. Each US Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.04(a). The provisions of this Section 15.10(a) shall in no respect limit the obligations and liabilities of any US Guarantor to the Secured Creditors, and each US Guarantor shall remain liable to the Secured Creditors for the full amount guaranteed by such US Guarantor hereunder.

(b) Each Non-US Obligation Guarantor hereby agrees that to the extent that a Non-US Obligation Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Non-US Obligation Guarantor shall be entitled to seek and receive contribution from and against any other Non-US Obligation Guarantor hereunder which has not paid its proportionate share of such payment; provided that, for the avoidance of doubt, no Non-US Obligation Guarantor shall be required to make any contribution hereunder on account of any Excluded Swap Obligations of such Non-US Obligation Guarantor. Each Non-US Obligation Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.04(b). The provisions of this Section 15.10(b) shall in no respect limit the obligations and liabilities of any Non-US Obligation Guarantor to the Secured Creditors, and each Non-US Obligation Guarantor shall remain liable to the Secured Creditors for the full amount guaranteed by such Non-US Obligation Guarantor hereunder.

15.11 Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest hereunder and under the Credit Documents, in each case, by any Specified Credit Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guarantee and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 15.11, or otherwise under this Agreement or any other Credit Document or under any agreement in respect of such Swap Obligation, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 15.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 15.11 to constitute, and this Section 15.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address: Attention: General Counsel Phone: (480) 477-0241 Fax:	US BORROWERS, US GUARANTORS AND NON-US OBLIGATION GUARANTORS: MOBILE MINI, INC. MOBILE STORAGE GROUP, INC. MSG INVESTMENTS, INC. MOBILE MINI I, INC. MOBILE MINI, LLC MOBILE MINI, LLC
By:
Name: Christopher Miner Title: Senior Vice President & General Counsel

[Second Amended and Restated ABL Credit Agreement]

UK BORROWERS AND NON-US OBLIGATION GUARANTORS:
Executed by RAVENSTOCK MSG ) LIMITED by a director:		Signature

		Name (block capitals)	CHRISTOPHER MINER
Director
Address:	Ravenstock House 28 Falcon Court Preston Farm Business Park Stockton-on-Tees TS18 3TX
Attention: Phone: Fax:

Executed by MOBILE MINI UK LIMITED ) by a director:		Signature
		Name (block capitals)	CHRISTOPHER MINER
Director
Address:	Ravenstock House 28 Falcon Court Preston Farm Business Park Stockton-on-Tees TS18 3TX
Attention: Phone: Fax:

Address:	CANADIAN BORROWERS AND NON-US OBLIGATION GUARANTORS:

MOBILE MINI CANADA ULC

Attention: Chief Financial Officer	By:
Phone: (480) 477-0241 Fax:	Name: Christopher Miner Title: Senior Vice President

[Second Amended and Restated ABL Credit Agreement]

Address:	US GUARANTORS AND NON-US OBLIGATION GUARANTORS:

Attention: General Counsel Phone: (480) 477-0241 Fax:

A BETTER MOBILE STORAGE COMPANY

MOBILE MINI DEALER, INC.

A ROYAL WOLF PORTABLE STORAGE, INC.

TEMPORARY MOBILE STORAGE, INC.

MSG MMI (TEXAS) L.P.

MOBILE MINI FINANCE, LLC

MOBILE MINI TANK AND PUMP SOLUTIONS, INC.

GULF TANKS HOLDINGS, INC.

WATER MOVERS CONTRACTING, LLC

SBOX STORAGE, LLC

By:
Name: Christopher Miner Title: Senior Vice President & General Counsel

[Second Amended and Restated ABL Credit Agreement]

NON-US OBLIGATION GUARANTORS:
Executed by MOBILE MINI UK ) HOLDINGS LIMITED by a director:		Signature

		Name (block capitals)	CHRISTOPHER MINER
Director
Address:	Ravenstock House 28 Falcon Court Preston Farm Business Park Stockton-on-Tees TS18 3TX
Attention: Phone: Fax:

Executed by MOBILE STORAGE (U.K.) ) LIMITED by a director:		Signature

		Name (block capitals)	CHRISTOPHER MINER
Director
Address:	Ravenstock House 28 Falcon Court Preston Farm Business Park Stockton-on-Tees TS18 3TX
Attention: Phone: Fax:

Executed by RAVENSTOCK TAM (HIRE) ) LIMITED by a director:		Signature

		Name (block capitals)	CHRISTOPHER MINER
Director
Address:	Ravenstock House 28 Falcon Court Preston Farm Business Park Stockton-on-Tees TS18 3TX
Attention: Phone: Fax:

[Second Amended and Restated ABL Credit Agreement]

Executed by MOBILE STORAGE UK FINANCE LIMITED PARTNERSHIP by a director:		)	Signature

			Name (block capitals)	CHRISTOPHER MINER
Director
Address:	Ravenstock House 28 Falcon Court Preston Farm Business Park Stockton-on-Tees TS18 3TX
Attention: Phone: Fax:

[Second Amended and Restated ABL Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH Individually and as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Second Amended and Restated ABL Credit Agreement]

SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED ABL CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG MOBILE MINI, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY HERETO, THE LENDERS PARTY HERETO FROM TIME TO TIME AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

________________________________________,
(type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

CANADIAN CORRESPONDING LENDER (IF APPLICABLE):
________________________________________,
(type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Second Amended and Restated ABL Credit Agreement]